Exhibit 10.2

EXECUTION COPY

$83,500,000 Term Loan Facility

(subject to increase to $250,000,000)

TERM LOAN AGREEMENT

Dated as of September 3, 2008

by and among

PREIT ASSOCIATES, L.P.

and

PREIT-RUBIN, INC.

as Borrower,

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST,

as Parent,

THE FINANCIAL INSTITUTIONS PARTY HERETO

AND THEIR ASSIGNEES UNDER SECTION 11.5.(c),

as Lenders,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Agent, Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS*

*	This Table of Contents is not part of the Credit Agreement and is provided as a convenience only.

- i -

- ii -

SCHEDULE 1	Commitments
SCHEDULE 1.1.	List of Loan Parties
SCHEDULE 6.1.(b)	Ownership Structure
SCHEDULE 6.1.(f)	Title to Properties
SCHEDULE 6.1.(g)	Indebtedness
SCHEDULE 6.1.(h)	Material Contracts
SCHEDULE 6.1.(i)	Litigation
SCHEDULE 6.1.(x)	Non-Guarantor Subsidiaries

- iii -

EXHIBIT A	Form of Assignment and Acceptance Agreement
EXHIBIT B	Form of Guaranty
EXHIBIT C	Form of Notice of Borrowing
EXHIBIT D	Form of Notice of Continuation
EXHIBIT E	Form of Notice of Conversion
EXHIBIT F	Form of Note
EXHIBIT G	Form of Opinion of Counsel
EXHIBIT H	Form of Compliance Certificate
EXHIBIT I	Form of Transfer Authorizer Designation

- iv -

THIS TERM LOAN AGREEMENT dated as of September 3, 2008, by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”; together with PREIT, each a Borrower and collectively, the “Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (the “Parent”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 11.5.(c), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lead Arranger (the “Lead Arranger”), as Sole Bookrunner (the “Sole Bookrunner”), and as Agent.

WHEREAS, the Lenders are willing to make available to the Borrower term loans in an aggregate principal amount of $83,500,000 (which amount may be increased to $250,000,000) on and subject to the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

In addition to terms defined elsewhere herein, the capitalized terms used herein shall have their respective defined meanings as set forth in Annex I.

Section 1.2. General; References to Times.

Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect as of the Agreement Date; provided, however, notwithstanding anything contained herein to the contrary, for purposes of the financial covenants set forth in Section 8.1. of this Agreement, the phrase “Parent and its Subsidiaries determined on a consolidated basis” (and similar phrases having the same meaning) shall not be deemed to include the consolidation of any FIN 46 Entity but shall include a percentage of the assets, liabilities, income or loss attributable to each FIN 46 Entity equal to the Parent’s direct or indirect ownership interest in such entity without regard to FIN 46. Notwithstanding the foregoing, if at any time any change in GAAP, including without limitation, the implementation of FAS 141, would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include, unless otherwise indicated, all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean, unless otherwise indicated, such document, instrument or agreement, or replacement thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Parent or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Borrower. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to San Francisco, California time.

ARTICLE II. CREDIT FACILITIES

Section 2.1. Term Loans.

(a) Making of Term Loans. Subject to the terms and conditions set forth in this Agreement, each Lender severally and not jointly agrees to make a Loan to the Borrower on the Effective Date, in a principal amount equal to such Lender’s Commitment. Each Base Rate Loan shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof. Each LIBOR Loan shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount. Once repaid, the principal amount of a Loan may not be reborrowed.

(b) Requests for Loans. Not later than 9:00 a.m. San Francisco time at least three (3) Business Days prior to the Effective Date, the Borrower shall deliver to the Agent the Notice of Borrowing. The Notice of Borrowing shall be irrevocable once given and binding on the Borrower. Prior to delivering the Notice of Borrowing, the Borrower may (without specifying whether a Loan will be a Base Rate Loan or a LIBOR Loan) request that the Agent provide the Borrower with the most recent LIBOR available to the Agent. The Agent shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

(c) Funding of Loans. Each Lender shall deposit an amount equal to the Loan to be made by such Lender to the Borrower with the Agent at the Principal Office, in immediately available funds not later than 9:00 a.m. San Francisco time on the Effective Date. Subject to fulfillment of all applicable conditions set forth herein, the Agent shall make available to the Borrower at the Principal Office, not later than 12:00 noon San Francisco time on the Effective Date, the proceeds of such amounts received by the Agent. No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 2.2. Rates and Payment of Interest on Loans.

(a) Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of the Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

(i) with respect to any portion of such Loan that is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Applicable Margin; and

(ii) with respect to any portion of such Loan that is a LIBOR Loan, at LIBOR for such Loan for the Interest Period therefor (from the first day to, but excluding, the last day of such Interest Period), plus the Applicable Margin.

Notwithstanding the foregoing, during the continuance of an Event of Default, the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of the Loan made by such Lender and on any other amount payable by the Borrower hereunder or under the Note held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of each Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full month occurring after the Effective Date and (ii) on any date on which the principal balance of such Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Post-Default Rate shall be payable from time to time on demand. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.

Section 2.3. Number of Interest Periods.

There may be no more than 3 different Interest Periods outstanding at the same time with respect to the Loans.

Section 2.4. Repayment of Loans.

The Borrower shall repay the entire outstanding principal amount of, and all accrued and unpaid interest on, the Loans on the Termination Date.

Section 2.5. Late Charges.

If any payment required under this Agreement is not paid within 10 days after it becomes due and payable, the Requisite Lenders may, by notice to the Borrower, require that the Borrower pay a late charge for late payment to compensate the Lenders for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount not to exceed four percent (4.0%)

of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 9.2., this Section shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Lenders’ right to accelerate payment of any of the Obligations as permitted under the terms of this Agreement.

Section 2.6. Prepayments.

Subject to Section 4.4. and payment of any Fees payable under Section 3.5(c), the Borrower may prepay the Loans, in whole or part, at any time during the period from and including the date one year following the Agreement Date to but excluding the Termination Date. The Borrower shall give the Agent at least three (3) Business Days prior written notice of the prepayment of the Loans. Each voluntary prepayment of the Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof or, if the Loans are being prepaid in full at such time, the prepayment may be in such other amount as is then outstanding.

Section 2.7. Continuation.

So long as no Event of Default exists, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan or any portion thereof. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 9:00 a.m. (San Francisco time) on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Continue as a LIBOR Loan having an Interest Period of one month notwithstanding the Borrower not complying with this Section.

Section 2.8. Conversion.

So long as no Event of Default exists, the Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon

Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 9:00 a.m. (San Francisco time) one Business Day prior to the date of any proposed Conversion into Base Rate Loans and three Business Days prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.

Section 2.9. Notes.

The Loan made by each Lender shall, in addition to this Agreement, also be evidenced by a Note, payable to the order of such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed (or if such Lender was not a Lender on the Effective Date, in a principal amount equal to the initial principal amount of the Loan of such Lender).

Section 2.10. Extension of Termination Date.

The Borrower shall have the right, exercisable one time, to extend the Termination Date by one year. The Borrower may exercise such right only by executing and delivering to the Agent at least 90 days but not more than 180 days prior to the current Termination Date, a written request for such extension (an “Extension Request”). The Agent shall forward to each Lender a copy of the Extension Request received by the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Termination Date shall be extended for one year: (a) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such extension with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate solely to an earlier date) and (b) the Borrower shall have paid the Fees payable under Section 3.5.(b).

Section 2.11. Joint and Several Liability.

(a) The obligations of each Borrower hereunder and under the other Loan Documents to which either Borrower is a party shall be joint and several, and accordingly, each Borrower confirms that it is liable for the full amount of the Obligations, regardless of whether incurred by such Borrower or the other Borrower.

(b) Each Borrower represents and warrants to the Agent and the Lenders that each Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts.

(c) Neither the Agent nor any Lender shall be obligated or required before enforcing any Loan Document against a Borrower: (a) to pursue any right or remedy any of them may have against the other Borrower, any Guarantor or any other Person or commence any suit or other proceeding against the other Borrower, any Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the other Borrower, any Guarantor or any other Person; or (c) to make demand of the other Borrower, any Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Agent or any Lender which may secure any of the Obligations.

(d) It is the intent of each Borrower, the Agent and the Lenders that in any proceeding of the types described in Sections 9.1(e) or 9.1(f), a Borrower’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Borrower hereunder to be avoidable or unenforceable against such Borrower in such proceeding as a result of Applicable Law, including without limitation, (i) Section 548 of the Bankruptcy Code of 1978 and (ii) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of 1978 or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Borrower hereunder shall be determined in any such proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of either Borrower hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Borrower shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Borrower hereunder, to be subject to avoidance under the Avoidance Provisions. This subsection is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of either Borrower hereunder to be subject to avoidance under the Avoidance Provisions, and no Borrower or any other Person shall have any right or claim under this Section that would not otherwise be available to such Person under the Avoidance Provisions.

(e) Each Borrower assumes all responsibility for being and keeping itself informed of the financial condition of the other Borrower, and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that neither the Agent nor any Lender shall have any duty whatsoever to advise either Borrower of information regarding such circumstances or risks.

Section 2.12. Actions of the Borrower.

Each Borrower hereby appoints the other Borrower to act as its agent for all purposes under the Loan Documents (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans). Each Borrower acknowledges and agrees that (a) one Borrower may execute such documents as such Borrower deems appropriate in its sole discretion, and with respect to any such document executed by only one Borrower, each Borrower shall be bound by and obligated by all of the terms of any such document, (b) any notice or other communication delivered by the Agent or any Lender hereunder to either Borrower shall be deemed to have been delivered to each Borrower and (c) the Agent and the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by both Borrowers or either Borrower individually. Each Borrower agrees that any action taken by one Borrower without the consent of, or notice to, the other Borrower shall not release or discharge either Borrower from its obligations hereunder.

Section 2.13. Funds Transfer Disbursements.

(a) Generally. The Borrower hereby authorizes the Agent to disburse the proceeds of the Loans made by the Lenders pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Transfer Authorizer Designation Form. The Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by the Borrower; or, (ii) made in the Borrower’s name and accepted by the Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by the Borrower. The Borrower further agrees and acknowledges that the Agent may rely solely on any bank routing number or identifying bank account number or name provided by the Borrower to effect a wire or funds transfer even if the information provided by the Borrower identifies a different bank or account holder than named by the Borrower. The Agent is not obligated or required in any way to take any actions to detect errors in information provided by the Borrower. If the Agent takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, the Borrower agrees that no matter how many times the Agent takes these actions the Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between the Agent and the Borrower. The Borrower agrees to notify the Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after the Agent’s confirmation to the Borrower of such transfer.

(b) Funds Transfer. The Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. The Agent may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to the Agent or any Lender or prohibited by any Governmental Authority; (iii) cause the Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause the Agent or any Lender to violate any Applicable Law or regulation.

(c) Limitation of Liability. Neither the Agent nor any Lender shall be liable to the Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which the Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of the Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond the Agent’s or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (x) any claim for these damages is based on tort or contract or (y) the Agent, any Lender or the Borrower knew or should have known the likelihood of these damages in any situation. Neither the Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

Section 2.14. Additional Term Loans.

The Borrower shall have the right up to three times prior to March 20, 2010 to request increases in the aggregate amount of the Loans by providing written notice to the Agent, which notice shall be irrevocable once given. Any such increase in the Loans must be in an aggregate minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (or such lesser aggregate minimum amount as the Agent and the Borrower may agree); provided, that after giving effect to any such increase pursuant to this Section, the aggregate outstanding principal amount of the Loans may not exceed $250,000,000. Any such increase shall be effected either by an existing Lender increasing the principal amount of its Loan or by a Person becoming a Lender hereunder and making a Loan to the Borrower. No existing Lender shall be required to increase the amount of its Loan hereunder and any Person becoming a Lender under this Agreement in connection with any such requested increase must be an Eligible Assignee unless the Agent and the Borrower otherwise agree. No increase in the aggregate outstanding principal amount of the Loans may be effected under this Section (x) if a Default or Event of Default shall be in existence on the effective date of such increase, (y) if any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which any such Loan Party is a party is not (or would not be) true or correct on the effective date of such increase (except to the extent that such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder) or (z) unless prior to, or at the time of, such increase the principal amount of the Loan held by Wells Fargo is $50,000,000 or less. In connection with any increase in the aggregate amount of the Loans pursuant to this subsection, (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing the amount of its Loan, receives a new or replacement Note, as appropriate, in the amount of such Lender’s Loan within 2 Business Days of the effectiveness of the applicable increase.

ARTICLE III. PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

Section 3.1. Payments.

Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Agent at the Principal Office, not later than 11:00 a.m. San Francisco time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 9.4., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time, for the account of such Lender at the applicable Lending Office of such Lender. In the event the Agent fails to pay such amounts to such Lender within one Business Day of receipt of such amounts, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall continue to accrue at the rate, if any, applicable to such payment for the period of such extension.

Section 3.2. Pro Rata Treatment.

Except to the extent otherwise provided in this Agreement: (a) the making of the Loans by the Lenders under Section 2.1. shall be made by the Lenders pro rata according to the amounts of their respective Commitments and the payment of the Fees under Section 3.5.(a), (b) and (c) shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (b) each payment or prepayment of principal of the Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (c) each payment of interest on the Loans by the Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the Conversion and Continuation of the Loans of a particular Type (other than Conversions provided for by Section 4.5.) shall be made pro rata among the Lenders according to the principal amounts of their respective Loans and the then current Interest Period for each Lender’s portion of each Loan of such Type shall be coterminous.

Section 3.3. Sharing of Payments, Etc.

If a Lender shall obtain payment of any principal of, or interest on, the Loan made by it under this Agreement or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders in accordance with Section 3.2. or Section 9.4., such Lender shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may actually be incurred by such Lender in obtaining or preserving such benefit) in accordance with the requirements of Section 3.2. or Section 9.4., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 3.4. Several Obligations.

No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

Section 3.5. Fees.

(a) Loan Fees. On the Effective Date, the Borrower agrees to pay to the Agent all loan fees as have been agreed to in writing by the Borrower and the Agent and as have been agreed to in writing by the Borrower and any Lender.

(b) Extension Fee. If, pursuant to Section 2.10., the Borrower exercises its right to extend the Termination Date, the Borrower agrees to pay to the Agent for the account of each Lender an extension fee equal to 0.25% of the outstanding principal balance of such Lender’s Loan at such time. Such fee shall be paid to the Agent for the account of the Lenders prior to, and as a condition to, any such extension.

(c) Prepayment Fee. If, pursuant to Section 2.6., the Borrower prepays the Loans, in whole or part at any time prior to March 20, 2010, the Borrower agrees to pay to the Agent for the account of each Lender a prepayment fee equal to one-fourth of one percent (0.25%) of the amount of such prepayment. The Borrowers and the Lenders agree that such prepayment fee is a reasonable calculation of the Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early prepayment of the Loans.

(d) Agent’s Fees. The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing from time to time.

Section 3.6. Computations.

Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.7. Usury.

In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower not pay and that the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest described in Sections 2.2.(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, loan fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement. Unless otherwise expressly provided herein, all fees and all charges, other than charges for the use of money, shall be fully earned and nonrefundable when due.

Section 3.8. Statements of Account.

The Agent will account to the Borrower monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.

Section 3.9. Defaulting Lenders.

(a) Defaulting Lender. If for any reason any Lender (a “Defaulting Lender”) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of 2 Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right (i) to vote in respect of, to consent to or to direct any action or inaction of the Agent or in respect of any other matter requiring the vote or consent of all Lenders or Requisite Lenders or (ii) to be taken into account in the calculation of Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If for any reason a Lender fails to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loan shall not be paid to such Defaulting Lender and shall be held by the Agent and paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default.

(b) Assignment of Defaulting Lender’s Loan. The Borrower may demand that a Defaulting Lender, and upon such demand the Defaulting Lender shall promptly, assign its Loan to an Eligible Assignee for a purchase price equal to the principal balance of the Loan then owing to such Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Defaulting Lender. Upon any such assignment, the Defaulting Lender’s interest in its Loan and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of assignment, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the Assignee thereof, including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 11.5.(c), shall pay to the Agent an assignment fee in the amount of $9,000. It shall be the sole responsibility of the Borrower to find an Eligible Assignee willing to acquire the Defaulting Lender’s Loan under this Section and at no time shall the Agent or any Lender be obligated in any way whatsoever to assist in finding an Eligible Assignee or to purchase a Defaulting Lender’s Loan. The exercise by the Borrower of its rights under this clause shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent or any of the other Lenders (excluding the Defaulting Lender). Nothing contained in this Section is intended to limit in any way whatsoever the rights and remedies that the Borrower may have with respect to the Defaulting Lender hereunder or otherwise.

Section 3.10. Taxes.

(a) Taxes Generally. All payments by the Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits and (iv) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

(i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

(ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and

(iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.

(b) Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code. Each such Lender or Participant shall (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to last sentence of subsection (a) above to any Lender or Participant that is organized under the laws of a jurisdiction outside of the United States of America or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Lender, Participant or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Lender or Participant fails to deliver the above forms or other documentation, then the Agent may withhold from such payment to such Lender such amounts as are required by the Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive repayment of all Obligations and the resignation or replacement of the Agent.

ARTICLE IV. YIELD PROTECTION, ETC.

Section 4.1. Additional Costs; Capital Adequacy.

(a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of a Lender from time to time such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it reasonably determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (excluding Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(b) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to Continue, or to Convert Base Rate Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5. shall apply).

(c) Notification and Determination of Additional Costs. Each of the Agent and each Lender, as the case may be, agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder. The Agent and each Lender, as the case may be, agrees to furnish to the Borrower (and in the case of a Lender to the Agent as well) a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Agent or such Lender, as the case may be, of the effect of any Regulatory Change shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.2. Suspension of LIBOR Loans.

Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBOR for any Interest Period:

(a) the Agent reasonably determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

(b) the Agent reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not likely to adequately cover the cost to any Lender of maintaining LIBOR Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either prepay such Loan or Convert such Loan into a Base Rate Loan.

Section 4.3. Illegality.

Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Agent) and such Lender’s obligation to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended until such time as such Lender may again maintain LIBOR Loans (in which case the provisions of Section 4.5. shall be applicable).

Section 4.4. Compensation.

The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient to compensate such Lender for any loss, cost or expense that such Lender reasonably determines is attributable to:

(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

(b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V. to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a LIBOR Loan, an amount equal to the then present value of (i) the amount of interest that would have accrued on such LIBOR Loan for the remainder of the Interest Period at the rate applicable to such LIBOR Loan, less (ii) the amount of interest that would accrue on the same LIBOR Loan for the same period if LIBOR were set on the date on which such LIBOR Loan was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Loan, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date plus the Applicable Margin. Upon the Borrower’s request (made through the Agent), any Lender seeking compensation under this Section shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof. Any such statement shall be conclusive absent manifest error.

Section 4.5. Treatment of Affected Loans.

If the obligation of any Lender to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1.(b), Section 4.2., or Section 4.3. then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1.(b), Section 4.2., or Section 4.3. on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1., Section 4.2., or Section 4.3. that gave rise to such Conversion no longer exist:

(a) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and

(b) all Loans that would otherwise be Continued by such Lender as LIBOR Loans shall be Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or Section 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with the respective unpaid principal amount of the Loans held by each of the Lenders.

Section 4.6. Affected Lenders.

If (a) a Lender requests compensation pursuant to Section 3.10. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to Continue, or to Convert Base Rate Loans into LIBOR Loans shall be suspended pursuant to Section 4.1., 4.2. or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly assign its Loan to an Eligible Assignee subject to and in accordance with the provisions of Section 11.5.(c) for a purchase price equal to the principal balance of the Loan then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender. Each of the Agent, the Borrower and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.10. or 4.1.

Section 4.7. Assumptions Concerning Funding of LIBOR Loans.

Calculation of all amounts payable to a Lender under this Article IV. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.

Section 4.8. Change of Lending Office.

Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any portion of its Loan affected by the matters or circumstances described in Sections 3.10., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

ARTICLE V. CONDITIONS PRECEDENT

Section 5.1. Initial Conditions Precedent.

The obligation of the Lenders to make the Loans, is subject to the following conditions precedent:

(a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:

(i) counterparts of this Agreement executed by each of the parties hereto;

(ii) Notes executed by the Borrower, payable to each Lender and complying with the terms of Section 2.9.;

(iii) the Guaranty executed by each of the Guarantors initially to be a party thereto;

(iv) an opinion of counsel to the Parent, the Borrower, and the Guarantors, addressed to the Agent and the Lenders and covering the matters set forth on Exhibit G;

(v) a certificate of incumbency signed by the Secretary or Assistant Secretary of the Parent with respect to each of the officers of the Parent authorized to execute and deliver on behalf of the Parent and the Borrower the Loan Documents to which the Parent or the Borrower is a party and to execute and deliver (or make by telephone in the case of Notices of Conversion or Continuation) on behalf of the Borrower the Notice of Borrowing, Notices of Conversion and Notices of Continuation;

(vi) a certified copy (certified by the Secretary or Assistant Secretary of the Parent) of all necessary action taken by the Parent to authorize the execution, delivery and performance of the Loan Documents to which either the Parent or the Borrower is a party;

(vii) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of the Parent, the Borrower and each Guarantor, certified as of a recent date by the Secretary of State of the State of formation in the case of the Parent, PREIT and PREIT-RUBIN and certified as of the Effective Date by the Secretary or Assistant Secretary (or other individual performing similar functions) in the case of the Parent, PREIT, PREIT-RUBIN and each Guarantor;

(viii) a Certificate of Good Standing or certificate of similar meaning with respect to the Parent, the Borrower and each Guarantor (and in the case of a limited partnership, the general partner of such Guarantor) issued as of a recent date by the Secretary of State of the State of formation of each such Person and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Person is required to be so qualified;

(ix) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor with respect to each of the officers of such Person authorized to execute and deliver the Loan Documents to which such Person is a party;

(x) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the Parent, the Borrower and each Guarantor of the by-laws of such Person, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity;

(xi) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Guarantor of all corporate, partnership, member or other necessary action taken by each Guarantor to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

(xii) the Notice of Borrowing from the Borrower;

(xiii) the Transfer Authorizer Designation effective as of the Agreement Date;

(xiv) evidence satisfactory to the Agent that the Fees, if any, then due and payable under Section 3.5., together with all other fees, expenses and reimbursement amounts due and payable to the Agent and any of the Lenders for which payment has been demanded, have been paid; and

(xv) such other documents and instruments as the Agent, or any Lender through the Agent, may reasonably request.

(b) In the good faith judgment of the Agent:

(i) There shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Parent, the Borrower and the other Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to have a Material Adverse Effect;

(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (A) have a Material Adverse Effect or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and

(iii) The Parent, the Borrower and the other Loan Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under or violation of (A) any Applicable Law or (B) any agreement, document or instrument to which any Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which, or the failure to make, give or receive which, would not reasonably be likely to (1) have a Material Adverse Effect, or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower, the Parent or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party.

Section 5.2. Conditions Precedent to All Credit Events.

The obligation of the Lenders to make the Loans, is subject to the further condition precedent that: (a) no Default, or Event of Default shall have occurred and be continuing as of the date of the making of the Loans or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of the Loans with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder and (c) in the case of the borrowing of the Loans, the Agent shall have received the Notice of Borrowing. Each

Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time the Loans are made that all conditions to the making of the Loans contained in Article V. have been satisfied or waived as permitted hereunder.

Section 5.3. Conditions as Covenants.

If the Lenders make the Loans, prior to the satisfaction of all conditions precedent set forth in Sections 5.1. and 5.2., the Borrower shall nevertheless cause such condition or conditions to be satisfied within 5 Business Days after the date of the making of the Loans unless waived as permitted hereunder. Unless set forth in writing to the contrary, the making of its Loan by a Lender shall constitute a confirmation by such Lender to the Agent and the other Lenders that insofar as such Lender is concerned the Borrower has satisfied the conditions precedent for the Loans set forth in Sections 5.1. and 5.2.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Section 6.1. Representations and Warranties.

In order to induce the Agent and each Lender to enter into this Agreement and the Lenders to make the Loans, each of the Borrowers and the Parent represents and warrants to the Agent and each Lender as follows:

(a) Organization; Power; Qualification. Each of the Loan Parties is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

(b) Ownership Structure. Part I of Schedule 6.1.(b) is a complete and correct list, as of the Agreement Date of all Subsidiaries of the Parent, setting forth for each such Subsidiary (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interest in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in Part I of Schedule 6.1.(b), (w) each of the Parent and its Subsidiaries owns, free and clear of all Liens, and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (x) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (y) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. Part II of Schedule 6.1.(b) correctly sets forth, as of the Agreement Date, all Unconsolidated Affiliates of the Parent, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Parent.

(c) Authorization of Loan Documents and Borrowings. The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. The Parent, the Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Parent, the Borrower or any other Loan Party is a party have been duly executed and delivered by duly authorized signatories of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein may be limited by equitable principles generally.

(d) Compliance of Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Parent, the Borrower or any other Loan Party is a party in accordance with their respective terms, and the borrowings hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party or any other Subsidiary; (ii) result in a breach of or constitute a default under the declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other organizational documents of any Loan Party or any other Subsidiary, or any indenture, agreement or other instrument to which any Loan Party or any other Subsidiary is a party or by which it or any of its respective properties may be bound, including, without limitation, the Existing Revolving Credit Agreement; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party or any other Subsidiary other than in favor of the Agent for the benefit of the Lenders.

(e) Compliance with Law; Governmental Approvals. Each Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to such Loan Party or such other Subsidiary except for noncompliances which, and Governmental Approvals the failure to possess could not reasonably be expected to have a Material Adverse Effect.

(f) Title to Properties. Schedule 6.1.(f) is, as of the Agreement Date, a complete and correct listing of all Properties of the Parent, the Borrower, the other Loan Parties and all other Subsidiaries, setting forth, for each such Property, (i) to the best of the Loan Parties’ knowledge, the current occupancy status of such Property, (ii) whether such Property is a Project Under Development and, (iii) if such Property is a Project Under Development, the status of completion of such Property. Each of the Parent, the Borrower, the other Loan Parties and all other Subsidiaries has good, marketable and legal title to, or a valid leasehold interest in, its respective assets necessary to the conduct of their businesses.

(g) Existing Indebtedness; Liabilities. Part I of Schedule 6.1.(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness (including all Guarantees of Indebtedness) of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and any Unconsolidated Affiliates, and if such Indebtedness is secured by any Lien, a description of all of the property subject to such Lien. As of the Agreement Date, the Loan Parties and the other Subsidiaries have performed and are in compliance with all of the terms of all Indebtedness of the Loan Parties and other Subsidiaries and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness. Part II of Schedule 6.1.(g) is, as of the Agreement Date, to the best of the Loan Parties’ knowledge, a complete and correct listing of all Total Liabilities of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries (excluding any Indebtedness set forth on Part I of such Schedule but including Contingent Obligations not set forth on Part I of such Schedule).

(h) Material Contracts. Schedule 6.1.(h) is, as of the Agreement Date, a true, correct and complete listing of all Material Contracts. As of the Agreement Date, all such Material Contracts are in full force and effect and each Loan Party and the other Subsidiaries that are parties to any Material Contract has performed and is in compliance with all of the terms of such Material Contract, and no default or event of default, or event or condition which with the giving of notice, the lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Material Contract.

(i) Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits, proceedings or, to the knowledge of the Parent or the Borrower, any investigations by any Governmental Authority pending (nor, to the knowledge of the Parent or the Borrower, are there any actions, suits, proceedings or investigations by any Governmental Authority threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to any Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.

(j) Taxes. All federal, state and other tax returns of the Loan Parties and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon any Loan Party or any other Subsidiary and its respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.7. All charges, accruals and reserves on the books of the Parent and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k) Financial Statements. The Parent has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal year ending December 31, 2007, and the related consolidated statements of income, shareholders’ equity and cash flows for the fiscal year ending on such date, with the opinion thereon of KPMG LLP and (ii) the unaudited consolidated balance sheet of the Parent and its consolidated Subsidiaries for the fiscal quarter ending March 31, 2008, and the related consolidated statements of income, shareholders’ equity and cash flows of the Parent and its consolidated Subsidiaries for the fiscal quarter ending on such date. Such balance sheets and statements (including in each case related schedules and notes) present fairly, in accordance with GAAP consistently applied throughout the periods involved, and in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Parent nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements.

(l) No Material Adverse Change. Since December 31, 2007, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Parent and its consolidated Subsidiaries taken as a whole. Each of the Parent, the Borrower, the other Loan Parties and the other Subsidiaries is Solvent.

(m) ERISA. No member of the ERISA Group maintains or has ever maintained any Benefit Plan. No member of the ERISA Group contributes or is obligated to contribute to or has ever contributed to or been obligated to contribute to any Multiemployer Plan. No member of the ERISA Group has failed to make any contribution or payment in respect of any Benefit Arrangement, or made any amendment to any Benefit Arrangement, which has resulted or, to the Borrower’s or the Parent’s knowledge, could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code.

(n) Absence of Defaults. No Loan Party nor any other Subsidiary is in default under its declaration of trust, certificate or articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any Loan Party or any other Subsidiary under any agreement (excluding any Loan Document) or judgment, decree or order to which any Loan Party or any other Subsidiary is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Environmental Laws. Each of the Loan Parties and the other Subsidiaries is in compliance with all applicable Environmental Laws and has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals, where with respect to each of the foregoing the failure to obtain or to comply with could be reasonably expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, neither the Parent nor the Borrower is aware of, nor has either received notice of, any past or present events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to any Loan Party or any other Subsidiary, may unreasonably interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Parent’s or the Borrower’s knowledge after due inquiry, threatened, against any Loan Party or any other Subsidiary relating in any way to Environmental Laws which could be reasonably expected to have a Material Adverse Effect.

(p) Investment Company; Etc. No Loan Party nor any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

(q) Margin Stock. No Loan Party nor any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

(r) Affiliate Transactions. Except as permitted by Section 8.8., no Loan Party is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Borrower is a party.

(s) Intellectual Property. Each Loan Party and each other Subsidiary own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of the businesses of the Borrower and its Subsidiaries, taken as a whole, as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual

Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of any Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(t) Business. As of the Agreement Date, the Parent, the Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of acquiring, developing, owning, operating and managing primarily retail real estate, but also office, multi-family and industrial properties, together with related business activities and investments incidental thereto.

(u) Accuracy and Completeness of Information. All written information, reports and other papers and data (excluding financial projections or other forward looking statements) furnished to the Agent or any Lender by, or at the direction of, the Parent, the Borrower, any other Loan Party or any other Subsidiary were, at the time the same were so furnished, to the best of the Parent’s and the Borrower’s knowledge, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. All financial projections and other forward looking statements prepared by or on behalf of the Parent, the Borrower or any other Loan Party or Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. No document furnished or written statement made, in each case by, or at the direction of any Loan Party or any other Subsidiary to the Agent or any Lender in connection with the negotiation, preparation or execution of any Loan Document contains or will contain any untrue statement of a fact material to the creditworthiness of any Loan Party or any other Subsidiary or omits or will omit to state a fact material to the creditworthiness of any Loan Party or any other Subsidiary which is necessary in order to make the statements contained therein not misleading.

(v) Not Plan Assets. None of the assets of any Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder, of any ERISA Benefit Plan. The execution, delivery and performance of the Loan Documents by the Loan Parties, and the borrowing and repayment of amounts thereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code for which no statutory or administrative exemption is available.

(x) Non-Guarantor Subsidiaries. Schedule 6.1.(x) is, as of the Agreement Date, a complete and correct list of all Subsidiaries which are not required to become a Guarantor as of the Agreement Date, setting forth for each such Person, the correct legal name of such Person, the type of legal entity which each such Person is, all equity interests in such Person held directly or indirectly by the Parent and the reason such Subsidiary is not required to become a Guarantor as of the Agreement Date.

(y) OFAC. None of the Borrower, any of the other Loan Parties, any of the other Subsidiaries, or any other Affiliate of the Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loans will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

Section 6.2. Survival of Representations and Warranties, Etc.

All statements contained in any certificate, financial statement or other instrument delivered by, or at the direction of, any Loan Party or any other Subsidiary to the Agent or any Lender (other than the content of any projections or other similar forward looking statements) pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by, or at the direction of, the Parent or the Borrower prior to the Agreement Date and delivered to the Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Parent and the Borrower under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances not prohibited hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

ARTICLE VII. AFFIRMATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 11.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 11.6., the Borrower and the Parent, as applicable, shall comply with the following covenants:

Section 7.1. Financial Reporting and Other Information.

The Parent shall furnish to the Agent each of the following:

(a) Quarterly Financial Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than 45 days after the close of each of the first, second and third fiscal quarters of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such period, and setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

(b) Year-End Statements. As soon as available and in any event when the same is required to be filed with the Securities and Exchange Commission, but in no event later than 90 days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) accompanied by a statement signed by the chief financial officer of the Parent on behalf of the Parent stating that, in his or her opinion, such statements present fairly, in accordance with GAAP and in all material respects, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) certified by KPMG LLP or any other independent certified public accountants of recognized national standing acceptable to the Agent and the Requisite Lenders, whose opinion shall be unqualified and in scope and substance satisfactory to the Agent and the Requisite Lenders and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement.

(c) Compliance Certificate. At the time the financial statements are furnished pursuant to the immediately preceding subsections (a) and (b), a certificate substantially in the form of Exhibit H (a “Compliance Certificate”) executed on behalf of the Parent by the chief financial officer of the Parent (i) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Parent and the Borrower, as applicable, were in compliance with the covenants contained in Section 8.1., including, without limitation, the reconciliation calculations and other calculations utilized by the Parent to adjust the results set forth in the Parent’s financial statements (which may include a consolidation of FIN 46 Entities) to account for the FIN 46 Entities in accordance with Section 1.2 hereof; and (ii) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and, whether it is continuing and the steps being taken by the Parent or the Borrower with respect to such event, condition or failure.

(d) Reports from Accountants. Upon the request of the Agent, copies of all reports, if any, submitted to the Parent or its Board of Trustees by its independent public accountants including, without limitation, any management report.

(e) Shareholder Information. Promptly upon the mailing thereof to the shareholders of the Parent generally, copies of all financial statements, reports, proxy statements and other written information so mailed and promptly upon the issuance thereof copies of all press releases issued by the Parent, the Borrower, any Subsidiary or any other Loan Party; provided, however, the Parent need not deliver any such information to the Agent so long as the Parent makes such information generally available on its website free of charge and the Parent notifies the Agent when any such information has been posted to the Parent’s website.

(f) Securities Filings. Within 10 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Parent, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange; provided, however, the Parent need not deliver any such information to the Agent so long as the Parent makes such information generally available on its website free of charge and the Parent notifies the Agent when any such information has been posted to the Parent’s website.

(g) [Reserved.]

(h) Annual Budget and Plans of the Parent. No later than 15 days after the beginning of each fiscal year of the Parent, projected balance sheets, operating statements and cash flow budgets of the Parent and its Subsidiaries on a consolidated basis for each quarter of such fiscal year, all itemized in reasonable detail. The foregoing shall be accompanied by pro forma calculations, together with detailed assumptions, required to establish whether or not the Parent, and when appropriate its consolidated Subsidiaries, will be in compliance with the covenants contained in Section 8.1. at the end of each fiscal quarter of such fiscal year.

(i) Report on Sources and Uses Funds. Within 20 Business Days of the Agent’s request therefor, a report in form and substance reasonably satisfactory to the Agent detailing the Parent’s, together with its Subsidiaries’, projected sources and uses of cash for the period of four consecutive fiscal quarters immediately following the date of the Agent’s request. Such sources shall include but not be limited to excess operating cash flow, availability under this Agreement, unused availability under committed development loans, unfunded committed equity and any other committed sources of funds. Such uses shall include but not be limited to cash obligations for binding acquisitions, unfunded development costs, capital expenditures, debt service, overhead, dividends, maturing project loans, hedge settlements and other anticipated uses of cash.

(j) Ownership Share/Recourse Share Calculations. Promptly upon the request of the Agent, evidence of the Parent’s calculation of the Ownership Share and Recourse Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail reasonably satisfactory to the Agent.

(k) ERISA Notices. If and when any member of the ERISA Group (i) gives notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Benefit Plan which might constitute grounds for a termination of such Benefit Plan under Title IV of ERISA, or knows that the plan administrator of any Benefit Plan has given notice of any such reportable event, a copy of the notice of such reportable event given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Benefit Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Benefit Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Benefit Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Benefit Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Benefit Plan or Benefit Arrangement which has resulted or, to the Parent’s or the Borrower’s knowledge, could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, a certificate of the controller of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take.

(l) Litigation and Governmental Proceedings. To the extent the Parent or the Borrower is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, the Borrower, any other Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Parent, the Borrower or any of its Subsidiaries are being audited.

(m) Modification of Organizational Documents. At least five (5) Business Days prior to the effectiveness thereof, a copy of any material amendment or other material modification to the Trust Agreement, the Partnership Agreement or other similar organizational documents of the Parent or the Borrower.

(n) Material Adverse Change. Prompt notice of any change in the business, assets, liabilities, financial condition, results of operations of the Parent, the Borrower, any Subsidiary or any other Loan Party which has had or could reasonably be expected to have Material Adverse Effect.

(o) Default. Prompt notice of the occurrence of (i) any Default, or (ii) Event of Default, or (iii) the occurrence of any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute an event of default by the Parent, the Borrower, any other Loan Party or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound.

(p) Material Contracts. Promptly upon entering into any Material Contract after the Agreement Date, a copy of such Material Contract to the Agent.

(q) Other Information, Etc. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations of the Parent, the Borrower, any other Loan Party or any other Subsidiary as the Agent (or any Lender through the Agent) may reasonably request.

(r) USA Patriot Act Notice; Compliance. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, a Lender (for itself and/or as Agent for all Lenders hereunder) may from time-to-time request, and the Borrower shall, and shall cause the other Loan Parties, to provide to such Lender, such Loan Party’s name, address, tax identification number and/or such other identification information as shall be necessary for such Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

(s) Public/Private Information. The Parent and the Borrower shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Parent or the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Parent or Borrower, as applicable, to the Agent and the Lenders (collectively, “Information Materials”) pursuant to this Article and shall designate Information Materials (a) that are either available to the public or not material with respect to the Parent, the Borrower and their respective Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.

Upon receipt of any of the items referred to above (other than items requested under the preceding subsection (q)), the Agent shall promptly forward a copy thereof to each Lender at its Lending Office (or in the case of items available on the Parent’s website, the Agent shall give each Lender notice thereof). Upon receipt of any item requested by a Lender under the preceding subsection (q), the Agent shall promptly forward a copy thereof to such Lender at its Lending Office.

Section 7.2. Preservation of Existence and Similar Matters.

Except as otherwise permitted under Section 8.5., the Borrower and the Parent shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

Section 7.3. Compliance with Applicable Law.

The Borrower and the Parent shall comply, and cause each Subsidiary to comply, with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

Section 7.4. Maintenance of Property.

In addition to the requirements of any of the other Loan Documents, the Borrower and the Parent shall, and shall cause each Subsidiary to, (a) protect and preserve all of its properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear and casualty excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times except where the failure to do any of the foregoing under clauses (a) and (b) herein could not reasonably be expected to have a Material Adverse Effect.

Section 7.5. Conduct of Business.

The Parent and the Borrower shall at all times carry on, and, except as permitted under Section 8.5., cause each of their Subsidiaries to carry on, its respective businesses as described in Section 6.1.(t).

Section 7.6. Insurance.

The Borrower and the Parent shall maintain, and cause each Loan Party to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law. The Borrower and the Parent shall from time to time deliver to the Agent upon request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 7.7. Payment of Taxes and Claims.

The Borrower and the Parent shall pay or discharge, and cause each Subsidiary to pay and discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person, except in each case, any such non-payment or failure to discharge which could not reasonably be expected to have a Material Adverse Effect; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the Borrower, the Parent or such Subsidiary, as applicable, in accordance with GAAP.

Section 7.8. Books and Records; Visits and Inspections.

The Borrower and the Parent will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Borrower and the Parent will permit, and will cause each Subsidiary to permit, representatives of the Agent or any Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants in the Borrower’s presence prior to an Event of Default, all at such reasonable times during business hours and as often as may reasonably be desired and so long as no Event of Default shall have occurred and be continuing, with reasonable notice and, at any time after the occurrence and during the continuance of a Default or Event of Default, all at the Borrower’s expense.

Section 7.9. Use of Proceeds.

(a) Loans. The Borrower will only use the proceeds of Loans (i) for the payment of pre-development and development costs incurred in connection with Properties; (ii) to finance acquisitions and the general working capital needs of the Parent, the Borrower and the Borrower’s Subsidiaries; (iii) to finance the repayment of Indebtedness of the Parent, the Borrower and the Borrower’s Subsidiaries; (iv) to finance Investments in Unconsolidated Affiliates of the Parent; and (v) for other general corporate purposes of the Parent, the Borrower and the Borrower’s Subsidiaries.

(b) Margin Stock. The Borrower and the Parent shall not, and shall not permit any Subsidiary, to use any part of the proceeds of any Loan to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock; provided, however, subject to the other terms and conditions of the Loan Documents, the Borrower may use proceeds of Loans (i) to purchase Equity Interests of publicly traded Persons to the extent permitted under

Section 8.1.(e)(ii); (ii) to repurchase Preferred Equity Interests of the Parent issued and outstanding as of the Effective Date (and Equity Interests issued in exchange or replacement for such Preferred Equity Interests); and (iii) to repurchase outstanding common Equity Interests of the Parent so long as the aggregate amount of such proceeds used to repurchase such common Equity Interest does not exceed $50,000,000 during the term of this Agreement. Notwithstanding any other provision of this Agreement or any other Loan Document, no Loan shall be made if the Agent determines that making of such Loan could reasonably be expected to result in a violation of such Regulation U.

Section 7.10. Environmental Matters.

The Borrower and the Parent shall comply, and cause all of its Subsidiaries to comply, with all Environmental Laws the failure to comply with which could reasonably be expected to have a Material Adverse Effect. If the Borrower, the Parent or any Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, any Subsidiary or any other Loan Party alleging violations of any Environmental Law or requiring the Borrower, or Subsidiary or any other Loan Party to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that the Borrower, or Subsidiary or any other Loan Party may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, the Borrower shall provide the Agent with a copy of such notice within 10 days after the receipt thereof by the Borrower or any of the Subsidiaries. The Borrower, the Parent and the Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 7.11. Further Assurances.

At the Borrower’s cost and expense, upon request of the Agent, the Borrower shall duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

Section 7.12. Material Contracts.

The Borrower and the Parent shall, and shall cause each Subsidiary to, duly and punctually perform and comply with any and all material representations, warranties, covenants and agreements expressed as binding upon the Borrower, the Parent or such Subsidiary under any Material Contract neither the Borrower nor the Parent shall, nor shall the Borrower permit any Subsidiary, to do or knowingly permit to be done anything to impair materially the value of any of the Material Contracts.

Section 7.13. REIT Status.

The Parent shall at all times maintain its status as a REIT.

Section 7.14. Exchange Listing.

The Parent shall maintain at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

Section 7.15. Guarantors.

(a) Generally. Subject to subsection (d) below, the Parent shall cause any Subsidiary (other than an Excluded Subsidiary) of the Parent or the Borrower that is not already a Guarantor and to which any of the following conditions apply (each a “New Guarantor”), to execute and deliver to the Agent an Accession Agreement to the Guaranty, together with the other items required to be delivered under the immediately following subsection (b):

(i) such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of any other Person (other than Indebtedness under Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions); or

(ii) such Subsidiary is a Wholly Owned Subsidiary.

Any such Accession Agreement and the other items required under such subsection (b) must be delivered to the Agent no later than 45 days following the last day of the Parent’s fiscal quarter during which any of the above conditions first applies to a Subsidiary. Notwithstanding the foregoing, if the assets of a Subsidiary consist solely of (x) Equity Interests in another Subsidiary and (y) cash and other assets of nominal value incidental to such Subsidiary’s ownership of the other Subsidiary, and such other Subsidiary is not required to become a Guarantor under the terms of this Section, then such Subsidiary shall not be required to become a Guarantor under the terms of this Section.

(b) Required Deliveries. Each Accession Agreement delivered by a New Guarantor under the immediately preceding subsection (a) shall be accompanied by (i) the items that would have been delivered under Sections 5.1.(a)(iv), and (vii) through (xi) if such New Guarantor had been a Guarantor on the Agreement Date; (ii) if such New Guarantor is not a Wholly Owned Subsidiary, a written acknowledgement of all Persons (other than Loan Parties) holding Equity Interests in such New Guarantor, pursuant to which such Persons acknowledge and consent to the Guaranty made by such New Guarantor and (iii) such other documents and instruments as the Agent may reasonably request.

(c) Release of Certain Guarantors. The Borrower may request in writing that the Agent release a Guarantor, other than the Parent, if (i) such Guarantor (A) upon its release as a Guarantor will become an Excluded Subsidiary or cease to be a Subsidiary or (B) is no longer required to be a party to the Guaranty under this Section, in any such case as a result of events or transactions not otherwise prohibited under any of the Loan Documents and (ii) no Event of Default shall then be in existence or would occur as a result of such release. Together with any such request, the Borrower shall deliver to the Agent a certificate signed by the chief financial officer of the Parent certifying that the conditions set forth in immediately preceding clauses (i) and (ii) will be true and correct upon the release of such Guarantor. No later than 10 Business Days following the Agent’s receipt of such written request and the related certificate, and so long as the conditions set forth in immediately preceding clauses (i) and (ii) will be true and correct, the release shall be effective and Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as Borrower may reasonably request to evidence such release.

Section 7.16. Release of PREIT-Rubin, Inc. as Borrower.

PREIT-Rubin, Inc. may request in writing that the Agent release it as a Borrower (but not as a Guarantor unless otherwise permitted by Section 7.15(c)), so long as PREIT Associates, L.P. delivers a certificate signed by the chief financial officer of the Parent certifying that no Event of Default then exists or would occur as a result of such release. No later than 5 Business Days following the Agent’s receipt of such written request and the related certificate, and so long as the condition set forth above will be true and correct, the release shall be effective and Agent shall execute and deliver, at the sole cost and expense of the Borrower, such documents as Borrower may reasonably request to evidence such release. Upon the effectiveness of such release, the defined term “Borrower” as used in the Loan Documents shall mean PREIT Associates, L.P. and its successors and permitted assigns.

Section 7.17. Interest Rate Agreements.

No later than 30 days after the Agreement Date, the Borrower shall enter into, and thereafter maintain until March 20, 2010, Interest Rate Agreements, which shall be on terms, for periods and with counterparties reasonably acceptable to the Agent, and pursuant to which the Borrower is protected against increases in interest rates from and after the date of such contracts as to a notional amount of not less than 80% of the outstanding principal balance of the Loans.

ARTICLE VIII. NEGATIVE COVENANTS

For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 11.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 11.6., the Borrower and the Parent, as applicable, shall comply with the following covenants:

Section 8.1. Financial Covenants.

(a) Minimum Tangible Net Worth. The Parent shall not permit its Tangible Net Worth determined on a consolidated basis at the end of any fiscal quarter to be less than (i) 75% of the Tangible Net Worth of the Parent as of December 31, 2007, plus (ii) 75% of the Net Proceeds of all Equity Issuances effected at any time after December 31, 2007 by the Parent or any of its Subsidiaries to any Person other than the Parent or any of its Subsidiaries (in the case of any Equity Issuance effected by a Subsidiary, the amount of such Net Proceeds shall be appropriately adjusted to account for minority interests consistent with GAAP). Net Proceeds from the following Equity Issuances shall be excluded from the immediately preceding clause (ii): (x) Equity Issuances of Equity Interest of the Parent made after December 31, 2007 solely in exchange for (A) other Equity Interest of the Parent or (B) common operating units of the Borrower and (y) Equity Issuances to employees and trustees of the Parent and its Subsidiaries as part of a stock bonus plan, restricted stock plan or similar plan but only to the extent neither the Parent nor any Subsidiary received cash in connection with any such Equity Issuance.

(b) Ratio of Total Liabilities to Gross Asset Value. The Parent shall not permit the ratio of (i) Total Liabilities of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value of the Parent and its Subsidiaries determined on a consolidated basis, to exceed 0.65 to 1.00 at any time; provided, however, that if such ratio exceeds 0.65 to 1.00, then such failure to comply with the foregoing covenant shall not constitute a Default or Event of Default and the Parent shall be deemed in compliance with this Section 8.1(b) so long as (x) such ratio does not exceed 0.65 to 1.00 more than one time during the term of this Agreement for a period of not more than two consecutive fiscal quarters and (y) during such period such ratio does not exceed 0.70 to 1.00.

(c) Ratio of EBITDA to Interest Expense. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.70 to 1 for any such period.

(d) Ratio of Adjusted EBITDA to Fixed Charges. The Parent shall not permit the ratio of (i) Adjusted EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) Fixed Charges of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than (A) 1.40 to 1 for any such period ending on or before December 31, 2008 and (B) 1.50 to 1 for any such period ending after December 31, 2008.

(e) Permitted Investments. The Parent and the Borrower shall not make any Investment in or otherwise own, and shall not permit any Subsidiary to make any Investment in or otherwise own, the following items which would cause the aggregate value of such holdings of the Parent, the Borrower and its Subsidiaries to exceed the following percentages of Gross Asset Value:

(i) unimproved real estate and predevelopment costs such that the aggregate value of all such unimproved real estate and predevelopment costs, calculated on the basis of cost, exceeds 5.0% of Gross Asset Value;

(ii) Investments in Persons (other than Investments in Subsidiaries and Unconsolidated Affiliates) such that the aggregate value of such Investment calculated on the basis of cost exceeds 5.0% of Gross Asset Value;

(iii) Mortgages in favor of the Parent, the Borrower or any other Subsidiary, such that the aggregate amount of Indebtedness secured by such Mortgages exceeds 5.0% of Gross Asset Value (excluding any Mortgage encumbering any Property owned by a Subsidiary the accounts of which are required to be consolidated with those of the Parent under GAAP); and

(iv) Investments in Subsidiaries that are not Wholly Owned Subsidiaries and Investments in Unconsolidated Affiliates such that the aggregate value of such Investments calculated on the basis of cost, exceeds 20.0% of Gross Asset Value.

In addition to the foregoing limitations, (x) the aggregate value of the Investments and the other items subject to the limitations in the preceding clauses (i) through (iii) shall not exceed 10.0% of Gross Asset Value and (y) the amount of Gross Asset Value attributable to any one Property shall not exceed 15.0% of Gross Asset Value at any time.

(f) Properties under Development or Redevelopment. The Parent and the Borrower shall not permit the aggregate amount of Total Budgeted Cost Until Stabilization with respect to all Projects Under Development owned by the Parent, the Borrower, any Subsidiary or any Unconsolidated Affiliate to exceed (i) 20.0% of Gross Asset Value at any time on or before June 30, 2009, and (ii) 15.0% of Gross Asset Value at any time after June 30, 2009. For purposes of this subsection, Total Budgeted Cost Until Stabilization with respect to any Project Under Development owned by an Unconsolidated Affiliate of the Parent shall equal the greater of (i) the product of (x) the Parent’s Ownership Share in such Unconsolidated Affiliate and (y) the Total Budgeted Cost Until Stabilization for such Property and (ii) the Parent’s Recourse Share of all Indebtedness of such Unconsolidated Affiliate.

(g) [Reserved.]

(h) Floating Rate Indebtedness. The Parent and the Borrower will not, and will not permit any of their respective Subsidiaries or Unconsolidated Affiliates to, incur, assume or suffer to exist at any time Floating Rate Indebtedness in an aggregate outstanding principal amount in excess of one-third of all Indebtedness of the Parent, its Subsidiaries and its Unconsolidated Affiliates determined on a consolidated basis.

(i) Secured Indebtedness. The Parent shall not permit the ratio of (i) Secured Indebtedness of the Parent, its Subsidiaries and its Unconsolidated Affiliates to (ii) Gross Asset Value, to exceed 0.60 to 1.00 at any time.

(j) Secured Recourse Indebtedness. The Parent shall not permit the ratio of (i) Secured Indebtedness of the Borrower or the Guarantors which is not Nonrecourse Indebtedness to (ii) Gross Asset Value, to exceed 0.25 to 1.00 at any time.

(k) Ratio of EBITDA to Indebtedness. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the period of four consecutive fiscal quarters most recently ending to (ii) all Indebtedness of the Parent, its Subsidiaries and Unconsolidated Affiliates determined on a consolidated basis at the end of such period, to be less than 0.09750 to 1.00; provided, however, that if such ratio is less than 0.09750 to 1.00, then such failure to comply with the foregoing covenant shall not constitute a Default or an Event of Default and the Parent shall be deemed to be in compliance with this Section 8.1.(k) so long as (x) such ratio is not less than 0.09750 to 1.00 more than one time during the term of this Agreement for a period of not more than two consecutive fiscal quarters and (y) during such period such ratio is not less than 0.09250 to 1.00. For purposes of determining this ratio, if a Property has been acquired during the past four quarters, the amount of EBITDA attributable to such Property and to be included in the ratio shall be determined as follows: (x) if the Property was acquired more than 30 days prior to the date of determination of the ratio, the EBITDA for the Property since the date such Property was acquired by the Parent, the Borrower, any other Subsidiary or an Unconsolidated Affiliate, as the case may be, shall be appropriately annualized and (y) otherwise, the amount of EBITDA for such Property shall be the actual EBITDA attributable to the Property during the last four consecutive fiscal quarters most recently ended. Any certification by the Parent or the Borrower of EBITDA included under the immediately preceding clause (y) shall be limited to its knowledge.

For purposes of determining compliance with immediately preceding subsections (h), (i) and (k), the Indebtedness of the Parent shall include the greater of the Parent’s Recourse Share or Ownership Share of the Indebtedness of the Parent’s Unconsolidated Affiliates.

Section 8.2. Restricted Payments.

The Parent and the Borrower will not declare or make, or permit any other Subsidiary to declare or make, any Restricted Payment; provided, however, that:

(a) the Parent may acquire limited partnership interests in the Borrower in exchange for cash or common stock of the Parent;

(b) the Parent may declare or make cash distributions to its shareholders during any period of four consecutive fiscal quarters in an aggregate amount not to exceed the greater of (i) 95.0% of Funds From Operations of the Parent for such period or (ii) the amount for the Parent to remain in compliance with Section 7.13.;

(c) the Parent may make cash distributions to its shareholders to the extent necessary to avoid any liability for taxes imposed under Sections 857(b)(1), 857(b)(3) and 4981 of the Internal Revenue Code;

(d) the Parent may make cash payments to repurchase outstanding Equity Interests of the Parent;

(e) the Parent may cause the Borrower (directly or indirectly through any intermediate Subsidiaries) to make distributions to the Parent and to the limited partners of the Borrower, and the Parent may cause other Subsidiaries of the Parent to make distributions to the Parent and to other holders of Equity Interests in such Subsidiaries, in each case, so long as immediately after giving effect to any such distribution no Default or Event of Default would exist; and

(f) subject to the following sentence, if a Default or Event of Default shall have occurred and be continuing, the Parent may only declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 7.13., and in connection therewith, the Parent may cause its Subsidiaries (directly or indirectly through any intermediate Subsidiaries) to make distributions to the Parent, to its other Subsidiaries and, solely to the extent required to do pursuant to the organization documents of a Subsidiary, other holders of Equity Interests in such Subsidiary.

Notwithstanding the foregoing, if a Default or Event of Default specified in Section 9.1.(a), Section 9.1.(e) or Section 9.1.(f) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 9.2.(a), the Parent and the Borrower shall not, and shall not permit any other Subsidiary to, make any Restricted Payments to any Person whatsoever other than to the Borrower or any Subsidiary.

Section 8.3. Liens; Negative Pledges.

(a) The Parent and the Borrower shall not, and shall not permit any other Loan Party to, grant a Lien (a “Senior Lien”) in any of its assets to secure Indebtedness subject to the terms of this subsection without effectively providing that the Obligations shall be secured equally and ratably with (or prior to) such Indebtedness. This subsection only applies to Indebtedness of the types described in clauses (a), (b)(i), (b)(ii) and (e) of the definition of the term “Indebtedness” that was not secured by a Lien at the time such Indebtedness was incurred. For purposes of this subsection, Indebtedness shall be deemed incurred on the earlier of (i) the date the principal agreement evidencing such Indebtedness became effective or (ii) the date any of the proceeds of such Indebtedness were made available to, or to the order of, the Parent, the Borrower, any Subsidiary or any other Loan Party. Liens of the type described in clause (d) of the definition of the term “Lien” shall not be considered Senior Liens. Any Lien created to secure the Obligations pursuant to this subsection shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the applicable Senior Lien.

(b) The Parent and the Borrower shall not, and shall not permit any Subsidiary or other Loan Party to, enter into, assume or otherwise be bound by any Negative Pledge of assets owned by such Person except for a Negative Pledge contained (i) in the Existing Revolving Credit Agreement and (ii) in any agreement (A) evidencing Indebtedness and secured by a Lien, in each case, which the Parent, the Borrower or such Subsidiary may create, incur, assume, or permit or suffer to exist without causing a Default or Event of Default to exist and (B) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into. Notwithstanding anything to the contrary set forth in this Agreement, for purposes of this Section 8.3.(b), the term “Existing Revolving Credit Agreement”

shall not include any document or agreement entered into by the Borrower that replaces the Existing Revolving Credit Agreement after March 20, 2010 or such earlier date that the Existing Revolving Credit Agreement terminates.

Section 8.4. Restrictions on Intercompany Transfers.

The Borrower shall not create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary (other than an Excluded Subsidiary) to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or such Subsidiary of the Borrower; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary; provided, however that the Borrower or any such Subsidiary may have provision for preferred, priority or guaranteed payments to a joint venture partner of such Subsidiary.

Section 8.5. Mergers, Acquisitions and Sales of Assets.

The Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary of the Parent or the Borrower to: (a) engage in any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired or (d) acquire a Substantial Amount of the assets of, or make an Investment of a Substantial Amount in, any other Person; unless, (i) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; (ii) in the case of a consolidation or merger involving the Parent or the Borrower, the Parent or the Borrower, as the case may be, shall be the survivor thereof and, (iii) in the case of the acquisition, Investment or sale of a Substantial Amount of assets, the Parent shall have given the Agent and the Lenders at least 30 days prior written notice of such, acquisition, Investment or sale, such notice to be accompanied by a Compliance Certificate, calculated on a pro forma basis, evidencing the continued compliance by the Borrower and the Parent with the terms and conditions of this Agreement and the other Loan Documents, including without limitation, the financial covenants contained in Section 8.1., after giving effect to such acquisition, Investment or sale.

Section 8.6. Fiscal Year.

The Parent shall not change its fiscal year from that in effect as of the Agreement Date.

Section 8.7. Modifications of Organizational Documents and Material Contracts.

The Parent shall not amend, supplement, restate or otherwise modify the Trust Agreement, and the Borrower shall not amend, supplement, restate or otherwise modify the Partnership Agreement, in each case in any respect, without the prior written consent of the Agent and the Requisite Lenders unless such amendment, supplement, restatement or other modification could not reasonably be expected to have in a Material Adverse Effect. The Borrower and the Parent shall not enter into, and shall not permit any Subsidiary or other Loan Party to enter into, any amendment or modification to any Material Contract that could reasonably be expected to have a Material Adverse Effect.

Section 8.8. Transactions with Affiliates.

The Borrower and the Parent shall not permit to exist or enter into, and will not permit any of its Subsidiaries to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, the Parent or any Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, the Parent or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate and (b) transactions between or among the Parent, the Borrower and it Subsidiaries.

Section 8.9. ERISA Exemptions.

The Borrower and the Parent shall not permit, and shall not permit any other Loan Party or any other Subsidiary to permit, any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

ARTICLE IX. DEFAULT

Section 9.1. Events of Default.

Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

(a) Default in Payment. The Borrower shall fail to pay when due under this Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any interest on, any of the Loans, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party and any such failure shall continue for a period of five (5) calendar days thereafter.

(b) Default in Performance.

(i) The Borrower or the Parent shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Sections 7.1.(o), Section 7.17. or Article VIII.; or

(ii) The Borrower, the Parent or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 days after the earlier of (x) the date upon which the Borrower obtains knowledge of such failure or (y) the date upon which the Parent or the Borrower has received written notice of such failure from the Agent; provided, however, that if any such failure referred to in this clause (ii) is reasonably capable of being cured but not within such 30-day period and the Borrower has in good faith commenced to cure such failure prior to the expiration of such 30-day period and continues to diligently prosecute such cure, no Event of Default shall be deemed to have occurred unless such failure has not been cured within 30 calendar days after the last day of such initial 30-day period;

(c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower, the Parent or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement (other than forward looking statements) at any time furnished by, or at the direction of, the Borrower, the Parent or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

(d) Indebtedness Cross-Default.

(i) The Parent, the Borrower, any other Loan Party, any other Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) having an aggregate outstanding principal amount of $10,000,000 or more (or $80,000,000 or more in the case of Nonrecourse Indebtedness), and in any such case such failure shall continue beyond any applicable notice and cure periods; or

(ii) The maturity of any such Indebtedness shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid or repurchased prior to the stated maturity thereof.

(e) Voluntary Bankruptcy Proceeding. The Borrower, the Parent or any Material Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts;

(iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.

(f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, the Parent or any Material Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(g) Revocation of Loan Documents. The Borrower, the Parent or any other Loan Party shall disavow, revoke or terminate in writing any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document.

(h) Judgment. A judgment or order for the payment of money shall be entered against the Borrower, the Parent or any other Loan Party, by any court or other tribunal and (i) such judgment or order shall continue for a period of 30 days without being paid, bonded over, stayed or dismissed through appropriate appellate proceedings (provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment or order, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond waives any Lien it may have on the assets of any Loan Party), and (ii) either (A) the amount for which the insurer has denied liability exceeds, individually or together with all other such judgments or orders entered against the Borrower, the Parent and the other Loan Parties, $10,000,000 (or $80,000,000 or more if the judgment or order for the payment of money directly relates to Nonrecourse Indebtedness and is itself nonrecourse) in amount or (B) could reasonably be expected to have a Material Adverse Effect.

(i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, the Parent or any other Loan Party, which exceeds, individually or together with all other such warrants, writs, executions and processes, $10,000,000 (or $80,000,000 or more if the warrant, writ of attachment, execution or similar process directly relates to Nonrecourse Indebtedness and is itself nonrecourse) in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 30 days; provided however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ of attachment, execution or process, the issuer of such bond shall have executed an agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond waives any Lien it may have on the assets of any Loan Party.

(j) ERISA.

(i) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA and such failure shall continue for a period of 30 days; or

(ii) Notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing, the liability resulting therefrom shall exceed $1,000,000 and either (A) such notice shall not have been revoked or rescinded after 30 days from the filing thereof or (B) such Material Plan shall be terminated; or

(iii) The PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan, the liability resulting therefrom shall exceed $1,000,000 and either (A) such proceedings shall not have been dismissed or terminated after 30 days from the filing thereof or (B) such Material Plan shall be terminated or such liability shall be imposed; or

(iv) A condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, the liability resulting therefrom shall exceed $1,000,000 and such condition shall exist for a period of 30 days; or

(v) There shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur an obligation to pay on a current annual basis during the term of this Agreement an amount in excess of $1,000,000.

(k) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents;

(l) Change of Control/Change in Management.

(i) (A) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have

“beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20% of the total voting power of the then outstanding voting shares of the Parent other than such Persons who are, as of the Agreement Date, current officers or trustees of the Parent, or Affiliates of current officers or trustees of the Parent or (B) during any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent then in office;

(ii) If three or more of the following five individuals shall cease for any reason (other than death, disability or resignation) to be principally involved in the senior management of the Parent: Ronald Rubin, George Rubin, Robert McCadden, Joseph Coradino, and Edward Glickman (each a “Principal Officer”);

(iii) If three or more of the Principal Officers shall die, become disabled or resign and the Parent shall have failed to replace the resulting vacancies in senior management with individuals reasonably acceptable to the Agent and the Requisite Lenders and such failure shall continue for a period in excess of 120 days; or

(iv) The Parent or a Wholly Owned Subsidiary of the Parent that is a Guarantor shall cease (A) to be the sole general partner of the Borrower or (B) to own and control, directly or indirectly, at least 80.0% (or such lesser percentage as may be acceptable to the Agent) of all partnership interests of the Borrower.

(m) Strike; Casualty. Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower or its Subsidiaries taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

(n) Existing Revolving Credit Agreement. An Event of Default under (and as defined in) the Existing Revolving Credit Agreement shall occur.

Section 9.2. Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:

(a) Acceleration; Termination of Facilities.

(i) Automatic. Upon the occurrence of an Event of Default specified in Sections 9.1.(e) or 9.1.(f), (A) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents, shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower.

(ii) Optional. If any other Event of Default shall have occurred and be continuing, the Agent may, and at the direction of the Requisite Lenders shall: declare (A) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, such Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

(b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights and remedies under or in respect of any and all of the other Loan Documents.

(c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

Section 9.3. Marshaling; Payments Set Aside.

Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agent and/or any Lender, or the Agent and/or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 9.4. Allocation of Proceeds.

If an Event of Default shall have occurred and be continuing and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

(a) amounts due to the Agent and the Lenders in respect of Fees and other fees and expenses due under Section 11.2.;

(b) payments of interest on the Loans, to be applied for the ratable benefit of the Lenders, in such order as the Lenders may determine in their sole discretion;

(c) payments of principal of the Loans and obligations owing under any Interest Rate Agreement between the Borrower and any Lender, or Affiliate thereof, to be applied for the ratable benefit of the Lenders or their respective Affiliates, as applicable, in such order as the Lenders may determine in their sole discretion;

(d) amounts due to the Agent and the Lenders pursuant to Sections 10.7. and 11.9.;

(e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(f) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

Section 9.5. Performance by Agent.

If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

Section 9.6. Rescission of Acceleration by Requisite Lenders.

If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders, then by written notice to the Borrower, the Requisite Lenders may elect, in the sole discretion of such Requisite Lenders, to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.

Section 9.7. Rights Cumulative.

The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies, the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE X. THE AGENT

Section 10.1. Appointment and Authorization.

Each Lender hereby irrevocably appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Agent”, “Agent”, “agent” and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent will also furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Agent by the Borrower, the Parent, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have directed the Agent otherwise. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

Section 10.2. Agent’s Reliance, Etc.

Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein. Without limiting the generality of the foregoing, the Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, the Parent, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower, the Parent or other Persons or inspect the property, books or records of the Borrower, the Parent or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 10.3. Notice of Defaults.

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”. If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default”. Further, if the Agent receives such a “notice of default,” the Agent shall give prompt notice thereof to the Lenders.

Section 10.4. Wells Fargo as Lender.

Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity. Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, the Parent any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, the Parent, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 10.5. Approvals of Lenders.

All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent’s recommended course of action or determination in respect thereof. Unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a reasonable written explanation of the reasons behind such objection) within 10 Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

Section 10.6. Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, the Parent, any other Loan Party or any other Subsidiary or Affiliate, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Parent, the Borrower, the other Loan Parties, the other Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Parent, the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Parent, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Parent, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.

Section 10.7. Indemnification of Agent.

Regardless of whether the transactions contemplated by this Agreement and the other Loan Documents are consummated, each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, however, that no action taken in accordance with the directions of the Requisite Lenders (or all of the Lenders if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Agent) incurred by the Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

Section 10.8. Successor Agent.

The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the current Agent’s giving of notice of resignation, then the current Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Agent, and the current Agent shall be discharged from its duties and obligations under the Loan Documents. After any Agent’s resignation hereunder as Agent, the provisions of this Article X. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. Notwithstanding anything contained herein to the contrary, the Agent may assign its rights and duties under the Loan Documents to any of its affiliates by giving the Borrower and each Lender prior written notice.

Section 10.9. Titled Agents.

The Lead Arranger, in such capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders. The title given to the Lead Arranger is solely honorific and implies no fiduciary responsibility on the part of the Lead Arranger to the Agent, any Lender, the Borrower or any other Loan Party and the use of such title does not impose on the Lead Arranger any duties or obligations greater than those of any other Lender or entitle the Lead Arranger to any rights other than those to which any other Lender is entitled.

ARTICLE XI. MISCELLANEOUS

Section 11.1. Notices.

Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

If to the Borrower:

PREIT Associates, L.P.

200 South Broad Street

Philadelphia, PA 19102

Attention: Andrew Ioannou

Telephone: (215) 875-0700

Telecopy: (215) 546-7311

With a copy of notices of Defaults, Events of Default or notices pursuant to Article IX. to:

PREIT Associates, L.P.

200 South Broad Street

Philadelphia, PA 19102

Attention: Bruce Goldman

Telephone: (215) 875-0700

Telecopy: (215) 546-7311

and

Drinker Biddle & Reath LLP

One Logan Square

18th and Cherry Streets

Philadelphia, PA 19103

Attention: Howard A. Blum

Telephone: (215) 988-2700

Telecopy: (215) 988-2757

If to the Agent or a Lender:

To the address or telecopy number, as applicable, of the Agent or such Lender, as the case may be, set forth on its signature page hereto or, in the case of a Lender, in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, upon mechanical confirmation of transmission if received on a Business Day prior to 5:00 p.m. local time at the point of destination and, if otherwise, on the next succeeding Business Day; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Any notice to the Borrower received by any individual designated by the Borrower to receive such notice shall be effective notwithstanding the fact that any other individual designated by the Borrower to receive a copy of such notice did not receive such copy. The Agent and each Lender shall not incur any liability to the Borrower (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. In addition to the Agent’s Lending Office, the Borrower shall send copies of the notices described in Article II. to the following address of the Agent:

Wells Fargo Bank, National Association

Disbursement and Operations Center

2120 East Park Place, Suite 100

El Segundo, California 90245

Attention: Disbursement Administrator, Ivonne Lopez

Telecopy Number: (310) 615-1014

Telephone Number: (310) 335-9515

Section 11.2. Expenses.

The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents, and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and, after the occurrence and during the continuance of an Event of Default, the Lenders, for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay the fees and disbursements of counsel to the Agent and any Lender incurred in connection with the representation of the Agent or such Lender in any matter relating to or arising out of any bankruptcy or other proceeding of the type described in Sections 9.1.(e) or 9.1.(f), including, without limitation (i) any motion for relief from any stay or similar order, (ii) the negotiation, preparation, execution and delivery of any document relating to the Obligations and (iii) the negotiation and preparation of any debtor-in-possession financing or any plan of reorganization of the Parent, the Borrower or any other Loan Party, whether proposed by the Parent, the Borrower, such Loan Party, the Lenders or any other Person, and whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

Section 11.3. Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 9.2., and although such obligations shall be contingent or unmatured. Promptly following any such set-off the Agent shall notify the Borrower thereof and of the application of such set-off, provided that the failure to give such notice shall not invalidate such set-off.

Section 11.4. Litigation; Jurisdiction; Other Matters; Waivers.

(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE PARENT, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT, THE PARENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

(b) EACH OF THE BORROWER, THE PARENT, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA AND ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE PARENT, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

Section 11.5. Successors and Assigns.

(a) Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of is rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b) Participations. Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Loan or the Obligations owing to such Lender. Except as otherwise provided in Section 3.3., no Participant shall have any rights or benefits under this Agreement or any other Loan Document. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the

Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase the principal amount of such Lender’s Loan (unless such increase will not result in a increase in the Participant’s share), (ii) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b). The selling Lender shall promptly notify the Agent and the Borrower of the sale of any participation hereunder and the terms thereof.

(c) Assignments. Any Lender may with the prior written consent of the Agent and the Borrower (which consent in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignee (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Event of Default shall exist or (y) in the case of an assignment to another Lender, to an affiliate of the assigning Lender or to an affiliate of another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a portion of its Loan having a principal amount of at least $10,000,000, or in either case, such lesser amount to which the Agent and, subject to the immediately preceding clause (i), the Borrower may agree; (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement and (iv) such Lender must give the Agent at least 10 days (or such shorter period as the Agent may agree in its sole discretion) prior written notice of any such assignment. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Loan as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $4,500. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective affiliates or Subsidiaries.

(d) Register. The Agent shall maintain a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the principal amount of the Loan owing to each Lender from time to time (the “Register”). The Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment (a “Surrendered Note”), the Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Agent receives the processing and recording fee described in subsection (c) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof, and return each Surrendered Note, to the Borrower.

(e) Federal Reserve Bank Assignments. In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder. To facilitate any such pledge or assignment, Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No 10, as amended from time to time.

(f) Information to Assignee, Etc. A Lender may furnish any information concerning the Parent the Borrower, any Subsidiary or any other Loan Party in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with the applicable terms of Section 11.8.

(g) Assignments Requiring Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.

Section 11.6. Amendments and Waivers.

(a) Generally. Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be amended, (iii) the performance or observance by the Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document (other than any fee letter solely between the Borrower and the Agent) may be waived, and (iv) the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan

Document, the written consent of each Loan Party which is party thereto. Notwithstanding the previous sentence, the Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.5., up to a maximum of 3 times per calendar year.

(b) Unanimous Consent. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders other than any Defaulting Lender (or the Agent at the written direction of the Lenders other than any Defaulting Lender), do any of the following:

(i) increase the principal amount of the Loan held by each Lender (excluding any increase (x) pursuant to Section 2.14. or (y) as a result of an assignment of a Lender’s Loan permitted under Section 11.5.) or subject the Lenders to any additional obligations;

(ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loans or other Obligations;

(iii) reduce the amount of any Fees payable to the Lenders hereunder;

(iv) modify the definition of the term “Termination Date” or postpone any date fixed for any payment of principal of, or interest on, the Loans or for the payment of Fees or any other Obligations;

(v) change the Pro Rata Shares (excluding any change as a result of any increase in the amount of the Loans pursuant to Section 2.14. or an assignment of Loans permitted under Section 11.5.);

(vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii) modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii) release any Guarantor from its obligations under the Guaranty except as contemplated under Section 7.15.(c); or

(ix) waive a Default or Event of Default under Section 9.1.(a), except as contemplated by Section 9.6.

(c) Amendment of Agent’s Duties, Etc. No amendment, waiver or consent unless in writing and signed by the Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, the Parent, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 11.7. Nonliability of Agent and Lenders.

The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Parent or the Borrower to review or inform the Parent or the Borrower of any matter in connection with any phase of the business or operations of the Parent or the Borrower.

Section 11.8. Confidentiality.

Except as otherwise provided by Applicable Law, the Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Parent or the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided any such affiliate shall agree to keep such information confidential in accordance with the terms of this Section); (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Loan or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to the independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information of the Agent or any Lender and shall agree to keep such information confidential in accordance with the terms of this Section); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents. The Agent and each Lender agrees to use any such non-public information solely in connection with the transactions contemplated by this Agreement and the other Loan Documents. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties hereto acknowledge and agree that any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by the Loan Documents (and any related transactions or arrangements).

Section 11.9. Indemnification.

(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, any affiliate of the Agent, and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated hereby or thereby; (ii) the making of any Loans; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Parent, the Borrower and the other Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Parent, the Borrower and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in clause (i) and this clause (viii) to the extent found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct; or (ix) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

(b) The Borrower’s indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any

Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If and to the extent that the obligations of the Borrower hereunder are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. The Borrower’s obligations hereunder are in addition to, and not in substitution of, any other obligation in respect of indemnification contained in this Agreement or any other Loan Document.

Section 11.10. Termination; Survival.

At such time as all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 10.7., 11.2. and 11.9. and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdictions contained in Section 11.4., shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before.

Section 11.11. Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.12. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 11.13. Counterparts.

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 11.14. Obligations with Respect to Loan Parties.

The obligations of the Borrower or the Parent to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower or the Parent may have that the Borrower or the Parent does not control such Loan Parties.

Section 11.15. Limitation of Liability.

Neither the Agent, any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower and the Parent each hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower or the Parent in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower and the Parent each hereby waives, releases, and agrees not to sue the Agent or any Lender or any of their respective affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby. Notwithstanding anything in this Section to the contrary, no Defaulting Lender shall be entitled to claim any of the benefits of this Section.

Section 11.16. Entire Agreement.

This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.

Section 11.17. Construction.

The Borrower, the Parent, the Agent and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower, the Parent, the Agent and each Lender.

Section 11.18. Time of the Essence.

Time is of the essence of each and every provision of this Agreement.

Section 11.19. Electronic Delivery of Certain Information.

(a) Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Agent or the Borrower) provided that the foregoing shall not apply to (A) notices to any Lender pursuant to Article II. and (B) any Lender that has notified the Agent or the Borrower that it cannot or does not want to receive electronic communications. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Agent or the Borrower posts such documents or the documents become available on a commercial website and the Agent or the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 7.1.(c) to the Agent and shall deliver paper copies of any documents to the Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender. Except for the certificates required by Section 7.1.(c), the Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b) Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Agent pursuant to the procedures provided to the Borrower by the Agent.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be executed by their authorized officers all as of the day and year first above written.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

	By:	/s/ Bruce Goldman
Name: Bruce Goldman
Title: Executive Vice President and General Counsel

PREIT-RUBIN, INC.

By:	/s/ Bruce Goldman
Name: Bruce Goldman
Title: Executive Vice President and General Counsel

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:	/s/ Andrew Ioannou
Name: Andrew Ioannou
Title: Treasurer

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement

with PREIT Associates, L.P. and PREIT-RUBIN, Inc.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Stephen F. Gray
Name: Stephen F. Gray
Title: Vice President

Address for Notices:

Wells Fargo Bank, National Association
Real Estate Group
1750 H Street, N.W., Suite 400
Washington, DC 20006
Attention: Erin Peart, S.V.P.
Telecopier: (202) 429-2984
Telephone: (202) 303-3012

with a copy to:

Wells Fargo Bank, National Association
Real Estate Group
Two Logan Square, Suite 1910
100-120 North 18th Street
Philadelphia, PA 19103
Attention: Loan Administration Manager
Telecopier: (215) 561-3812
Telephone: (215) 640-6382

[Signatures Continued on Next Page]

[Signature Page to Term Loan Agreement

with PREIT Associates, L.P. and PREIT-RUBIN, Inc.]

WILMINGTON TRUST OF PENNSYLVANIA

By:	/s/ Michael Post
Name: Michael Post
Title: AVP

Lending Office (all Types of Loans) and Address for Notices:

Wilmington Trust of Pennsylvania
2003 S. Easton Road, Suite 204
Doylestown, PA 18091
Attn: Michael E. Post
Telecopier: 267.880.7008
Telephone: 267.880.7011

ANNEX I

DEFINED TERMS

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.

“Additional Costs” has the meaning given that term in Section 4.1.

“Adjusted EBITDA” means, for any Person and for any given period, (a) the EBITDA of such Person and its Subsidiaries determined on a consolidated basis for such period, plus (b) rent payments made during such period by such Person and its Subsidiaries in respect of ground leases minus (c) the Reserve for Replacements for all Properties owned by such Person and its Subsidiaries. Adjusted EBITDA shall be (i) increased by the greater of a Person’s Ownership Share or Recourse Share of rent payments made during such period by any Unconsolidated Affiliate of such Person in respect of ground leases and (ii) decreased by the greater of a Person’s Ownership Share or Recourse Share of the Reserve for Replacements for all Properties owned by Unconsolidated Affiliates of such Person.

“Adjusted NOI” means, for any Property and for a given period, the sum of the following (without duplication): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued related to the ownership, operation or maintenance of such Property, including but not limited to taxes, assessments and other similar charges, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower and the Parent) minus (c) the Reserve for Replacements for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of three percent (3.0%) of the base rent revenues for such Property for such period.

“Affected Lender” has the meaning given that term in Section 4.6.

“Affiliate” means with respect to a given Person, any other Person (other than the Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, such given Person; (b) directly or indirectly owning or holding five percent (5.0%) or more of any equity interest in such given Person; or (c) five percent (5.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by such given Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director (or other Persons holding similar positions) of such Person.

“Agent” means Wells Fargo Bank, National Association, as contractual representative for the Lenders under the terms of this Agreement and the other Loan Documents, and together with its successors and assigns.

“Agreement Date” means the date as of which this Agreement is dated.

“Applicable Law” means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means (a) with respect to LIBOR Loans and Base Rate Loans based on the Daily LIBO Rate, 2.50% and (b) with respect to Base Rate Loans based on the Prime Rate, 1.50%.

“Assignee” has the meaning given that term in Section 11.5.(c).

“Assignment and Acceptance Agreement” means an Assignment and Acceptance Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit A.

“Bankruptcy Event” means with respect to a Person, any of the events of the type described or referred to in Section 9.1.(e) or (f).

“Base Rate” means the Daily LIBO Rate; provided, that if for any reason the Daily LIBO Rate is unavailable, Base Rate shall mean the Prime Rate.

“Base Rate Loan” means any portion of a Loan bearing interest at a rate based on the Base Rate.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Benefit Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Benefit Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Borrower” means, subject to Section 7.16 hereof, PREIT Associates, L.P. and PREIT-Rubin, Inc., individually and collectively and shall include their respective successors and permitted assigns; provided, however, that solely as used in Section 7.1(m), Section 8.2(e) and the first sentence of Section 8.7, the term “Borrower” shall only be deemed to be PREIT Associates, L.P. and its successors and permitted assigns.

“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Philadelphia, Pennsylvania or San Francisco, California are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capitalized Lease Obligation” means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation determined in accordance with GAAP.

“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by S&P or at least P-1 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“CIP Adjustment” means, at any time of determination, the sum of (i) 75% of Construction in Progress attributable to Properties (or portions thereof) that were Placed in Service in the fiscal quarter of the Parent most recently ended plus, (ii) 50% of Construction in Progress attributable to Properties (or portions thereof) that were Placed in Service in the fiscal quarter of the Parent prior to the immediate preceding fiscal quarter of the Parent most recently ended plus, (iii) 25% of Construction in Progress attributable to Properties (or portions thereof) that were Placed in Service two fiscal quarters of the Parent prior to the immediately preceding fiscal quarter of the Parent most recently ended. For purposes of this definition, if portions of a Property are considered to have been Placed in Service although other portions of such Property have not, the portions Placed in Service and the portions not considered Placed in Service shall each be accounted for as a separate Property.

“Commitment” means, as to each Lender, such Lender’s obligation to make a Loan pursuant to Section 2.1. in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1 as such Lender’s “Commitment Amount”.

“Compliance Certificate” has the meaning given that term in Section 7.1.(c).

“Construction in Progress” means, at any time of determination, an amount equal to the aggregate costs incurred to date with respect to Projects Under Development. For the avoidance of doubt, the aggregate costs associated with any Property (or portion thereof) that is considered to have been Placed in Service (including in accordance with the second sentence of the definition of CIP Adjustment) shall be excluded from Construction in Progress.

“Contingent Obligation” as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other payment obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto. Contingent Obligations shall include (i) any Guaranty of the Indebtedness of another (other than of such Person for liabilities arising from Nonrecourse Exceptions), (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the Indebtedness of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.7.

“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.8.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the continuation of a LIBOR Loan and (c) the Conversion of a Base Rate Loan into a LIBOR Loan.

“Credit Rating” means, for any Person, the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of such Person.

“Daily LIBO Rate” means (i) the rate of interest quoted by the Agent from time to time as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time for a period of one day divided by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in Daily LIBO Rate on the date on which such change in such maximum rate becomes effective.

“Default” means any of the events specified in Section 9.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

“Defaulting Lender” has the meaning set forth in Section 3.9.

“Dollars” or “$” means the lawful currency of the United States of America.

“EBITDA” means, with respect to any Person for any period and without duplication, net earnings (loss) of such Person for such period (excluding equity in net earnings or net loss of Unconsolidated Affiliates) plus the sum of the following amounts (but only to the extent included in determining net earnings (loss) for such period): (a) depreciation and amortization expense and other non-cash charges of such Person for such period, including without limitation, non-cash compensation expense recorded under Financial Accounting Standards Board Statement No. 123 (Revised 2004), Accounting for Stock Based Compensation of such Person for such period, plus (b) interest expense of such Person for such period, plus (c) all provisions for any federal, state or other income tax of such Person in respect of such period, minus (plus) (d) extraordinary gains (losses) of such Person for such period, plus (e) the greater of such Person’s (i) Ownership Share or (ii) Recourse Share of the EBITDA of the Unconsolidated Affiliates of such Person for such period, plus (f) acquisition related costs of such Person expensed pursuant to FAS 141, that would otherwise have been capitalized under GAAP immediately prior to the effectiveness of FAS 141. For purposes of this definition, net earnings (loss) shall be determined before minority interests and distributions to holders of Preferred Stock.

“Effective Date” means the later of (a) the Agreement Date and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in accordance with the provisions of Section 11.6.

“Eligible Assignee” means any Person that is: (a) an existing Lender; (b) a commercial bank, trust company, savings and loan association, savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (c) a commercial bank organized under the laws of any other country which is a member of the Organisation for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such entity is not currently a Lender, such entity’s (or in the case of a bank which is a subsidiary, such bank’s parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s or the equivalent or higher of either such rating by another rating agency acceptable to the Agent.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance or sale by a Person of any Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

“Event of Default” means any of the events specified in Section 9.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.

“Excluded Subsidiary” means any Subsidiary (a) holding title to assets which are or are to become collateral for any Secured Indebtedness of such Subsidiary; and (b) which is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness, (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness or (iii) any fiduciary obligation owing to the holders of an Equity Interest in such Subsidiary and imposed under Applicable Law.

“Extension Request” has that meaning set forth in Section 2.10.

“Existing Revolving Credit Agreement” means that certain Credit Agreement dated as of November 20, 2003 by and between the Borrower, the Parent, the financial institutions party thereto as “Lenders”, and Wells Fargo, as Agent.

“Fair Market Value” means, with respect to any asset, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Parent acting in good faith conclusively evidenced by a board resolution thereof delivered to the Agent or, with respect to any asset valued at up to $5,000,000, such determination may be made by the chief financial officer of the Parent evidenced by an officer’s certificate delivered to the Agent.

“FAS 141” means Financial Accounting Standards Board Statement No. 141 (Revised 2007), Business Combinations.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.

“Fees” means the fees and commissions provided for or referred to in Section 3.5. (excluding any fees referred to in Section 3.5.(d)).

“FIN 46” means FASB Interpretation No. 46 as issued by the Financial Accounting Standards Board.

“FIN 46 Entities” means those Persons who (a) are neither Guarantors or Subsidiaries of the Parent and (b) who are consolidated with the Parent in the financial statements of the Parent solely by reason of the application of FIN 46.

“Fixed Charges” means, with respect to a Person and for a given period, (a) such Person’s Interest Expense for such period, plus (b) regularly scheduled principal payments on Indebtedness of such Person and its Subsidiaries made during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such Indebtedness in full, plus (c) Preferred Dividends paid by such Person and its Subsidiaries during such period, plus (d) rent payments made during such period by such Person and its Subsidiaries in respect of ground leases. Fixed Charges shall include the greater of such Person’s Ownership Share or Recourse Share of the amount of any of the items described in the immediately preceding clause (b) though (d) of such Person’s Unconsolidated Affiliates.

“Floating Rate Indebtedness” means all Indebtedness of a Person which bears interest at a variable rate during the scheduled life of such Indebtedness and for which such Person has not obtained Interest Rate Agreements which effectively cause such variable rates to be equivalent to fixed rates less than or equal to 10.0% per annum.

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person determined on a consolidated basis for such period minus (or plus) (b) gains (or losses) from debt restructuring and sales of operating property during such period plus (c) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

“Gross Asset Value” means, at a given time, the sum (without duplication) of (a) Operating Real Estate Value at such time, plus (b) all cash and Cash Equivalents (excluding cash and Cash Equivalents the disposition of which is restricted (other than restrictions on cash held in an exchange account by a “qualified intermediary” in connection with the sale of a property pursuant to and qualifying for tax treatment under Section 1031 of the Internal Revenue Code)), and all accounts receivable net of reserves, of the Parent and its Subsidiaries at such time, plus (c) the current book value of all land held for future development owned in whole or in part by the Parent and its Subsidiaries, plus (d) predevelopment costs associated with land referred to in the immediately preceding clause (c) and, subject to the immediately following sentence, refundable deposits associated with land that is not owned by the Parent and its Subsidiaries, to the extent such predevelopment costs and refundable deposits are included in the

Parent’s publicly filed financial statements, plus (e) the amount of Construction in Progress, plus (f) the CIP Adjustment plus (g) the purchase price paid by the Parent or any Subsidiary (less any amounts paid to the Parent or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or in connection with other similar arrangements) for any Property acquired by the Parent or such Subsidiary during the immediately preceding four fiscal quarters of the Parent, plus (h) with respect to each Unconsolidated Affiliate of the Parent, the greater of the Parent’s (i) Ownership Share or (ii) Recourse Share of (v) all cash and Cash Equivalents of such Unconsolidated Affiliate (excluding cash and Cash Equivalents the disposition of which is restricted (other than restrictions on cash held in an exchange account by a “qualified intermediary” in connection with the sale of a property pursuant to and qualifying for tax treatment under Section 1031 of the Internal Revenue Code)), (w) current book value of all land held for future development owned in whole or part by such Unconsolidated Affiliate and predevelopment costs associated with such land, (x) Construction in Progress of such Unconsolidated Affiliate as of the end of the Parent’s fiscal quarter most recently ended, (y) such Unconsolidated Affiliate’s Operating Real Estate Value, and (z) such Unconsolidated Affiliate’s CIP Adjustment, plus (i) the contractual purchase price of Properties of the Parent and its Subsidiaries subject to purchase obligations, repurchase obligations, forward commitments and unfunded obligations to the extent such obligations and commitments are included in determinations of Total Liabilities. If obligations under a contract to purchase or otherwise acquire unimproved or fully developed real property are included when determining Total Liabilities and the seller under such contract does not have the right to specifically enforce such contract, then only an amount equal to the aggregate amount of due diligence deposits, earnest money payments and other similar payments made under the contract which, at such time, would be subject to forfeiture upon termination of the contract, shall be included in Gross Asset Value. If obligations under a contract to purchase or otherwise acquire real property being renovated or developed by a third party are included when determining Total Liabilities and such real property is not owned or leased by the Borrower or any of its Subsidiaries, then only the amount equal to the maximum amount reasonably estimated to be payable by such Person to such third party under a contract between such Person and such third party during the remaining term of such contract, shall be included in Gross Asset Value. To the extent that the current book value of land held for development plus predevelopment costs included pursuant to clause (d) above exceeds 5.0% of Gross Asset Value (determined without giving effect to this sentence), such excess shall be excluded in determining Gross Asset Value.

“Guarantor” means any Person that is party to the Guaranty as a “Guarantor” and shall in any event include the Parent.

“Guaranty”, “Guaranteed” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the guaranty executed and delivered pursuant to Section 5.1. and substantially in the form of Exhibit B.

“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or “TLCP” toxicity, “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; (c) all master lease obligations; (d) Capitalized Lease Obligations of such Person; (e) all reimbursement obligations of such Person under any letters of credit or acceptances that have been presented for payment; (f) all Indebtedness of other Persons which (i) such Person has Guaranteed (other than Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions) or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person; provided, that such Indebtedness shall be limited to the value of such property so encumbered; and (g) the Recourse Share of all Indebtedness of any partnership of which such Person is a general partner. For purposes of this definition preferred equity of a Person shall not be considered to be Indebtedness.

“Intellectual Property” has the meaning given that term in Section 6.1.

“Interest Expense” means, with respect to a Person and for any period, (a) all paid, accrued or capitalized interest expense (including, without limitation, interest expense attributable to Capitalized Lease Obligations but excluding capitalized interest funded from an interest reserve in a construction loan) of such Person and in any event shall include all letter of credit fees and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus (b) to the extent not already included in the foregoing clause (a) the greater of such Person’s (i) Ownership Share or (ii) Recourse Share of all paid, accrued or capitalized interest expense (as limited above) for such period of Unconsolidated Affiliates of such Person.

“Interest Period” means with respect to any LIBOR Loan, the period commencing on the date of the borrowing, Conversion or Continuation of such Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each Interest Period shall be one, two, three or six months as the Borrower may, in the Notice of Borrowing, Notice of Continuation or Notice of Conversion, select. In no event shall an Interest Period of a Loan extend beyond the Termination Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having a Credit Rating of BBB- or higher by S&P or Baa3 or higher by Moody’s for the purpose of protecting against fluctuations in interest rates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person: (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, any other Person; (c) any Guaranty of the Indebtedness of any other Person; (d) any other investment in any other Person; and (e) any commitment or option to make an Investment in any other Person.

“Lender” means each financial institution from time to time party hereto as a “Lender” together with its respective successors and permitted assigns.

“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.

“LIBOR” means, for the Interest Period for any LIBOR Loan, (i) the rate of interest quoted by the Agent from time to time as the London Inter-Bank Offered Rate for deposits in U.S. Dollars at approximately 9:00 a.m. Pacific time, two (2) Business Days prior to the date of commencement of such Interest Period for purposes of calculating effective rates of interest for loans or obligations making reference thereto for an amount approximately equal to the applicable LIBOR Loan and for a period of time approximately equal to such Interest Period divided by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). Any change in such maximum rate shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.

“LIBOR Loan” means any portion of a Loan bearing interest at a rate based on LIBOR.

“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding any financing statement filed to give notice of the existence of an operating lease; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

“Loan” means a loan made by a Lender pursuant to Section 2.1.

“Loan Document” means this Agreement, each Note, the Guaranty, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.

“Loan Party” means each of the Borrower, the Parent and each other Guarantor. Schedule 1.1. sets forth the Loan Parties in addition to the Borrower and the Parent as of the Agreement Date.

“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, or the Parent and its Subsidiaries taken as a whole, (b) the legal ability of the Borrower or any other Loan Party that is a Material Subsidiary to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.

“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Parent, the Borrower, any other Loan Party or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

“Material Plan” means at any time a Benefit Plan or Benefit Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

“Material Subsidiary” means one or more Subsidiaries (other than the Borrower) to which more than $25,000,000 of Gross Asset Value is directly or indirectly attributable.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made or to be made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person, provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit a Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Proceeds” means with respect to an Equity Issuance by a Person, the aggregate amount of all cash or the Fair Market Value of all other property received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“Nonrecourse Exceptions” means, with respect to Nonrecourse Indebtedness, reasonable and customary exceptions for fraud, willful misrepresentation, misapplication of funds (including misappropriation of security deposits and failure to apply rents to operating expenses or debt service), indemnities relating to environmental matters and waste of property constituting security for such Nonrecourse Indebtedness, post-default interest, attorney’s fees and other costs of collection to the extent not covered by the value of the property constituting security for such Nonrecourse Indebtedness and other similar exceptions to nonrecourse liability. Nonrecourse Exceptions shall also include the contingent liability of a Person in respect of Nonrecourse Indebtedness of another Person providing for liability arising upon the occurrence of a Bankruptcy Event with respect to such other Person or the occurrence of other contingent events such as a violation of a due on sale clause or a due on finance clause or a violation of special purpose entity covenants (whether such liability arises under a Guaranty of such Nonrecourse Indebtedness enforceable only upon the occurrence of such Bankruptcy Event or such other contingent event, as an obligation to pay to the holder of such Nonrecourse Indebtedness damages resulting from the occurrence of such Bankruptcy Event or other contingent event, or otherwise); provided, however, upon the occurrence of any Bankruptcy Event or other contingent event with respect to such other Person, or once such liability shall otherwise cease to be contingent, then such liability shall no longer be considered to be Nonrecourse Indebtedness.

“Nonrecourse Indebtedness” means, with respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness for borrowed money of such Person. Liability of a Person under (i) a Guaranty of Nonrecourse Exceptions or (ii) completion guarantees for Projects Under Development, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.

“Note” means a promissory note of the Borrower substantially in the form of Exhibit F, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment as originally in effect and otherwise duly completed.

“Notice of Borrowing” means a notice in the form of Exhibit C to be delivered to the Agent evidencing the Borrower’s request for the borrowing of the Loans.

“Notice of Continuation” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.7. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.

“Notice of Conversion” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.8. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, the Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement, any of the other Loan Documents, including, without limitation, the Fees, any other fees payable under any Loan Document and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants paying rent (including each tenant in occupancy during a free rent period negotiated under the terms of its lease and space provided to and accepted by a tenant for performance by the tenant of fit-up work) pursuant to binding leases as to which no monetary default has occurred and is continuing to (b) the aggregate net rentable square footage of such Property. When determining the Occupancy Rate of a Property, a tenant will be deemed to be in occupancy provided such tenant (A) is paying rent to the extent required under the lease, (B) has taken physical possession of its leased space, and (C) if not already open for business, the Borrower reasonably anticipates that such tenant will be open for business within 90 days of the date such tenant first took possession of such space.

“Off Balance Sheet Liabilities” means, with respect to any Person, (a) any repurchase obligation or liability of such Person with respect to any accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) any repurchase obligation or liability of such Person with respect to property or assets leased by such Person as lessee and (c) all obligations of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing, if in the case of this clause (c), the transaction giving rise to such obligation (i) is considered indebtedness for borrowed money for tax purposes but is classified as an operating lease or (ii) does not (and is not required to pursuant to GAAP) appear as a liability on the balance sheet of such Person. The obligations or liabilities of a Person as lessee under any operating lease shall not be included within this definition so long as the terms of such operating lease do not require any payment by or on behalf of such Person at the scheduled termination date of such operating lease, pursuant to a required purchase by or on behalf of such Person of the property or assets subject to such operating lease.

“Operating Real Estate Value” means, as of a given date, the Adjusted NOI for all Properties of the Parent, its Subsidiaries and its Unconsolidated Affiliates for the four fiscal-quarter period most recently ended divided by 7.50%. For purposes of determining Operating Real Estate Value (a) Adjusted NOI from Properties acquired by the Parent, any Subsidiary or any Unconsolidated Affiliate during the immediately preceding four fiscal quarters of the Parent or disposed of by any such Person during the immediately preceding fiscal quarter of the Parent, shall be excluded and (b) with respect to a Property owned by an Unconsolidated Affiliate, only the greater of the Parent’s (i) Ownership Share or (ii) Recourse Share of the Adjusted NOI, as applicable, of such Property shall be used when determining Operating Real Estate Value. If the Parent, the Borrower or their Subsidiaries own Equity Interests in an Unconsolidated Affiliate which owns a Property the Adjusted NOI of which has not been excluded from determinations of Operating Real Estate Value by virtue of the immediately preceding clause (a), and such Unconsolidated Affiliate then becomes a Subsidiary as a result of the acquisition by the Parent, the Borrower or their Subsidiaries of additional Equity Interests or otherwise, the Adjusted NOI for Properties owned by such Unconsolidated Affiliate which has become a Subsidiary shall continue to be included in determinations of Operating Real Estate Value and not be excluded by virtue of the immediately preceding clause (a).

“Ownership Share” means, with respect to any Subsidiary of a Person or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Parent” has the meaning set forth in the introductory paragraph hereof and shall include the Parent’s successors and permitted assigns.

“Participant” has the meaning given that term in Section 11.5.(b).

“Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership Agreement of PREIT Associates, L.P. dated as of September 30, 1997, by and among Pennsylvania Real Estate Investment Trust, as the general partner and the limited partners whose names are set forth therein, as amended and in effect on the Effective Date.

“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Liens” means (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.7.; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen’s compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of the Borrower and (e) Liens in favor of the Agent for the benefit of the Lenders.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Placed in Service” means for each Project Under Development (or portion thereof), the time, determined in accordance with GAAP, at which the ground-up construction, redevelopment and/or expansion of such Property is considered substantially completed and such Property is held available for occupancy subject only to completion of tenant improvements but in any event shall be deemed to have occurred no later than one year from cessation of major construction activity (as distinguished from activities such as routine maintenance, punch list items and cleanup).

“Post-Default Rate” means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to 5.0% plus the Base Rate as in effect from time to time.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Stock issued by the Parent or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Equity Interests redeemable at the option of the holder) payable to holders of such class of Equity Interests; (b) paid or payable to the Parent, the Borrower or another Subsidiary; or (c) constituting balloon, bullet or similar redemptions resulting in the redemption of Preferred Stock.

“Preferred Equity Interest” means, with respect to any Person, shares of capital stock of, or other Equity Interests in, such Person which are entitled to preference or priority over any other capital stock of, or other Equity Interest in, such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Prime Rate” means a base rate of interest which the Agent establishes from time to time. Any change in the Prime Rate shall be effective on the day such change is announced by the Agent at its principal office in San Francisco, California.

“Principal Office” means 2120 E. Park Place, Suite 100, El Segundo, California 90245.

“Project Under Development” means a Property owned by the Parent, any Subsidiary or any Unconsolidated Affiliate on which ground-up construction, redevelopment, and/or expansion has commenced. A Property undergoing ordinary course capital improvements which would qualify as recurring capital expenditures or incurring costs due to ordinary course turnover of non-anchor tenant space, shall not be considered to be a Project Under Development. A Property or portions of that Property shall no longer be considered a Project Under Development after the earlier of (i) the time it is Placed in Service, and (ii) the Borrower’s election (which election shall be irrevocable without the Agent’s consent) to no longer treat such Property (or portion thereof) as a Project Under Development.

“Property” means a parcel (or group of related parcels) of real property developed (or which is to be developed) principally for retail, industrial or residential multi-family use.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage, of (a) the unpaid principal amount of such Lender’s Loan to (b) the aggregate unpaid principal amount of all Loans.

“Rating Agencies” means each of Moody’s and S&P.

“Recourse Share” means, with respect to any Person, the portion (calculated as a percentage) of the total Indebtedness of another Person guaranteed by such Person, or which is otherwise recourse to such Person (other than Indebtedness consisting of Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions).

“Register” has the meaning given that term in Section 11.5.(d).

“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date (or with respect to any Lender that becomes a party to this Agreement after the Agreement Date, any change effective after the date on which such Lender becomes a party hereto) in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.

“Requisite Lenders” means, as of any date, Lenders (which shall include the Lender then acting as Agent) holding at least 66-2/3% of the aggregate outstanding principal amount of the Loans; provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and the Pro Rata Shares of the Loans of the Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Shares of the Loans of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Reserve for Replacements” means, for any period and with respect to any Property, an amount equal to (a)(i) the aggregate square footage of all completed space of such Property times (ii) $0.15 times (b) the number of days in such period divided by (c) 365. The Properties included in the calculation of Reserve for Replacements shall not include those Properties or portions thereof with respect to which or to the extent that a third party (x) owns the improvements thereon, (y) is a party to a ground lease with the Parent, the Borrower or a Subsidiary with respect to the land therein and (z) is contractually obligated to make all repairs and capital improvements and replacements thereof.

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable to holders of Equity Interests solely in the form of Equity Interests of the Parent or any such Subsidiary, as the case may be; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or similar units of any class of stock or other equity interest of the Parent or any of its Subsidiaries now or hereafter outstanding.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Secured Indebtedness” means, with respect to a Person as of any given date and without duplication, (a) the aggregate principal amount of all Indebtedness of such Person outstanding at such date and that is secured in any manner by any Lien and (b) Indebtedness of such Person under a Guaranty of Secured Indebtedness of another Person. In the case of the Parent, shall include (without duplication) the Parent’s Ownership Share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

“Single Asset Entity” means a Person (other than an individual) that (a) only owns a single Property; (b) is engaged only in the business of owning, developing and/or leasing such Property; and (c) receives substantially all of its gross revenues from such Property. In addition, if the assets of a Person consist solely of (i) Equity Interests in one other Single Asset Entity and (ii) cash and other assets of nominal value incidental to such Person’s ownership of the other Single Asset Entity, such Person shall also be deemed to be a Single Asset Entity for purposes of this Agreement.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Substantial Amount” means, at the time of determination thereof, an amount in excess of 30.0% of total consolidated assets (exclusive of depreciation) at such time of the Parent and its Subsidiaries determined on a consolidated basis.

“Tangible Net Worth” means, for any Person and as of a given date, such Person’s total consolidated stockholder’s equity plus, in the case of the Parent, increases in accumulated depreciation and amortization occurring after December 31, 2007, minus (to the extent reflected in determining stockholders’ equity of such Person): (a) the amount of any write-up in the book value of any assets reflected in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for patents, patent applications, copyrights, trademarks, trade names, goodwill and other like assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“Taxes” has the meaning given that term in Section 3.10.

“Termination Date” means March 20, 2010 or such later date to which such date may be extended in accordance with Section 2.10.

“Total Budgeted Cost Until Stabilization” means, with respect to a Project Under Development, and at any time, the aggregate amount of all costs budgeted to be paid, incurred or otherwise expended or accrued by the Parent, the Borrower, a Subsidiary or an Unconsolidated Affiliate with respect to such Property to achieve an Occupancy Rate of 100%, including without limitation, all amounts budgeted with respect to all of the following: (a) acquisition of land and any related site improvements, demolition costs, architecture, engineering, construction/project management and development fees, legal fees and entitlement fees; (b) a reasonable and appropriate reserve for construction interest; (c) tenant improvements; (d) leasing commissions and other leasing costs, (e) infrastructure costs and (f) other hard and soft costs associated with the development or redevelopment of such Property. With respect to any Property that is a redevelopment involving the addition of gross leasable area, the Total Budgeted Cost Until Stabilization shall include all budgeted costs for expansions of the Property associated with the additional gross leasable area and all budgeted costs for renovations and other expenditures. With respect to any Property to be developed from the ground up in more than one phase, the Total Budgeted Cost Until Stabilization shall exclude budgeted costs (other than costs relating to acquisition of land and related site improvements, demolition costs, architecture, engineering, construction/project management and development fees, legal fees and entitlement fees) to the extent relating to any phase for which (i) construction has not yet commenced and (ii) a binding construction contract or lease agreement has not been entered into by the Parent, the Borrower, any other Subsidiary or any Unconsolidated Affiliate, as the case may be. The calculation of Total Budgeted Cost Until Stabilization herein shall be net of (x) any amount of budgeted costs attributable to portions of any Property that have been Placed in Service and (y) the aggregate sale proceeds of a sale of a pad site within a Project under Development that are payable pursuant to a binding sale contract with a third party approved by the Agent.

“Total Liabilities” means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on the consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication): (a) all Indebtedness of such Person (whether or not Nonrecourse Indebtedness and whether or not secured by a Lien), including without limitation, Capitalized Lease Obligations and the full stated amount of undrawn letters of credit issued for the account of such Person, but excluding (i) letters of credit secured with cash collateral, (ii) letters of credit issued solely in lieu of a non-payment performance obligation and (iii) letters of credit securing a refundable obligation under a binding contract; (b) all accounts payable (including tenant deposits accounted for as payables but excluding tenant deposits held as restricted cash and not included in the calculation of Gross Asset Value pursuant to clause (b) of the definition of such term) and accrued expenses of such Person; (c) all purchase and repurchase obligations and forward commitments of such Person to the extent such obligations or commitments are evidenced by a binding purchase agreement (forward commitments shall include without limitation forward equity commitments and commitments to purchase properties); (d) all unfunded obligations of such Person; (e) all lease obligations of such Person (including ground leases) to the extent required under GAAP to be classified as a liability on the balance sheet of such Person; (f) all Contingent Obligations and Off Balance Sheet Liabilities of such Person; (g) all liabilities of any Unconsolidated Affiliate of such Person, which liabilities such Person has Guaranteed or is otherwise obligated on a recourse basis; and (h) the greater of such Person’s (i) Ownership Share or (ii) Recourse Share of the Indebtedness of any Unconsolidated Affiliate of such Person, including Nonrecourse Indebtedness of such Person. For purposes of clauses (c) and (d) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire unimproved or fully developed real property shall be equal to (i) the total purchase price payable by such Person under the contract if, at such time, the seller of such real property would be entitled to specifically enforce the contract against such Person, otherwise and (ii) the aggregate amount of due diligence deposits, earnest money payments and other similar payments made by such Person under the contract which, at such time, would be subject to forfeiture upon termination of the contract. For purposes of clause (c) of this definition, the amount of Total Liabilities of a Person at any given time in respect of a contract to purchase or otherwise acquire real property being renovated or developed by a third party shall be equal to the maximum amount reasonably estimated to be payable by such Person to such third party under a contract between such Person and such third party during the remaining term of such contract. For purposes of this definition, if the assets of a Subsidiary of a Person consist solely of Equity Interests in one Unconsolidated Affiliate of such Person and such Person is not otherwise obligated in respect of the Indebtedness of such Unconsolidated Affiliate, then only such Person’s Ownership Share of the Indebtedness of such Unconsolidated Affiliate shall be included as Total Liabilities of such Person. For purposes of determining the Total Liabilities of the Parent and the Subsidiaries, the amount of any Indebtedness assumed by the Parent or any Subsidiary at the time of an acquisition which the Parent is required under GAAP to reflect at fair value on a balance sheet, shall be equal to outstanding principal balance of such Indebtedness and not the fair value of such Indebtedness as would be reflected on the Parent’s balance sheet.

“Transfer Authorizer Designation” means a form substantially in the form of Exhibit I to be delivered to the Agent pursuant to Section 5.1.

“Trust Agreement” means that certain Pennsylvania Real Estate Investment Trust Trust Agreement, as amended and restated as of December 16, 1997, among the trustees a party thereto, as amended and in effect on the Effective Date.

“Type” with respect to any portion of a Loan, refers to whether such portion is a LIBOR Loan or a Base Rate Loan.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated in accordance with GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unfunded Liabilities” means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Benefit Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Benefit Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Benefit Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and permitted assigns.

“Wholly Owned Subsidiary” means any Subsidiary of a Person all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) of which are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person. In the case of the Parent, the term “Wholly Owned Subsidiary” shall also include any Subsidiary of the Parent (a) of which the Parent owns or controls, directly, or indirectly through one or more other Subsidiaries, substantially all of the equity securities or other ownership interests and (b) over which the Parent possesses sufficient control to warrant treating such Subsidiary as if it were otherwise a Wholly Owned Subsidiary, in each case, as determined by the Agent.

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of                     , 20     (the “Agreement”) by and among                          (the “Assignor”),                      (the “Assignee”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”).

WHEREAS, the Assignor is a Lender under that certain Term Loan Agreement dated as of September 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among PREIT ASSOCIATES, L.P. (“PREIT”), PREIT-RUBIN, INC. (“PREIT-RUBIN; together with PREIT, each individually a “Borrower” and collectively, the “Borrower”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto;

WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor’s Loan under the Term Loan Agreement, all on the terms and conditions set forth herein; and

WHEREAS, the Borrower, the Parent and the Agent consent to such assignment on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Assignment.

(a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of                     , 20     (the “Assignment Date”) the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $                 interest (such interest being the “Assigned Loan”) in and to the Assignor’s Loan and all of the other rights and obligations of the Assignor under the Term Loan Agreement, such Assignor’s Note and the other Loan Documents representing     % in respect of the aggregate amount of all Lenders’ outstanding Loans, all voting rights of the Assignor associated with the Assigned Loan, all rights to receive interest on such amount of the Loan and all commitment and other fees with respect to the Assigned Loan and other rights of the Assignor under the Term Loan Agreement and the other Loan Documents with respect to the Assigned Loan, all as if the Assignee were an original Lender under and signatory to the Term Loan Agreement having a Loan equal to such amount of the Assigned Loan. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Loan as if the Assignee were an original Lender under and signatory to the Term Loan Agreement having a Loan equal to the Assigned Loan, which obligations shall include, but shall not be limited to, the obligation to indemnify the Agent as provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Term Loan Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the “Assigned Obligations”). The obligations assigned pursuant to the immediately preceding sentence shall constitute Assigned Obligations hereunder. The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Loan from and after the Assignment Date. The Assignor shall retain all of its right to indemnification under the Term Loan Agreement and the other Loan Documents for any events, acts or omissions occurring prior to the Assignment Date.

(b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agent, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article X of the Term Loan Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4. below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, (ii) any representations, warranties, statements or information made or furnished by the Borrower in connection with the Term Loan Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Term Loan Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Note or the Term Loan Agreement and (v) the performance or failure to perform by the Borrower of any obligation under the Term Loan Agreement or any document or instrument executed in connection therewith. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof, or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Term Loan Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement or any Note or pursuant to any other obligation. The Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or to notify the undersigned of any Event of Default except as expressly provided in the Term Loan Agreement. The Assignee has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1. of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date such amount as they may agree.

Section 3. Payments by Assignor. The Assignor agrees to pay to the Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Term Loan Agreement.

Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Term Loan Agreement having a Loan under the Term Loan Agreement immediately prior to the Assignment Date, with an outstanding principal balance equal to $                     and that the Assignor has not received written notice of a default of its obligations under the Term Loan Agreement; and (ii) the outstanding principal balance of the Loan owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $                    ; and (b) it is the legal and beneficial owner of the Assigned Loan which is free and clear of any adverse claim created by the Assignor.

Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is legally authorized to enter into this Agreement; (b) it is an “accredited investor” (as such term is used in Regulation D of the Securities Act) and an Eligible Assignee; (c) confirms that it has received a copy of the Term Loan Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof together with such powers as are reasonably incidental thereto; (e) agrees that it will become a party to and shall be bound by the Term Loan Agreement, the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.

Section 6. Recording and Acknowledgment by the Agent. Following the execution of this Agreement, the Assignor will deliver to the Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by the Agent and (b) the Assignor’s Note. The Borrower agrees to exchange such Note for new Notes as provided in Section 11.5.(c) of the Term Loan Agreement. Upon such acknowledgment and recording, from and after the Assignment Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement for periods prior to the Assignment Date directly between themselves.

Section 7. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

Notice Address:

Telephone No.:
Telecopy No.:

Domestic Lending Office:

Telephone No.:
Telecopy No.:

LIBOR Lending Office:

Telephone No.:
Telecopy No.:

Section 8. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Term Loan Agreement, shall be made as provided in the Term Loan Agreement in accordance with the following instructions:

ABA Number:
Account Number:
Reference:

Section 9. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Borrower and the Agent and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2. hereof and (c) the payment to the Agent of the amounts owing by the Assignor pursuant to Section 3. hereof. Upon recording and acknowledgment of this Agreement by the Agent, from and after the Assignment Date, (i) the Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Term Loan Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its remaining Commitment.

Section 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 12. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 13. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor.

Section 14. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

Section 15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 16. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Term Loan Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Title:

Agreed and Consented to as of the date first written above.

[Include signature of the Borrower only

if required under Section 11.5.(c) of the

Term Loan Agreement]

BORROWER:

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

[Signatures continued on next page]

Accepted as of the date first written above.

AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT B

FORM OF GUARANTY

THIS GUARANTY dated as of September 3, 2008 executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of September 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among PREIT Associates, L.P. (“PREIT”), PREIT-RUBIN, Inc. (“PREIT-RUBIN; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto, for the benefit of the Guarantied Parties (as defined below).

WHEREAS, pursuant to the Term Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth therein;

WHEREAS, the Borrower may from time to time enter into Interest Rate Agreements with one or more of the Lenders, or any Affiliate thereof (such Affiliate, a “Lender Affiliate”; together with the Lenders and the Agent, each a “Guarantied Party” and collectively, the “Guarantied Parties”);

WHEREAS, the Parent is the sole general partner of the Borrower;

WHEREAS, each other Guarantor is a Subsidiary of the Borrower or the Parent;

WHEREAS, the Borrower, each Guarantor and the other Loan Parties, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Term Loan Agreement and from the Guarantied Parties’ entering into Interest Rate Agreements with any Borrower, and accordingly, each such Guarantor is willing to guarantee certain of the Borrower’s obligations to the Agent and the Lenders and each Guarantor is willing to guarantee the Borrower’s obligations to the Guarantied Parties under any Interest Rate Agreement, in each case, on the terms and conditions contained herein; and

WHEREAS, it is a condition precedent to the effectiveness of the Term Loan Agreement and the extension of financial accommodations under the Term Loan Agreement and to any Guarantied Party’s entering into any Interest Rate Agreement with the Borrower, that the Guarantors execute and deliver this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Lender or the Agent under or in connection with the Term Loan Agreement and any other Loan Document to which the Borrower is a party, including without limitation, the repayment of all principal of the Loans and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders and the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder and (d) all obligations and liabilities of the Borrower owing to any Guarantied Party under any Interest Rate Agreement to which the Borrower is party; and (e) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against any Loan Party or any other Person or commence any suit or other proceeding against any Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of any Loan Party or any other Person; or (c) to make demand of any Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the other Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Term Loan Agreement, any other Loan Document, any Interest Rate Agreement between the Borrower and any Guarantied Party, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Term Loan Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Term Loan Agreement, any of the other Loan Documents, any Interest Rate Agreement between the Borrower and any Guarantied Party, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Agent or any other Guarantied Party of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of any Loan Party;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f) any invalidity or nonperfection of any security interest or lien on, or any other impairment of, any collateral securing any of the Guaranteed Obligations or any failure of the Agent or any other Person to preserve any such collateral security or any other impairment of any such collateral;

(g) any act or failure to act by any Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against such Loan Party to recover payments made under this Guaranty;

(h) any application of sums paid by any Loan Party or any other Person with respect to the liabilities of the Borrower to the Agent or other Guarantied Parties, regardless of what liabilities of the Borrower remain unpaid;

(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

(j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than termination of this Guaranty as provided in Section 20. hereof).

Section 4. Action with Respect to Guarantied Obligations. The Guarantied Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3. and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Term Loan Agreement, any other Loan Document, or any Interest Rate Agreement between the Borrower and any Guarantied Party; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against any Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Term Loan Agreement, the other Loan Documents, or Interest Rate Agreement between the Borrower and any Guarantied Party, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Term Loan Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Agent and/or the other Guarantied Parties are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Term Loan Agreement, any of the other Loan Documents, any Interest Rate Agreement between the Borrower and any Guarantied Party, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such other Guarantied Party.

Section 10. Subrogation. Each Guarantor hereby forever waives to the fullest extent possible any and all claims such Guarantor may have against the Borrower arising out of any payment by such Guarantor to the Agent and the other Guarantied Parties of any of the obligations pursuant to this Guaranty, including, but not limited to, all such claims of such Guarantor arising out of any right of subrogation, indemnity, reimbursement, contribution, exoneration, payment or any other claim, cause of action, right or remedy against the Borrower, whether such claim arises at law, in equity, or out of any written or oral agreement between or among such Guarantor, the Borrower or otherwise. The waivers set forth above are intended by each Guarantor, the Agent and the other Guarantied Parties to be for the benefit of the Borrower, and such waivers shall be enforceable by the Borrower, or any of their successors or assigns, as an absolute defense to any action by such Guarantor against the Borrower or the assets of the Borrower, which action arises out of any payment by the Borrower to the Agent or other Guarantied Parties upon any of these obligations. The waivers set forth herein may not be revoked by any Guarantor without the prior written consent of the Agent and the Borrower.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding, provided the requirements set forth in Section 3.10 of the Term Loan Agreement are satisfied, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent and each other Guarantied Party, at any time or from time to time, during the continuance of any Event of Default without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or its Affiliate, subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any Affiliate of the Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the other Guarantied Parties that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the other Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the other Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the other Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent and the other Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

SECTION 17. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.

(a) EACH GUARANTOR, AND EACH OF THE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE AGENT, THE OTHER GUARANTIED PARTIES AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH ANY COLLATERAL OR ANY LIEN OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE.

(b) EACH GUARANTOR, THE AGENT, AND EACH OTHER GUARANTIED PARTY BY ACEPTING THE BENFITS HEREOF, HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE EASTERN DISTRICT OF PENNSYLVANIA OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN PHILADELPHIA COUNTY, PENNSYLVANIA, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT, OR ANY OF THE OTHER GUARANTIED PARTIES, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY, OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR THE COLLATERAL. EACH GUARANTOR AND EACH OF THE GUARANTIED PARTIES EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS.

(c) EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME.

(d) THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY OTHER GUARANTIED PARTY OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(e) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER OBLIGATIONS AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Term Loan Agreement, and in the case of any dispute relating to any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of the outstanding amount of such Guarantied Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or any other Guarantied Party of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect until the indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Term Loan Agreement and all Interest Rate Agreements between the Borrower and any Guarantied Party.

Section 21. Successors and Assigns. Each reference herein to the Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Guarantied Parties may, in accordance with the applicable provisions of the Term Loan Agreement and any Interest Rate Agreement between the Borrower and any Guarantied Party, assign, transfer or sell any Guarantied Obligations, or grant or sell participations in any Guarantied Obligation, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding any Loan Party. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall by null and void.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Agent and each Guarantor.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at its Principal Office, not later than 11:00 a.m., on the date one Business Day after demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any other Guarantied Party at its address for notices provided for in the Term Loan Agreement or Interest Rate Agreement between the Borrower and any Guarantied Party, as applicable, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability. Neither the Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty, any of the other Loan Documents, any Interest Rate Agreement between the Borrower and any Guarantied Party, or any of the transactions contemplated by this Guaranty, the Term Loan Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent or any other Guarantied Party or any of the Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Term Loan Agreement, any of the other Loan Documents, any Interest Rate Agreement between the Borrower and any Guarantied Party, or any of the transactions contemplated by the Term Loan Agreement or financed thereby or by any Interest Rate Agreement between the Borrower and any Guarantied Party. Notwithstanding anything in this Section to the contrary, no Defaulting Lender shall be entitled to claim any of the benefits of this Section.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding such Guarantor may be delivered electronically pursuant to Section 11.19 of the Term Loan Agreement.

Section 30. Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Term Loan Agreement.

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IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTOR]

By:
Name:
Title:

Address for Notices for all Guarantors:

Attention:
Telecopier:
Telephone:

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                     ,         , executed and delivered by                             , a                              (the “New Guarantor”) in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Term Loan Agreement dated as of September 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among PREIT Associates, L.P., PREIT-RUBIN, Inc. (“PREIT-RUBIN; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto for the benefit of the Guarantied Parties (as defined below).

WHEREAS, pursuant to the Term Loan Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Term Loan Agreement;

WHEREAS, the Borrower may from time to time enter into Interest Rate Agreements with one or more of the Lenders, or any Affiliate thereof (such Affiliate, a “Lender Affiliate”; together with the Lenders and the Agent, each a “Guarantied Party” and collectively, the “Guarantied Parties”);

WHEREAS, the New Guarantor is a Subsidiary of the Borrower or the Parent;

WHEREAS, each Borrower, the New Guarantor, the other Subsidiaries of the Borrower and the Parent, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Term Loan Agreement and from the Guarantied Parties’ entering into Interest Rate Agreements with any Borrower, and accordingly, the New Guarantor is willing to guarantee certain of the Borrower’s obligations to the Agent and the Lenders and to guarantee the Borrower’s obligations to the Guarantied Parties under any Interest Rate Agreement, in each case, on the terms and conditions contained herein; and

WHEREAS, it is a condition precedent to the effectiveness of the Term Loan Agreement and the extension of financial accommodations under the Term Loan Agreement and to any Guarantied Party’s entering into any Interest Rate Agreement with the Borrower, that the New Guarantor execute and deliver this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of September 3, 2008 (the “Guaranty”), made by the Parent and each Subsidiary a party thereto in favor of the Agent and the Lenders and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:

(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations;

(b) makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c) consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Term Loan Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL) Address for Notices:

Attention:
Telecopier:
Telephone:

Accepted: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

EXHIBIT C

FORM OF NOTICE OF BORROWING

September 3, 2008

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1910

100-120 N. 18th Street

Philadelphia, PA 19103

Attention: Loan Administrator

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of September 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among PREIT Associates, L.P., PREIT-RUBIN, Inc. (“PREIT-RUBIN; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

1.	Pursuant to Section 2.1. of the Term Loan Agreement, the Borrower hereby requests that the Lenders make Loans to the Borrower in an amount equal to $ .

2.	The Borrower requests that the Loans be made available to the Borrower on , 20__.

3.	The Borrower hereby requests that the requested Loans be of the following Type:

[Check one box only]

☐ Base Rate Loan
☐ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]	☐ one month
☐ two months
☐ three months
☐ six months

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4.	The proceeds of the Loans will be used for general corporate purposes.

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Loans, and after making such Loans, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties of the Borrower and the Guarantors contained in the Term Loan Agreement and the other Loan Documents are and shall be true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Term Loan Agreement or the other Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V. of the Term Loan Agreement will have been satisfied at the time such Loans are made.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

[SEAL]

C-2

EXHIBIT D

FORM OF NOTICE OF CONTINUATION

                    , 20__

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1910

100-120 N. 18th Street

Philadelphia, PA 19103

Attention: Loan Administrator

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of September 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among PREIT Associates, L.P., PREIT-RUBIN, Inc. (“PREIT-RUBIN; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

Pursuant to Section 2.7. of the Term Loan Agreement, the Borrower hereby requests a Continuation of a LIBOR Loan under the Term Loan Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Term Loan Agreement:

1.	The requested date of such Continuation is , 20__.

2.	The LIBOR Loan to be continued pursuant hereto is a Loan in the aggregate principal amount of $ .

3.	The portion of the principal amount of the LIBOR Loan subject to the requested Continuation is $ .

4.	The current Interest Period of the LIBOR Loan subject to such Continuation ends on , 20__.

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5.	The duration of the Interest Period for the LIBOR Loan or portion thereof subject to such Continuation is:

[Check one box only]	☐ one month
☐ two months
☐ three months
☐ six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Event of Default shall have occurred and be continuing.

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7. of the Term Loan Agreement.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

[SEAL]

D-2

EXHIBIT E

FORM OF NOTICE OF CONVERSION

                    , 20__

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1910

100-120 N. 18th Street

Philadelphia, PA 19103

Attention: Loan Administrator

Ladies and Gentlemen:

Reference is made to that certain Term Loan Agreement dated as of September 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among PREIT Associates, L.P., PREIT-RUBIN, Inc. (“PREIT-RUBIN; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

Pursuant to Section 2.8. of the Term Loan Agreement, the Borrower hereby requests a Conversion of a Loan of one Type into a Loan of another Type under the Term Loan Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Term Loan Agreement:

1.	The requested date of such Conversion is , 20__.

2.	The Loans to be Converted pursuant hereto is currently:

[Check one box only]

☐ Base Rate Loan
☐ LIBOR Loan

3.	The aggregate principal amount of the Loans subject to the requested Conversion is $ and the portion of such principal amount subject to such Conversion is $ .

E-1

5.	The amount of such Loan to be so Converted is to be converted into a Loan of the following Type:

[Check one box only]

☐ Base Rate Loan
☐ LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]	☐ one month
☐ two months
☐ three months
☐ six months

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Conversion, and after giving effect to such Conversion, no Event of Default shall have occurred and be continuing.

If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.8. of the Term Loan Agreement.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

[SEAL]

E-2

EXHIBIT F

FORM OF NOTE

$	September 3, 2008

FOR VALUE RECEIVED, the undersigned, PREIT ASSOCIATES, L.P, a Delaware limited partnership (“PREIT”) and PREIT-RUBIN, INC., a                                          (“PREIT-RUBIN; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”) (the “Borrower”), jointly and severally, hereby unconditionally promises to pay to the order of                                      (the “Lender”), in care of Wells Fargo Bank, National Association, as Agent (the “Agent”), to Wells Fargo Bank, National Association, 2120 E. Park Place, Suite 100, El Segundo, California 90245 or at such other address as may be specified by the Agent to the Borrower, the principal sum of                                  AND          /100 DOLLARS ($                        ), or such lesser amount as may be the then outstanding and unpaid balance of the Loan made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Term Loan Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Term Loan Agreement.

This Note is one of the “Notes” referred to in that Term Loan Agreement dated as of September 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among the Borrower, Pennsylvania Real Estate Investment Trust, the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, the Agent and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Term Loan Agreement. The Term Loan Agreement, among other things, (a) provides for the making of the Loan by the Lender to the Borrower in the principal Dollar amount first above mentioned, (b) permits the prepayment of the Loan by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loan upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH COMMONWEALTH.

F-1

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Note under seal as of the date written above.

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust, its general partner

By:
Name:
Title:

[SEAL]

PREIT-RUBIN, INC.

By:
Name:
Title:

[SEAL]

F-2

EXHIBIT G

FORM OF OPINION OF COUNSEL TO THE PARENT,

THE BORROWER AND THE GUARANTORS

September 3, 2008

Wells Fargo Bank, National Association, as Agent

Two Logan Square, Suite 1910

100-120 North 18th Street

Philadelphia, Pennsylvania 19103

The Lenders party to the Term Loan Agreement referred to below

Ladies and Gentlemen:

We have acted as counsel to PREIT Associates, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, Inc., a Pennsylvania corporation (“PREIT-RUBIN”; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Parent”) and the subsidiaries of Parent identified on Annex A attached hereto (collectively, the “Guarantors”, and together with the Borrower and the Parent, the “Loan Parties”) in connection with the negotiation, execution and delivery of that certain Term Loan Agreement, dated as of the date hereof (the “Term Loan Agreement”), by and among the Borrower, the Parent, each of the financial institutions initially a signatory thereto together with their assignees pursuant to Section 11.5.(c) of the Term Loan Agreement and Wells Fargo Bank, National Association, as Agent (collectively, the “Lenders”).

All capitalized terms used but not defined herein shall have the meanings set forth in the Term Loan Agreement.

In these capacities, we have reviewed copies of the following:

(a)	the Term Loan Agreement;

(b)	the Notes;

(c)	the Guaranty;

(d)	the letter agreement dated as of September 3, 2008 by and among the Borrower, the Parent, the Lenders and the Agent;

September 3, 2008

(e)	the Security Agreement dated as of September 3, 2008 executed by PREIT in favor of the Agent (the “Security Agreement”);

(f)	the Securities Account Control Agreement dated as of September 3, 2008 by and among PREIT, the Agent and Wells Fargo Brokerage Services, LLC (the “Securities Account Control Agreement”); and

(g)	UCC-1 Financing Statement (the “UCC-1”) naming PREIT as debtor and Agent as secured party covering the Securities Account described in the Securities Account Control Agreement.

The documents and instruments set forth in items (a) through (g) above are referred to herein as the “Transaction Documents”.

In addition to the foregoing, we have reviewed certificates of limited partnership, limited partnership agreements, certificates of formation, certificates of organization, operating agreements or other similar organizational documents, as applicable, of each Loan Party and its respective general partner or sole member and certain resolutions of the board of trustees or other governing body, if applicable, of each Loan Party or its respective general partner or sole member (collectively, the “Organizational Documents”) and have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

The opinions expressed below are limited to (a) the laws of the Commonwealth of Pennsylvania and (b) the Delaware Limited Liability Company Act, the Delaware Limited Partnership Act, Delaware Uniform Commercial Code, the South Carolina Uniform Limited Liability Company Act, the Maryland General Corporation Law, the New Jersey Limited Liability Company Act, and the Virginia Limited Liability Company Act, as published on-line on LexisNexis as of September 3, 2008 (the foregoing statutes, collectively, the “Acts”). Except for our opinions with respect to the Acts, we express no opinion concerning the laws of any jurisdiction other than Pennsylvania. Our opinions are based upon the assumption that the laws of the Commonwealth of Pennsylvania and the Acts, as set forth above, are applicable to the matters set forth herein.

When we state herein that matters are to our “knowledge,” we mean that we have no actual knowledge of facts which are contrary to the opinion rendered, without having undertaken independent investigation or verification of any such facts. The words “actual knowledge” mean the conscious attention to such information by the Primary Lawyer Group. The phrase “Primary Lawyer Group” includes only attorneys who are currently members of or employed by this firm who have been involved in the preparation of this letter and such other attorneys as have been involved in the representation of Borrower or other Loan Parties in connection with the transaction that is the subject of this letter.

September 3, 2008

The opinions hereinafter expressed are specifically subject to the following additional assumptions, exceptions and qualifications:

(a) We have made no inquiry or investigation concerning the status, authority to act or authorization of any party participating in the subject transaction or delivering any document in connection therewith other than the Loan Parties.

(b) We have assumed the due authorization, execution and delivery by each party thereto (other than the Loan Parties) of each of the Transaction Documents to be executed and delivered by any of such other parties and the enforceability of the Transaction Documents against such other parties. We have assumed the legal capacity of all individuals executing any of the Transaction Documents.

(c) As to any matters of fact material to the opinions hereafter expressed, we have relied with your permission upon the truth and accuracy of certain representations, warranties and certifications made by the Loan Parties in or pursuant to the Transaction Documents. To the extent that we have relied upon original documents or copies thereof, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

(d) Our opinion in paragraph 11 below is based on the assumption that PREIT has rights in the collateral described in the Security Agreement.

Based upon the foregoing, and subject to all of the qualifications and assumptions set forth herein, we are of the opinion that:

1. Each Borrower has the power to execute, deliver and perform the Transaction Documents to which it is a party, to own and use its assets, and to conduct its business as, to our knowledge, it is presently conducted and as, to our knowledge, it is proposed to be conducted immediately following the consummation of the transactions contemplated by the Term Loan Agreement.

2. The Parent has the power to execute, deliver and perform the Transaction Documents to which it is a party, to own and use its assets, and to conduct its business as, to our knowledge, it is presently conducted and as, to our knowledge, it is proposed to be conducted immediately following the consummation of the transactions contemplated by the Term Loan Agreement.

3. Each Guarantor has the power to execute, deliver and perform the Guaranty.

September 3, 2008

4. PREIT is a limited partnership subsisting and in good standing under the laws of the State of Delaware, and PREIT-RUBIN is a corporation subsisting and in good standing under the laws of the Commonwealth of Pennsylvania, based solely on the good standing certificate and subsistence certificate, respectively, identified on Annex B.

5. Parent is a business trust subsisting under the laws of the Commonwealth of Pennsylvania, based solely on the subsistence certificate identified on Annex C.

6. Each Guarantor is an entity organized and subsisting and in good standing under the laws of the State of its formation, based solely on the good standing/subsistence certificate or CT Corporation Status Report for such entity identified on Annex D.

7. Each Loan Party has duly authorized the execution and delivery of the Transaction Documents to which it is a party and the performance of all obligations of such Loan Party thereunder. Each of the Loan Parties and each respective general partner or sole member on behalf of the applicable Loan Parties has duly executed and delivered such Transaction Documents. The individuals executing the Transaction Documents on behalf of the Loan Parties and each respective general partner or sole member of the Loan Parties, as the case may be, have been duly authorized to do so.

8. The execution and delivery by each of the Loan Parties of the Transaction Documents to which it is a party do not, and, if each of the Loan Parties were now to perform its obligations under such Transaction Documents, such performance would not, result in any:

(a) violation of any Loan Party’s Organizational Documents;

(b) violation of any existing constitution, statute, regulation, rule, order, or law of Pennsylvania or the United States of America or the Acts, as the case may be, to which any Loan Party or its assets are subject;

(c) breach or violation of or default under, any agreements, instruments, indentures or other documents evidencing any indebtedness for money borrowed or any other material agreement to which, to our knowledge, a Loan Party is bound or under which a Loan Party or its assets is subject;

(d) creation or imposition of a contractual lien or security interest in, on or against the assets of any Loan Party under any material written agreements to which, to our knowledge, any Loan Party is a party or by which any Loan Party or its assets are bound; or

September 3, 2008

(e) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, any Loan Party or its assets are subject.

9. The execution, delivery and performance by each of the Loan Parties of each Transaction Document to which it is a party, and the consummation of the transactions thereunder, do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority of the United States of America or the Commonwealth of Pennsylvania, except filings with the United States Securities and Exchange Commission.

10. The Transaction Documents other than the Securities Account Control Agreement constitute the legal, valid and binding obligations of each of the Loan Parties that is signatory thereto, enforceable against such Loan Party in accordance with their respective terms.

11. The Securities Account Control Agreement has been duly executed and delivered by PREIT, and, if, notwithstanding the parties’ choice of Minnesota law in the Securities Account Control Agreement, the Securities Account Control Agreement were governed by Pennsylvania law, it would be enforceable in accordance with its terms. The Security Agreement creates a valid security interest in favor of the Agent for the benefit of the Lenders in all of the Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 the Uniform Commercial Code (the “Article 9 Collateral”) as currently in effect in the State of Delaware (the “Code”). The filing of the UCC-1 with the Secretary of State of Delaware is sufficient to perfect such security interest in the Article 9 Collateral to the extent such security interest may be perfected by the filing of a financing statement under the Code, recognizing, however, that a security interest in a securities account perfected by control under the Code has priority over a lien perfected only by filing.

12. To our knowledge, (a) there are no judgments outstanding against any of the Loan Parties or affecting any of their respective assets, nor (b) is there any litigation or other proceeding against any of the Loan Parties or its assets pending or overtly threatened, which, in either event, could reasonably be expected to have a Material Adverse Effect.

13. None of the Loan Parties is, or, after giving effect to any Loan will be, subject to regulation under the Investment Company Act of 1940 or to any federal or Pennsylvania statute or regulation limiting its ability to incur indebtedness for borrowed money.

14. Assuming that Borrower applies the proceeds of the Loans as provided in the Term Loan Agreement, the transactions contemplated by the Transaction Documents do not violate the provisions of Regulations T, U or X of the Federal Reserve Board.

September 3, 2008

15. The interest to be paid to the Lender on the Loans pursuant to the Term Loan Agreement does not violate any law of the Commonwealth of Pennsylvania relating to interest and civil usury, provided, however, no opinion is expressed as to whether the Pennsylvania criminal usury limits of 25% and/or 36% would be applicable to borrowings under the Transaction Documents.

The foregoing opinions are subject to the further qualifications, limitations and assumptions that:

(A) Our opinion as to the validity and enforceability of the Transaction Documents is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, receivership, moratorium and similar laws affecting creditor’s rights generally.

(B) The availability and enforceability of particular remedies, and the enforceability of particular provisions or waivers in the relevant documents may be limited by equitable principles and federal bankruptcy law.

(C) We express no opinion as to the availability of the remedy of specific performance.

(D) We express no opinion concerning any provisions of the Transaction Documents which purport to (i) authorize a party to exercise any extra-judicial remedy including self-help, except where permitted by law; (ii) waive personal service of judicial process, right to jury trial, statutes of limitation, or benefit of the automatic stay and other rights under the Federal Bankruptcy Code; (iii) establish evidentiary standards; (iv) waive non-waiveable rights including, without limitation, the obligation to mitigate damages; (v) waive commercial reasonableness; (vi) retain a claim against a guarantor where the primary debtor has been discharged or released or the claim been disallowed; (vii) provide for post-judgment interest in excess of that permitted on judgments in Pennsylvania; (viii) impose late charges, increased rate of interest, penalties or forfeitures upon the occurrence of a default; (ix) provide for the vesting of jurisdiction in, or the consent to the exercise of jurisdiction by, any court where the exercise of jurisdiction is within discretion of such court or the court is not a court of general jurisdiction; or (x) grant an unlimited power of attorney to act on behalf of another party.

This opinion is furnished for the benefit of addressee and its successors and assigns which become holders of the Transaction Documents and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent. The opinions given herein are as of the date hereof, limited by facts, circumstances and laws in effect on such date, and by rendering this opinion we undertake no obligation to advise the addressee or any other party entitled to rely on this opinion with the respect to any changes therein. Our opinions as to

September 3, 2008

qualification and good standing in paragraphs 4, 5 and 6 hereof are as of the date of the good standing/subsistence certificates identified on Annexes B, C and D, respectively. Our opinion in paragraph 13 insofar as it relates to PR Lycoming Services Associates (“LSA”) is based on the representations of Parent that its subsidiaries are in compliance with applicable law and that LSA does not hold a certificate of public convenience from the Pennsylvania Public Utility Commission or equivalent Federal agency. We have no actual knowledge of facts which contradicts the representations in the preceding sentence.

Very truly yours,

DRINKER BIDDLE & REATH LLP

RTH:LAS

ANNEX A

GUARANTORS

ENTITY	STATE OF FORMATION
1. 1150 Plymouth Associates, Inc.	Maryland
2. Echelon Beverage LLC	New Jersey
3. Echelon Residential Unit Owner LLC	Delaware
4. Echelon Title LLC	Delaware
5. Exton License, Inc.	Maryland
6. Exton Square 1, LLC	Delaware
7. Exton Square 2, LLC	Delaware
8. Exton Square 3, LLC	Delaware
9. Exton Square 4, LLC	Delaware
10. Exton Square 5, LLC	Delaware
11. Exton Square 6, LLC	Delaware
12. Exton Square 7, LLC	Delaware
13. Exton Square 8, LLC	Delaware
14. Exton Square 9, LLC	Delaware
15. Exton Square 10, LLC	Delaware
16. Exton Square 11, LLC	Delaware
17. Exton Square Property LLC	Delaware
18. Keystone Philadelphia Properties, L.P.	Pennsylvania
19. Keystone Philadelphia Properties, LLC	Delaware
20. Pennsylvania Real Estate Investment Trust	Pennsylvania
21. Plymouth Ground Associates LLC	Pennsylvania
22. Plymouth Ground Associates LP	Pennsylvania
23. PR Acquisition Sub LLC	Delaware
24. PR AEKI Plymouth L.P.	Delaware
25. PR AEKI Plymouth LLC	Delaware
26. PR BVM LLC	Pennsylvania
27. PR Crossroads I LLC	Pennsylvania
28. PR Crossroads II LLC	Pennsylvania
29. PR Cumberland Outparcel LLC	New Jersey
30. PR Echelon Limited Partnership	Pennsylvania
31. PR Echelon LLC	Pennsylvania
32. PR Exton Limited Partnership	Pennsylvania
33. PR Exton LLC	Pennsylvania
34. PR Florence LLC	South Carolina
35. PR Gainesville Limited Partnership	Delaware
36. PR Gainesville LLC	Delaware
37. PR Gallery I Limited Partnership	Pennsylvania

ENTITY	STATE OF FORMATION
38. PR Gallery I LLC	Pennsylvania
39. PR Gallery II Limited Partnership	Pennsylvania
40. PR Gallery II LLC	Delaware
41. PR GC Inc. (formerly Crown American GC Inc.)	Maryland
42. PR GV LLC	Delaware
43. PR GV LP	Delaware
44. PR Holding Sub Limited Partnership	Pennsylvania
45. PR Holding Sub LLC	Pennsylvania
46. PR JK LLC	Delaware
47. PR Lacey LLC	New Jersey
48. PR Lancaster Holdings Limited Partnership	Pennsylvania
49. PR Lancaster Limited Partnership	Pennsylvania
50. PR Lancaster LLC	Delaware
51. PR Lycoming Services Associates (formerly Crown Lycoming Service Associates)	Pennsylvania
52. PR New Garden LLC	Pennsylvania
53. PR New Garden Limited Partnership	Pennsylvania
54. PR New Garden Residential Limited Partnership	Pennsylvania
55. PR New Garden Residential LLC	Delaware
56. PR New River LLC	Virginia
57. PR Northeast Limited Partnership	Pennsylvania
58. PR Northeast LLC	Pennsylvania
59. PR Northeast Whitaker Avenue, L.P.	Pennsylvania
60. PR Northeast Whitaker Avenue LLC	Pennsylvania
61. PR Orlando Fashion Square LLC	Delaware
62. PR Plymouth Meeting Limited Partnership	Pennsylvania
63. PR Plymouth Meeting LLC	Pennsylvania
64. PR Radio Drive LLC	South Carolina
65. PR Services Corporation (formerly Crown American Services Corporation)	Pennsylvania
66. PR Springfield Associates, L.P.	Pennsylvania
67. PR Springfield Trust	Pennsylvania
68. PR Swedes Square LLC	Delaware
69. PR Valley View Downs Limited Partnership	Pennsylvania
70. PR Valley View Downs LLC	Pennsylvania

ENTITY	STATE OF FORMATION
71. PR Ventures, Inc (formerly Crown American Ventures, Inc.)	Pennsylvania
72. PR Westgate Limited Partnership	Pennsylvania
73. PR Westgate LLC	Pennsylvania
74. PR Wiregrass Anchor LLC	Delaware
75. PR Wiregrass Commons LLC	Delaware
76. PR Woodland K-Outparcel LLC	Delaware
77. PREIT Gadsden Mall LLC	Delaware
78. PREIT Gadsden Office LLC	Delaware
79. PREIT Protective Trust 1	Pennsylvania
80. PREIT Services, LLC	Delaware
81. PREIT TRS, Inc.	Delaware
82. PREIT-Rubin OP, Inc.	Pennsylvania
83. PREIT-RUBIN, Inc.	Pennsylvania
84. R8267 Plymouth Enterprises, Inc.	Maryland
85. Roosevelt Associates, L.P.	Pennsylvania
86. Roosevelt II Associates, L.P.	Pennsylvania
87. Rubin II, Inc.	Pennsylvania
88. WG Park – Anchor B, LP	Delaware
89. WG Park – Anchor B, LLC	Delaware
90. XGP LLC	Delaware
91. X-I Holding LP	Delaware
92. X-II Holding LP	Delaware

ANNEX B

GOOD STANDING/SUBSISTENCE CERTIFICATE FOR BORROWER

PREIT Associates, L.P. - Certificate of Good Standing issued by the Secretary of State of the State Delaware dated July 23, 2008.

PREIT-RUBIN, INC. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

ANNEX C

SUBSISTENCE CERTIFICATE FOR PARENT

Pennsylvania Real Estate Investment Trust – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

ANNEX D

GOOD STANDING/SUBSISTENCE CERTIFICATES FOR GUARANTORS

1150 Plymouth Associates, Inc. – Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland dated July 28, 2008.

Echelon Beverage LLC – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated on July 29, 2008.

Echelon Residential Unit Owner LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

Echelon Title LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton License, Inc. – Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland dated July 28, 2008.

Exton Square 1, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 2, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 3, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 4, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 5, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 6, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 7, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 8, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 9, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 10, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square 11, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Exton Square Property LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Keystone Philadelphia Properties, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

Keystone Philadelphia Properties, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

Plymouth Ground Associates LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

Plymouth Ground Associates LP – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Acquisition Sub LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PR AEKI Plymouth L.P. – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PR AEKI Plymouth LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PR BVM LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Crossroads I LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Crossroads II LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Cumberland Outparcel LLC – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated July 29, 2008.

PR Echelon Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Echelon LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Exton Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Exton LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Florence LLC – Certificate of Existence issued by the Secretary of State of the State of South Carolina dated July 30, 2008.

PR Gainesville Limited Partnership – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

PR Gainesville LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

PR Gallery I Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Gallery I LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Gallery II Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Gallery II LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PR GC Inc.- Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland dated July 29, 2008.

PR GV LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

PR GV LP – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

PR Holding Sub Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Holding Sub LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR JK LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PR Lacey LLC – Certificate of Good Standing issued by the Department of the Treasury of the State of New Jersey dated July 29, 2008.

PR Lancaster Holdings Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated August 29, 2008.

PR Lancaster Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated August 29, 2008.

PR Lancaster LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

PR Lycoming Services Associates – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR New Garden LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR New Garden Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR New Garden Residential Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated August 29, 2008.

PR New Garden Residential LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

PR New River LLC – CT Corporation Status Report dated September 3, 2008 - entity is active and in good standing as confirmed verbally by the State Corporation Commission of the Commonwealth of Virginia dated September 3, 2008.

PR Northeast Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Northeast LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Northeast Whitaker Avenue, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Northeast Whitaker Avenue LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Orlando Fashion Square LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated July 28, 2008.

PR Plymouth Meeting Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Plymouth Meeting LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Radio Drive LLC – Certificate of Existence issued by the Secretary of State of the State of South Carolina dated July 30, 2008.

PR Services Corporation – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Springfield Associates, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Springfield Trust – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Swedes Square LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated July 28, 2008.

PR Valley View Downs Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Valley View Downs LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Ventures, Inc – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Westgate Limited Partnership – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Westgate LLC – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PR Wiregrass Anchor LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated August 28, 2008.

PR Wiregrass Commons LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PR Woodland K-Outparcel LLC – Certificate of Good Standing issued by the Secretary of State of the Delaware dated August 28, 2008.

PREIT Gadsden Mall LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PREIT Gadsden Office LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PREIT Services, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PREIT TRS, Inc. – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

PREIT-RUBIN, Inc. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

PREIT-Rubin OP, Inc. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

R8267 Plymouth Enterprises, Inc. – Certificate of Good Standing issued by the Department of Assessments and Taxation of the State of Maryland dated July 28, 2008.

Roosevelt Associates, L.P. – Certificate of Subsistence issued by the Department of State of the Commonwealth of Pennsylvania dated July 29, 2008.

Roosevelt II Associates, L.P. – Certificate of Subsistence issued by the Department of State of Commonwealth of Pennsylvania dated July 29, 2008.

Rubin II, Inc. – Certificate of Subsistence issued by the Department of State of Commonwealth of Pennsylvania dated July 29, 2008.

WG Park-Anchor B LP – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

WG Park-Anchor B, LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated August 28, 2008.

XGP LLC – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

X-I Holding LP – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 29, 2008.

X-II Holding LP – Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated July 28, 2008.

EXHIBIT H

FORM OF COMPLIANCE CERTIFICATE

Reference is made to that certain Term Loan Agreement dated as of September 3, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), by and among PREIT Associates, L.P., PREIT-RUBIN, Inc. (“PREIT-RUBIN; together with PREIT, each individually, a “Borrower” and collectively, the “Borrower”), Pennsylvania Real Estate Investment Trust (the “Parent”), the financial institutions party thereto and their assignees under Section 11.5.(c) thereof, Wells Fargo Bank, National Association, as Agent (the “Agent”) and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Term Loan Agreement.

Pursuant to Section 7.1.(c) of the Term Loan Agreement, the undersigned hereby certifies to the Agent and the Lenders that:

1.(a) The undersigned has reviewed the terms of the Term Loan Agreement and has made a review of the transactions, financial condition and other affairs of the Parent, the Borrower and the other Loan Parties as of, and during the relevant accounting period ending on,                     , 20     and (b) such review has not disclosed the existence during such accounting period, and the undersigned does not have knowledge of the existence, as of the date hereof, of any condition or event constituting a Default or Event of Default [except as set forth on Attachment A hereto, which accurately describes the nature of the conditions(s) or event(s) that constitute (a) Default(s) or (an) Event(s) of Default and the actions which the Parent and the Borrower (are taking)(are planning to take) with respect to such condition(s) or event(s)].

2. Schedule 1 attached hereto accurately and completely sets forth the calculations required to establish compliance with Section 8.1. of the Term Loan Agreement on the date of the financial statements for the accounting period set forth above.

3. The representations and warranties of the Borrower, the Parent and the Guarantors contained in the Term Loan Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Term Loan Agreement or the other Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has signed this Compliance Certificate on and as of                     , 20    .

Name:
Title:	Chief Financial Officer of the Borrower

Schedule 1

[To Be Attached]

EXHIBIT I

FORM OF TRANSFER AUTHORIZER DESIGNATION

(For Disbursement of Loan Proceeds by Funds Transfer)

☐  NEW  ☐  REPLACE PREVIOUS DESIGNATION  ☐  ADD  ☐  CHANGE  ☐  DELETE LINE NUMBER

The following representatives of PREIT Associates, L.P. (“PREIT”) and PREIT-RUBIN, Inc. (“PREIT-RUBIN”; together with PREIT, each individually a “Borrower” and collectively, the “Borrower”) are authorized to request the disbursement of Loan Proceeds and initiate funds transfers for Loan Number                      assigned to the unsecured term loan facility evidenced by the Term Loan Agreement dated September 3, 2008 among the Borrower, each of the financial institutions initially a signatory thereto together with their assignees under Section              thereof (the “Lenders”), Wells Fargo Bank, National Association, as the Administrative Agent for the Lenders (the “ Administrative Agent “) and the other parties thereto. The Administrative Agent is authorized to rely on this Transfer Authorizer Designation, until it has received a new Transfer Authorizer Designation signed by the Borrower, even in the event that any or all of the foregoing information may have changed.

	Name	Title	Maximum Wire Amount[1]
1.
2.
3.
4.
5.

[Continued on next page]

[1]	Maximum Wire Amount may not exceed amount of Loans.

I-1

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

2.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):

Receiving Party Account Number:

Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number

Maximum Transfer Amount:

Further Credit Information/Instructions:

I-2

Date: September 3, 2008

“BORROWER”

PREIT ASSOCIATES, L.P.

By:	Pennsylvania Real Estate Investment Trust

By:
Name:
Title:

PREIT-RUBIN, INC.

By:
Name:
Title:

I-3

SCHEDULE 1

Commitments

Lender	Commitment Amount
Wells Fargo Bank, National Association	$73,500,000
Wilmington Trust of Pennsylvania	$10,000,000
TOTAL	$83,500,000

Schedule 1.1(A) – List of Loan Parties

ENTITY
1. PREIT-RUBIN, Inc.
2. Rubin II, Inc.
3. Roosevelt II Associates, L.P.
4. PR Florence LLC
5. PR Gallery I Limited Partnership
6. PR Gallery I LLC
7. PR Plymouth Meeting Limited Partnership
8. PR Plymouth Meeting LLC
9. PR Exton Limited Partnership
10. PR Exton LLC
11. PR Echelon Limited Partnership
12. PR Echelon LLC
13. Plymouth Ground Associates LP
14. Plymouth Ground Associates LLC
15. PR Springfield Associates, L.P.
16. PR Springfield Trust
17. PR Northeast Limited Partnership
18. PR Northeast LLC
19. Roosevelt Associates, L.P.
20. PR BVM, LLC (Parcel 3 at Beaver Valley Mall)
21. PR AEKI Plymouth, L.P.
22. PR AEKI Plymouth LLC
23. PREIT Services LLC
24. PR New Garden, Limited Partnership
25. PR New Garden LLC
26. PREIT-Rubin OP, Inc.
27. PR Westgate Limited Partnership
28. PR Westgate LLC
29. PR Wiregrass Commons LLC
30. PR Crossroads I, LLC
31. PR Crossroads II, LLC
32. PR Lycoming Service Associates
33. PR Ventures, Inc.
34. PR Services Corporation
35. PR GC Inc.
36. 1150 Plymouth Associates, Inc.
37. Echelon Beverage LLC

ENTITY
38. Echelon Title LLC
39. Exton License, Inc.
40. Exton Square 1, LLC
41. Exton Square 2, LLC
42. Exton Square 3, LLC
43. Exton Square 4, LLC
44. Exton Square 5, LLC
45. Exton Square 6, LLC
46. Exton Square 7, LLC
47. Exton Square 8, LLC
48. Exton Square 9, LLC
49. Exton Square 10, LLC
50. Exton Square 11, LLC
51. Exton Square Property LLC
52. Keystone Philadelphia Properties, L.P.
53. Keystone Philadelphia Properties, LLC
54. PR Acquisition Sub LLC
55. PR Cumberland Outparcel LLC
56. PR Gallery II Limited Partnership
57. PR Gallery II LLC
58. PR Holding Sub Limited Partnership
59. PR Holding Sub LLC
60. PR JK LLC
61. PR Lacey LLC
62. PR Northeast Whitaker Avenue, L.P.
63. PR Northeast Whitaker Avenue LLC
64. PR Orlando Fashion Square LLC
65. PR Radio Drive LLC
66. PR Swedes Square LLC
67. PR Valley View Downs Limited Partnership
68. PR Valley View Downs LLC
69. PREIT Gadsden Mall LLC
70. PREIT Gadsden Office LLC
71. PREIT Protective Trust 1
72. PREIT TRS, Inc.
73. R8267 Plymouth Enterprises, Inc.
74. XGP LLC
75. X-I Holding LP
76. X-II Holding LP
77. PR GV LP
78. PR Gainesville Limited Partnership
79. PR Gainesville LLC

ENTITY
80. PR GV LLC
81. PR Lancaster Holdings Limited Partnership
82. PR Lancaster Limited Partnership
83. PR Lancaster LLC
84. PR New Garden Residential Limited Partnership
85. PR New Garden Residential LLC
86. PR New River LLC
87. WG Park – Anchor B LP
88. WG Park – Anchor B, LLC
89. PR Wiregrass Anchor LLC
90. PR Woodland K-Outparcel LLC
91. Echelon Residential Unit Owner LLC

Schedule 6.1(b) – Ownership Structure

PART I

Limited Partnerships

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

Bala Cynwyd Associates	PA	• PR Cherry Hill Office GP, LLC – 0.1% GP • PALP – 49.8% LP • City Line Associates – 50.1% LP	One Cherry Hill Plaza

Cumberland Mall Associates	NJ	• PR Cumberland GP, LLC – 1% GP • PR Cumberland LP, LLC – 99% LP	Cumberland Mall

Keystone Philadelphia Properties, L.P.	PA	• Keystone Philadelphia Properties LLC – .1% GP • PALP – 99.9% LP	The Gallery II (ground lessee)

PR New Castle Associates	PA	• PALP – 99.9% LP • PR New Castle LLC – 0.1% GP	See Cherry Hill Center, LLC

Plymouth Ground Associates, LP	PA	• PALP - 99.9% LP • Plymouth Ground Associates LLC – 0.1% GP	Plymouth Meeting Mall (fee owner)

PR AEKI Plymouth, L.P.	DE	• PALP – 99.9% LP • PR AEKI Plymouth LLC – 0.1% GP	IKEA Parcel

PR Beaver Valley Limited Partnership	PA	• PALP – 99% LP • PR Beaver Valley LLC – 1% GP	Beaver Valley Mall (Parcels 1 & 2)

PR Capital City Limited Partnership	PA	• PR Capital City LLC – 0.5GP • PALP – 99.5% LP	Capital City Mall (leasehold)

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR CC Limited Partnership	PA	• PR CC I LLC – 0.01% GP • PALP – 99.99% LP	Capital City Mall (land)

PR Echelon Limited Partnership	PA	• PALP – 99.9% LP • PR Echelon LLC – 0.1% GP	See Echelon Title, LLC

PR Exton Limited Partnership	PA	• PALP – 99% LP • PR Exton LLC – 1% GP	See XGP LLC, X-I Holding LP and X-II Holding LP

PR Financing Limited Partnership	DE	• PR Financing I LLC – 0.5% GP • PALP – 99.5% LP

•        Chambersburg Mall*

•        Francis Scott Key Mall

•        Jacksonville Mall (leasehold)

•        Lycoming Mall*

•        New River Valley Mall

•        Nittany Mall

•        North Hanover Mall*

•        Northeast Tower Center (leasehold – parcels 1, 2, and 6)

•        Patrick Henry Mall

•        Phillipsburg Mall

•        South Mall

•        Uniontown Mall (leasehold)

•        Viewmont Mall*

*       Certain parcels at these properties are owned by PREIT-RUBIN OP, Inc.

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR Gainesville Limited Partnership	DE	• PR Gainesville LLC – 0.1% GP • PR GV LP – 99.9% LP	540 acres of land in Alachua County near Gainesville, Florida

PR Gallery I Limited Partnership	PA	• PALP – 99.9% LP • PR Gallery I, LLC – 0.1%	The Gallery I (leasehold)

PR Gallery II Limited Partnership	PA	• PR Gallery II LLC - .1% GP • PREIT Associates, L.P. – 99.9% LP	See Keystone Philadelphia Properties, L.P.

PR GV LP	DE	• PR GV LLC – 0.1% GP • PALP – 99.9% LP	See PR Gainesville Limited Partnership

PR Holding Sub Limited Partnership	PA	• PR Holding Sub LLC – .1% GP • PALP – 99.9% LP	Stand by acquisition entity for Pennsylvania transactions

PR Jacksonville Limited Partnership	PA	• PR Jacksonville LLC – 0.5 % GP • PALP – 99.5% LP	Jacksonville Mall

PR Lancaster Holdings Limited Partnership	PA	• PR Lancaster LLC – 0.01% GP • PALP – 99.99% LP	See PR Lancaster Limited Partnership

PR Lancaster Limited Partnership	PA	• PR Lancaster LLC – 0.01% GP • PR Lancaster Holdings Limited Partnership – 99.99% LP	Will purchase 26 acre parcel of land located in Lancaster, Pennsylvania

PR Logan Valley Limited Partnership	PA	• PR Logan Valley LLC – 0.01% GP • PALP – 99.99% LP	Logan Valley Mall (record title holder and ground lessor)

PR Monroe Holdings, L.P.	PA	• PR Monroe Holdings, LLC – 0.1% GP • PALP – 99.9% LP	See PR Monroe Limited Partnership

PR Monroe Limited Partnership	PA	• PR Monroe, LLC – 0.1% GP • PR Monroe Holdings, L.P. – 99.9% LP	8.75 acre and 116.05 acre parcels of land located in Monroe Township, PA.

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR Monroe Old Trail Limited Partnership	PA	• PR Monroe Old Trail, LLC – 0.1% GP • PR Monroe Old Trail Holdings, L.P. – 99.9% LP	0.466 acre parcel of land located in Monroe Township, PA.

PR Monroe Old Trail Holdings, L.P.	PA	• PR Monroe Old Trail Holdings, LLC – 0.1% GP • PALP – 99.9% LP	See PR Monroe Old Trail Limited Partnership.

PR Moorestown Limited Partnership	PA	• PALP – 99.9% LP • PR Moorestown LLC – 0.1% GP	See Moorestown Mall LLC

PR New Garden, Limited Partnership	PA	• PALP – 99.9% LP • PR New Garden LLC – 0.1% GP	22.3 acre parcel of land and 4.9 acre parcel of land in New Garden Township, Chester County, Pennsylvania

PR New Garden Residential Limited Partnership	PA	• PR New Garden Residential LLC – 0.1% GP • PREIT-RUBIN, Inc. – 99.9% LP	Residential parcel (46.7 acres) in New Garden Township, Chester County, Pennsylvania

PR Northeast Limited Partnership	PA	• PR Northeast LLC – 0.1% GP • PALP – 99.9% LP	Northeast Tower Center – Parcel 2

PR Northeast Whitaker Avenue, L.P.	PA	• PR Northeast Whitaker Avenue LLC – 0.1% GP • PALP – 99.9% LP	Northeast Tower Center – Whitaker Avenue Parcel

PR Palmer Park Mall Limited Partnership	PA	• PR Palmer Park, L.P. – 50.1% GP • PALP – 49.9% LP	Palmer Park Mall

PR Palmer Park, L.P.	PA	• PR Palmer Park Trust – 1% GP • PALP – 99% LP	See PR Palmer Park Mall Limited Partnership

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR Plymouth Meeting Limited Partnership	PA	• PALP – 99.9% LP • PR Plymouth Meeting LLC – 0.1% GP	Plymouth Meeting Mall (leasehold interest) and the Boscov’s parcel (fee interest)

PR Springfield Associates, L.P.	PA	• PR Springfield Trust – 89% GP • PREIT – 11% LP	Springfield East (Fee title to a 50% interest in a commercial condominium at Baltimore Pike & Woodlawn Avenue)

PR Titus Limited Partnership	PA	• PR Titus LLC – 0.1% GP • PALP – 19.9% LP • PREIT – Rubin, Inc. – 80% LP	Warrington (Excess Land Parcel)

PR Valley Limited Partnership	PA	• PR Valley LLC – 0.5% GP • PALP – 99.5% LP	Valley Mall PR Hagerstown LLC is the borrower under a mortgage loan secured by Valley Mall.

PR Valley View Limited Partnership	PA	• PR Valley View LLC – 0.5% GP • PALP – 99.5% LP	Valley View Mall

PR Valley View Downs Limited Partnership	PA	• PR Valley View Downs LLC – 0.01% GP • PALP – 99.99% LP	May acquire property located in Beaver County, PA for a proposed harness racetrack and casino.

PR Warrington, Limited Partnership	PA	• PR Warrington LLC – 0.1% GP • PALP – 19.9% LP • PREIT – Rubin, Inc. – 80% LP	Warrington / Creekview (Condominium parcel)

PR Washington Crown Limited Partnership	PA	• PR Washington Crown LLC – 0.5% GP • PALP – 99.5% LP	Washington Crown Center

PR Westgate Limited Partnership	PA	• PR Westgate LLC – 0.01% GP • PALP – 99.99% LP	Westgate

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR WL Limited Partnership	PA	• PR WL LLC – 0.5% GP • PALP – 99.5% LP	Logan Valley Mall Ground Lessee Wyoming Valley Mall Ground Lessee

PR Woodland L.P.	DE	• PR Woodland General, LLC – 0.1% GP • PALP – 99.9% GP	Woodland Mall

PR Wyoming Valley Limited Partnership	PA	• PR Wyoming Valley LLC – 0.5% GP • PALP – 99.5% LP	Wyoming Valley Mall (fee)

PREIT Associates, L.P. (“PALP”)	DE	• Pennsylvania Real Estate Investment Trust – .2% GP and 94.4% LP • Minority Limited Partners 5.4%	See rest of this Chart

PRGL Paxton Limited Partnership	PA	• PR Paxton LLC – 1% GP • PALP – 99% LP	Paxton Towne Center

Roosevelt Associates, L.P.	PA	• PR Northeast LLC – 0.1% GP • PALP – 99.9% LP	None.

Roosevelt II Associates, L.P.	PA	• PR Northeast LLC – 0.1% GP • PALP – 98.9% LP • Ronald Rubin – .72% LP • George Rubin – .28% LP	Northeast Tower Center (Parcels 1 and 6)

Walnut Street Abstract, L.P.	NJ	• PR Walnut Street Abstract LLC – 50% LP • Affiliate of Madison Title Agency – 50%	Title insurance agency.

WG Holdings, L.P.	PA	• PRWGP General, LLC – 0.02% GP • PALP – 99.8% LP	See WG Park, L.P.

WG Park General, L.P.	PA	• WG Holdings of Pennsylvania, L.L.C. – 0.1% GP • WG Holdings, L.P. – 99.9% LP	See WG Park, L.P.

Limited Partnerships	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

WG Park Limited, L.P.	PA	• WG Holdings of Pennsylvania, L.L.C. – 0.1% GP • WG Holdings, L.P. – 99.9% LP	See WG Park, L.P.

WG Park, L.P.	PA	• WG Park General, L.P. – 20% GP • WG Park Limited, L.P. – 80% LP	Willow Grove Mall

WG Park-Anchor B LP	DE	• WG Park-Anchor B, LLC – 0.5% GP • PALP – 99.5% LP	Anchor site at Willow Grove Park (previously used for operation of Strawbridge department store). Acquired June 2, 2006.

X-I Holding LP	DE	• XGP LLC – 1% GP • PR Exton Limited Partnership – 99% LP	See Exton Square Property LLC

X-II Holding LP	DE	• XGP LLC – 1% GP • PR Exton Limited Partnership – 99% LP	See Exton Square 1-11, LLC

Limited Liability Companies

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

CD Development LLC	DE	PR Christiana LLC – 100% Sole Member	None

Cherry Hill Beverage II, LLC	NJ	PREIT-RUBIN, Inc. – 100%	Liquor licenses associated with Cherry Hill Mall

Cherry Hill Center, LLC	MD	PR New Castle Associates – 100% Sole Member	Cherry Hill Mall

Cumberland Mall Retail Condominium Association, LLC	NJ	PREIT entity and other condominium owners.	Condominium owners association related to retail condominium imposed on Cumberland Mall.

Echelon Beverage LLC	NJ	PREIT – RUBIN, Inc. 100%	Liquor license associated with Voorhees Town Center

Echelon Residential Unit Owner LLC	DE	Echelon Title LLC – 100%	Voorhees Town Center Condominium

Echelon Title LLC	DE	PREIT Associates, L.P. –100% Sole Member	Voorhees Town Center

Exton License II, LLC	PA	PREIT-RUBIN, Inc. – 100 % Sole Member	Liquor license associated with Exton Square Mall

Exton Square 1, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 2, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 3, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 4, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 5, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 6, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 7, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 8, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 9, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

Exton Square 10, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square 11, LLC	DE	X-II Holding, LP – 100% Sole Member	See Exton Square Property LLC

Exton Square Property LLC	DE

X-I Holding LP – 89%

Exton Square 1, LLC – 1%

Exton Square 2, LLC – 1%

Exton Square 3, LLC – 1%

Exton Square 4, LLC – 1%

Exton Square 5, LLC – 1%

Exton Square 6, LLC – 1%

Exton Square 7, LLC – 1%

Exton Square 8, LLC – 1%

Exton Square 9, LLC – 1%

Exton Square 10, LLC – 1%

Exton Square 11, LLC – 1%

Record title owner of Exton Square Mall parcel and leasehold interest in Kmart parcel at Mall

Keystone Philadelphia Properties, LLC	DE	PR Gallery II LLC – .1% GP PR Gallery II Limited Partnership – 99.9% LP	See Keystone Philadelphia Properties, L.P.

Moorestown Mall LLC	DE	PR Moorestown Limited Partnership – 100% Sole Member	Moorestown Mall

Plymouth Ground Associates LLC	PA	PALP – 100% Sole Member	See Plymouth Ground Associates, L.P.

Plymouth License III, LLC	PA	PREIT-RUBIN, Inc. – 100% Sole Member	Liquor license associated with Plymouth Meeting Mall

Plymouth License IV, LLC	PA	PREIT-RUBIN, Inc. – 100% Sole Member	Former owner of Liquor license R-17547

PR Acquisition Sub LLC	DE	PALP – 100% Sole Member	Standby acquisition entity for transactions outside of Pennsylvania

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR AEKI Plymouth LLC	DE	PALP – 100% Sole Member	See PR AEKI Plymouth, L.P.

PR Beaver Valley LLC	PA	PALP – 100% Sole Member	See PR Beaver Valley Limited Partnership

PR BVM, LLC	PA	PALP – 100% Sole Member	Beaver Valley Mall (Parcel 3)

PR Capital City LLC	DE	PR CC II LLC –99.99% Member PALP – .01% Member	See PR Capital City Limited Partnership

PR CC I LLC	DE	PR CC II LLC – 99.99% Member PALP – .01% Member	See PR CC Limited Partnership

PR CC II LLC	DE	PALP – 100% Sole Member	See PR CC Limited Partnership

PR Cherry Hill Office GP, LLC	DE	PALP – 100% Sole Member	See Bala Cynwyd Associates, L.P.

PR Cherry Hill STW LLC	DE	PALP – 100% Sole Member	Former Strawbridge property at Cherry Hill Mall. Acquired June 2, 2006

PR Christiana LLC	DE	PALP – 100% Sole Member	Christiana Center – Phase I

PR Crossroads I, LLC	PA	PALP – 100% Sole Member	Crossroads Mall (record owner of a portion of mall and ground lessee of remainder of mall)

PR Crossroads II, LLC	PA	PALP – 100% Sole Member	Crossroads Mall (90% undivided interest in ground lessor estate)

PR Cumberland GP LLC	DE	PALP – 100% Sole Member	See Cumberland Mall Associates (limited partnership)

PR Cumberland LP LLC	DE	PALP – 100% Sole Member	See Cumberland Mall Associates (limited partnership)

PR Cumberland Outparcel LLC	NJ	PALP – 100% Sole Member	Vacant land parcel adjacent to Cumberland Mall

PR Echelon LLC	PA	PALP – 100% Sole Member	See PR Echelon Limited Partnership

PR Exton LLC	PA	PALP – 100% Sole Member	See Exton Limited Partnership

PR Financing I LLC	DE	PR Financing II LLC – 99.99% Member PALP -.01% Member	See PR Financing Limited Partnership

PR Financing II LLC	DE	PALP – 100% Sole Member	See PR Financing Limited Partnership

PR Florence LLC	SC	PALP – 100% Sole Member	The Commons at Magnolia

PR Gallery I LLC	PA	PALP – 100% Sole Member	See PR Gallery I Limited Partnership

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR Gallery II LLC	DE	PALP – 100% Sole Member	See Keystone Philadelphia Properties, LLC (The Gallery II)

PR Gainesville LLC	DE	PALP – 100% Sole Member	See PR Gainesville Limited Partnership

PR Woodland General LLC	DE	PALP – 100% Sole Member	See PR Woodland L.P.

PR GV LLC	DE	PALP – 100% Sole Member	See PR Gainesville Limited Partnership

PR Hagerstown LLC	DE	PR Valley Mall Limited Partnership – 100% Sole Member	None, Borrower under Mortgage Loan for Valley Mall

PR Holding Sub LLC	PA	PALP – 100% Sole Member	See PR Holding Sub Limited Partnership

PR Hyattsville LLC	DE	PR Prince George’s Plaza LLC – 100% Sole Member	Borrower under mortgage loan secured by The Mall at Prince George’s.

PR Jacksonville LLC	DE	PR JK LLC – 99.99% Member PALP – 0.01% Member	See PR Jacksonville Limited Partnership

PR JK LLC	DE	PALP – 100% Sole Member	See PR Jacksonville Limited Partnership

PR Lacey LLC	NJ	PALP – 100% Sole Member	43 acre parcel of undeveloped land in Lacey Township, Ocean County, New Jersey.

PR Lancaster LLC	DE	PALP – 100% Sole Member	See PR Lancaster Limited Partnership

PR Lehigh Valley LLC	PA	PALP – 100% Sole Member	See Lehigh Valley Associates

PR Logan Valley LLC	DE	PR LV LLC – 99.99% Member PALP – 0.01% Member	See PR Logan Valley Limited Partnership

PR LV LLC	DE	PALP – 100% Sole Member	See PR Logan Valley Limited Partnership

PR Magnolia LLC	DE	PALP – 100% Sole Member	Magnolia Mall; Undeveloped land held in fee

PR Metroplex West, LLC	PA	PALP – 100% Sole Member	See Metroplex General, Inc. on Part II of this Schedule

PR Monroe Beverage LLC	PA	PREIT-RUBIN, Inc. – 100% Sole Member	Owns liquor license for Monroe Marketplace.

PR Monroe Holdings, LLC	DE	PALP – Sole Member	See PR Monroe Limited Partnership

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR Monroe, LLC	DE	PALP – Sole Member	See PR Monroe Limited Partnership

PR Monroe Old Trail, LLC	DE	PALP – Sole Member	See PR Monroe Old Trail Limited Partnership

PR Monroe Old Trail Holdings, LLC	DE	PALP – Sole Member	See PR Monroe Old Trail Limited Partnership

PR Moorestown LLC	PA	PALP – 100% Sole Member	See PR Moorestown Limited Partnership

PR New Castle LLC	PA	PALP – 100% Sole Member	See PR New Castle Associates

PR New Garden LLC	PA	PALP – 100% Sole Member	See PR New Garden L.P.

PR New Garden Residential LLC	DE	PREIT-RUBIN, Inc. – 100% Sole Member	See PR New Garden Residential L.P.

PR New River LLC	VA	PALP – 100% Sole Member	New River Valley Center

PR North Dartmouth LLC	DE	PALP – 100% Sole Member	Dartmouth Mall

PR Northeast LLC	PA	PALP – 100% Sole Member	See Roosevelt Associates, L.P.; Roosevelt II Associates, L.P.; PR Northeast Limited Partnership

PR Northeast Whitaker Avenue LLC	PA	PALP – 100% Sole Member	See PR Northeast Whitaker Avenue, L.P.

PR Orlando Fashion Square LLC	DE	PALP – 100% Sole Member	Orlando Fashion Square

PR Patrick Henry LLC	DE	PALP – 100% Sole Member	Will purchase Patrick Henry Mall from PR Financing Limited Partnership.

PR Paxton LLC	PA	PALP – 100% Sole Member	See PRGL Paxton Limited Partnership

PR PG Plaza LLC	DE	PALP – 100% Sole Member	See PR Prince George’s Plaza LLC

PR Plymouth Meeting LLC	PA	PALP – 100% Sole Member	See PR Plymouth Meeting Limited Partnership

PR Prince George’s Plaza LLC	DE	PR PG Plaza LLC – 1% Managing Member PALP – 99% Member	See Trust #7000

PR Radio Drive LLC	SC	PREIT – RUBIN, Inc. – 100% Sole Member	The Plaza at Magnolia

PR Red Rose LLC	DE	PALP – 100% Sole Member	See Red Rose Commons Associates, L.P. on Part II of this Schedule

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR Swedes Square LLC	DE	PREIT Associates, L.P. 100% Sole Member	Not yet acquired (New Castle, Delaware Undeveloped Parcel)

PR Titus LLC	PA	PALP – 100% Sole Member	See PR Titus Limited Partnership

PR Valley LLC	DE	PALP – 100% Sole Member	See PR Valley Limited Partnership

PR Valley View LLC	DE	PR VV LLC – 99.99% Member PALP – 0.01% Member	See PR Valley View Limited Partnership

PR Valley View Downs LLC	PA	PALP – 100% Sole Member	See PR Valley View Downs Limited Partnership

PR VV LLC	DE	PALP – 100% Sole Member	See PR Valley View Limited Partnership

PR Walnut Street Abstract LLC	DE	PREIT – RUBIN, Inc. – Sole member	Owns 50% interest in Walnut Street Abstract, L.P., a title insurance agency.

PR Warrington LLC	PA	PALP – 100% Sole Member	See PR Warrington, Limited Partnership

PR Washington Crown LLC	DE	PR WC LLC – 99.99% Member PALP – 0.01% Member	See PR Washington Crown Limited Partnership

PR WC LLC	DE	PALP – 100% Sole Member	See PR Washington Crown Limited Partnership

PR Westgate LLC	PA	PALP – 100% Sole Member	See PR Westgate Limited Partnership

PR Wiregrass Anchor LLC	DE	PALP – 100% Sole Member	Belk anchor store at Wiregrass Mall

PR Wiregrass Commons LLC	DE	PALP – 100% Sole Member	Wiregrass Commons Mall

PR WL LLC	DE	PR LV LLC – 99.99% PALP – 0.01%	See PR WL Limited Partnership

PR Woodland Outparcel LLC	DE	PALP – 100% Sole Member	Outparcel at Woodland Mall

PR Woodland K-Outparcel LLC	DE	PALP – 100% Sole Member	Formed to acquire an approximately 11 acre parcel of land across from the Woodland Mall on which a Kohl’s store currently (as of 5/17/06) operates.

PR WV LLC	DE	PALP – 100% Sole Member	See PR WL Limited Partnership

PR Wyoming Valley LLC	DE	PR WV LLC – 99.99% PALP – 0.01%	See PR Wyoming Valley Limited Partnership

Limited Liability Companies	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PREIT Gadsden Mall LLC	DE	PALP – 100% Sole Member	Gadsden Mall

PREIT Gadsden Office LLC	DE	PALP – 100% Sole Member	Office building in Gadsden, AL

PREIT Services LLC	DE	PALP – 100% Sole Member	N/A

PRWGP General, LLC	DE	PALP – 100% Sole Member	See WG Park, L.P.

WG Holdings of Pennsylvania, L.L.C.	PA	WG Holdings, L.P. – 100% Sole Member	See WG Park, L.P.

WG Park – Anchor B, LLC	DE	PALP – 100% Sole Member	See WG Park – Anchor B LP

XGP LLC	DE	PR Exton Limited Partnership – 100% Sole Member	See X-I Holding LP

Corporations

Corporations	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

1150 Plymouth Associates, Inc.	MD	PREIT-RUBIN, Inc. – 100%	Liquor licenses associated with Plymouth Meeting Mall

Exton License, Inc.	MD	PREIT-RUBIN, Inc. – 100%	Liquor licenses associated with Exton Square

Paxton Towne Centre Unit Owners Association	PA	PREIT entity and other unit owners.	None. This entity is a unit owners association for the Paxton Town Centre Condominiums.

PR GC Inc.	MD	PREIT Services, LLC – 100%	N/A

PR Services Corporation	PA	PREIT-RUBIN, Inc. – 100%	N/A

PR Ventures, Inc.	PA	PREIT-RUBIN, Inc. – 100%	Contracts with local broker to comply with licensing requirements for Jacksonville Mall.

PREIT-RUBIN, Inc.	PA	PALP – 100%	Former Strawbridge store located at 8th and Market. Also, see PR New Garden Residential Limited Partnership, PR Titus Limited Partnership, PR Warrington Limited Partnership and PR Radio Drive LLC.

PREIT-RUBIN OP, Inc.	PA	PREIT-RUBIN, Inc. – 100%	Outparcels acquired in the Crown Transaction that are located at the following properties: Chambersburg Mall, Lycoming Mall, North Hanover Mall, and Viewmont Mall. (See PR Financing Limited Partnership).

PREIT TRS, Inc.	DE	PREIT	REIT Income Test Assignee

R8267 Plymouth Enterprises, Inc.	MD	PREIT-RUBIN, Inc. – 100%	Liquor licenses associated with Plymouth Meeting Mall

RUBIN II, Inc.	PA	PREIT-RUBIN, Inc. – 89% Ronald Rubin – 11%	None.

Springhills Northeast Quadrant Owners Drainage Association No. One, Inc.	FL	PREIT entity and other owners.	Property owner’s association for property located in Alachua county, Florida (Gainesville)

Springhill Owners Association, Inc.	FL	PREIT entity and other owners.	Property owner’s association for property located in Alachua county, Florida (Gainesville)

Corporations	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

Warrington Retail Center Condominium Owner’s Association	PA	Dayton Hudson Corporation – Unit T PR Warrington Limited Partnership – Unit PR Lowe’s Home Centers, Inc. – Unit L	Warrington Retail Center, a condominium association.

Trusts

Trusts	Jurisdiction of Organization	Each Person holding any Equity Interest in the Subsidiary; nature of the Equity Interest; percentage ownership of Subsidiary represented by the Equity Interest	Property Owned by Subsidiary

PR Lycoming Service Associates	PA	PREIT-RUBIN, Inc. – Sole Beneficiary	Utility services at Lycoming Mall

PR Oxford Valley Trust	PA	PALP – Sole Beneficiary	See Oxford Valley Road Associates (an Unconsolidated Affiliate)

PR Palmer Park Trust	PA	PALP – Sole Beneficiary	See PR Palmer Park Mall Limited Partnership

PR Springfield Trust	PA	PALP – Sole Beneficiary	See PR Springfield Associates, L.P.

PREIT Protective Trust 1	PA	PREIT– Rubin, Inc. – Sole Beneficiary	REIT Asset Test Assignee

Trust #7000	IL	PR Prince George’s Plaza LLC – Sole Beneficiary	Prince George’s Plaza

A. The following wholly owned entities are inactive and are in the process of being dissolved:

1.	PR Festival Limited Partnership

2.	PR Festival LLC

3.	PR Schuylkill LLC

PART II

Unconsolidated Affiliates

Unconsolidated Affiliates	Jurisdiction of Organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate

Lehigh Valley Associates	PA	• PR Lehigh Valley LLC – 0.5% GP, • PALP – 49.5% LP • Delta Ventures, Inc. – 0.5% GP* • Kravco Simon Investments, L.P. – 49.5% LP	Lehigh Valley Mall

Lehigh Valley Mall GP, LLC	DE	• Lehigh Valley Associates – 100% member	See Mall at Lehigh Valley, L.P.

Mall at Lehigh Valley, L.P.	DE	• Lehigh Valley Mall GP, LLC – 0.5% GP • Lehigh Valley Mall Associates – 99.5% LP	Lessor of Lehigh Valley Mall. Borrower under mortgage loan secured by Lehigh Valley Mall.

Unconsolidated Affiliates	Jurisdiction of Organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate

Mall Maintenance Corporation (I)	PA

PALP holds an indirect minority membership interest in Mall Maintenance Corporation (I)

Other members:

City of Philadelphia

Redevelopment Authority of City of Philadelphia

Philadelphia Authority for Industrial Development

Philadelphia VF LP

The May Department Stores Company

Market Street East Development Corporation

Purpose is to maintain the public areas of Gallery I at Market East

Mall Maintenance Corporation II	PA

PALP holds an indirect minority membership interest in Mall Maintenance Corporation II

Other members:

Redevelopment Authority of City of Philadelphia

Philadelphia Authority for Industrial Development

One Reading Center Associates

Purpose is to maintain the public areas of Gallery II at Market East

Mall Corners Ltd.	GA	• PALP – 19% LP • Charles A. Lotz, - .5% GP* • Center Developers, Inc. – 1% GP* • Frank L. Ferrier – 1% GP* • Others – 78.5% LP*	A shopping center in Cobb County, Georgia

Mall Corners II, Ltd.	GA	• PALP – 11% LP • Charles A. Lotz, - .5% GP* • Center Developers, Inc. – 1% GP* • Frank L. Ferrier – 1% GP* • Others – 86.5% LP*

Metroplex General, Inc.[10]	PA	• PR Metroplex West, LLC – 50% • MW General, Inc. – 50%*	See Metroplex West Associates, L.P.

Unconsolidated Affiliates	Jurisdiction of Organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate

Metroplex West Associates, L.P.	PA

•        Metroplex General, Inc. – 1% GP

•        PALP – 49.5% LP

•        MW General, Inc. – .5% LP*

•        Goldenberg Metroplex Partners, L.P. – 22.5% LP*

•        Goldenberg Metroplex Investors, L.P. – 24% LP*

•        Resource Realty Management, Inc. – 2.5% LP*

Metroplex Power Center

Oxford Valley Road Associates (limited partnership)	PA

•        PR Oxford Valley Trust – 1% GP

•        PALP – 49% LP

•        OVG General, Inc. – 1% GP*

•        Goldenberg Investors, L.P. – 25% LP*

•        Goldenberg Partners, L.P. – 23% LP*

•        Milton S. Schneider, Resource Realty Management, Inc. – 1% LP*

Court at Oxford Valley Shopping Center

Pavilion East Associates, L.P.	PA	• PALP – 50% GP • The Goldenberg Group, Inc. – 50% GP*	Pavilion at Market East

PRDB Springfield Limited Partnership	PA	• PRDB Springfield LLC – 1% GP • Paul deBotton – 49.5% LP • PALP – 49.5% LP	Springfield Park (Springfield, PA)

PRDB Springfield LLC	PA	• Paul deBotton – 50% • PALP – 50%	See PRDB Springfield Limited Partnership

Red Rose Commons Associates, L.P.	PA

•        PR Red Rose LLC – 1% GP

•        PALP – 49% LP

•        RRC General, Inc. – 1% GP*

•        Goldenberg Lancaster Partners, L.P. – 23% LP*

•        Goldenberg Lancaster Investors, L.P. – 24% LP*

•        Resource Realty Management, Inc. – 2% LP*

All units in the Red Rose Condominium constituting the Red Rose Commons Shopping Center

Unconsolidated Affiliates	Jurisdiction of Organization	Each Person holding any Equity Interest in the Unconsolidated Affiliate; nature of the Equity Interest; percentage ownership of Unconsolidated Affiliate represented by the Equity Interest	Property Owned by Unconsolidated Affiliate

White Hall Mall Venture (partnership)	PA	• PALP – 50% • Whitemak Associates – 50%*	Whitehall Mall

Schedule 6.1(f) – Title to Properties

Properties	Owner	Occupancy	Project Under Development?

Beaver Valley Mall	PR Beaver Valley Limited Partnership (Parcels 1 and 2) PR BVM, LLC (Parcel 3)	91.8%	Yes [See Part II of this Schedule for additional information.]

Capital City Mall	PR Capital City Limited Partnership (Improvements) PR CC Limited Partnership (Land)	99.3%	Yes [See Part II of this Schedule for additional information.]

Chambersburg Mall	PR Financing Limited Partnership PREIT-RUBIN OP, Inc. (Outparcels – A-1, A-2, B, C, D-2, E, and F)	69.2%	Yes [See Part II of this Schedule for additional information.]

Cherry Hill Mall	Cherry Hill Center, LLC PR Cherry Hill STW LLC (Cherry Hill Anchor Store)	88.7%	Yes [See Part II of this Schedule for additional information.]

Christiana Center Phase I	PR Christiana LLC	100%	No

Commons at Magnolia	PR Florence LLC	97.9%	No

Creekview Center	PR Warrington, Limited Partnership	100%	No

Crest Plaza Shopping Center	PREIT	97.9%	No

Crossroads Mall (fee and leasehold)	PR Crossroads I, LLC and PR Crossroads II, LLC	92.5%	No

Cumberland Mall	Cumberland Mall Associates (Unit A) PR Cumberland Outparcel LLC (vacant outparcel)	82.0%	Yes [See Part II of this Schedule for additional information.]

Properties	Owner	Occupancy	Project Under Development?

Dartmouth Mall	PR Dartmouth LLC	96.3%	No

Exton Square Mall and leasehold interest in Kmart Parcel at Mall	Exton Square Property LLC	93.0%	No

8th & Market, Philadelphia, PA (Former Strawbridge Store)	PREIT-Rubin, Inc.

Francis Scott Key Mall	PR Financing Limited Partnership PREIT-RUBIN OP, Inc. (Outparcel (Lot 6F – 1.486 acres))	84.1%	Yes [See Part II of this Schedule for additional information.]

Gadsden Mall	PREIT Gadsden Mall LLC	87.4%	Yes [See Part II of this Schedule for additional information.]

Gadsden Office	PREIT Gadsden Office LLC		No

Gallery at Market East	PR Gallery I Limited Partnership	42.8%	Yes [See Part II of this Schedule for additional information.]

Gallery II	Keystone Philadelphia Properties, L.P.

IKEA Parcel	PR AEKI Plymouth, L.P.	0%	No

Jacksonville Mall	PR Jacksonville Limited Partnership (Leased to PR Financing Limited Partnership)	94.8%	Yes [See Part II of this Schedule for additional information.]

Properties	Owner	Occupancy	Project Under Development?

Lacey Township Parcel	PR Lacey LLC	N/A – Raw Land	No

Logan Valley Mall	PR Logan Valley Limited Partnership (Leased to PR WL Limited Partnership)	96.8%	No

Lycoming Mall	PR Financing Limited Partnership PREIT-RUBIN OP, Inc. (May Parcel – 8.48 acres)	87.3%	Yes [See Part II of this Schedule for additional information.]

Magnolia Mall	PR Magnolia LLC	97.1%	Yes [See Part II of this Schedule for additional information.]

Mall at Prince Georges	Trust #7000	98.5%	Yes [See Part II of this Schedule for additional information.]

Monroe Marketplace	PR Monroe Limited Partnership (8.75 acre parcel and a 116.05 acre parcel) PR Monroe Old Trail Limited Partnership (.466 acre parcel)	N/A – Raw Land	Yes [See Part II of this Schedule for additional information.]

Moorestown Mall	Moorestown Mall LLC	89.5%	Yes [See Part II of this Schedule for additional information.]

New Garden	PR New Garden L.P.	N/A – Raw Land	Yes [See Part II of this Schedule for additional information.]

Properties	Owner	Occupancy	Project Under Development?

New Garden Residential Parcel	PR New Garden Residential Limited Partnership	N/A – Raw Land	No

New River Retail Center	PR New River LLC	100%	Yes [See Part II of this Schedule for additional information.]

New River Valley Mall	PR Financing Limited Partnership	94.2%	Yes [See Part II of this Schedule for additional information.]

Nittany Mall	PR Financing Limited Partnership	91.9%	No

North Hanover Mall	PR Financing Limited Partnership PREIT-RUBIN OP, Inc. (Lot 5 - .98 acres and Lot 6 - .98 acres)	92.7%	Yes [See Part II of this Schedule for additional information.]

Northeast Tower Center	PR Northeast Limited Partnership (Parcel 2) (Leased to PR Financing Limited Partnership) PR Northeast Whitaker Avenue, L.P. (Whitaker Avenue Parcel) Roosevelt II Associates, L.P. (Parcels 1 and 6) (Leased to PR Financing Limited Partnership)	96.6%	No

One Cherry Hill Plaza	Bala Cynwyd Associates, L.P.		No

Orlando Fashion Square (leasehold interest)	PR Orlando Fashion Square LLC	91.3%	Yes [See Part II of this Schedule for additional information.]

Properties	Owner	Occupancy	Project Under Development?

Palmer Park Mall	PR Palmer Park Mall Limited Partnership	97.3%	No

Patrick Henry Mall	PR Financing Limited Partnership (to be transferred to PR Patrick Henry LLC upon refinancing of $465 Million GECC Credit Facility)	98.4%	Yes [See Part II of this Schedule for additional information.]

Paxton Towne Center	PRGL Paxton Limited Partnership	100%	Yes [See Part II of this Schedule for additional information.]

Phillipsburg Mall	PR Financing Limited Partnership	90.7%	Yes [See Part II of this Schedule for additional information.]

Plaza at Magnolia	PR Radio Drive, LLC	N/A – Raw Land	Yes [See Part II of this Schedule for additional information.]

Plymouth Meeting Mall	• PR Plymouth Meeting Limited Partnership (Improvements) • Plymouth Ground Associates, L.P. (Land)	80.5%	Yes [See Part II of this Schedule for additional information.]

South Mall	• PR Financing Limited Partnership	90.6%	No

Spring Hills	• PR Gainesville Limited Partnership	N/A – Raw Land	Yes [See Part II of this Schedule for additional information.]

Properties	Owner	Occupancy	Project Under Development?

Springfield Mall	PR Springfield Associates, L.P.	88.3%	Yes [See Part II of this Schedule for additional information.]

Swedes Square Property	PR Swedes Square LLC	N/A – Raw Land	No

Uniontown Mall (leasehold)	PR Financing Limited Partnership	82.1%	No

Valley Mall	PR Valley Limited Partnership	98.2%	Yes [See Part II of this Schedule for additional information.]

Valley View Mall	PR Valley View Limited Partnership	92.1%	Yes [See Part II of this Schedule for additional information.]

Viewmont Mall	PR Financing Limited Partnership PREIT-Rubin, Inc. (Outparcel#s 12401-040-005, 12401-040-003, and 12401-040-001)	97.0%	Yes [See Part II of this Schedule for additional information.]

Voorhees Town Center	Echelon Title LLC	54.4%	Yes [See Part II of this Schedule for additional information.]

Voorhees Town Center Condominium	Echelon Residential Unit Owner LLC		Yes [See Part II of this Schedule for additional information.]

Properties	Owner	Occupancy	Project Under Development?

Warrington (Excess Land Parcel)	PR Titus Limited Partnership	N/A – Raw Land	No

Washington Crown Center	PR Washington Crown Limited Partnership	90.1%	No

Westgate Anchor Pad	PR Westgate Limited Partnership	N/A – Raw Land	No

Willow Grove Mall	W.G. Park, L.P. WG Park-Anchor B LP (Anchor Site)	69.9%	Yes [See Part II of this Schedule for additional information.]

Wiregrass Commons Mall (fee and leasehold)	PR Wiregrass Commons LLC PR Wiregrass Anchor LLC (Anchor Store)	80.9%	Yes [See Part II of this Schedule for additional information.]

Woodland Mall	PR Woodland Limited Partnership PR Woodland K-Outparcel LLC (Kohl’s Outparcel) PR Woodland Outparcel LLC (Verizon Outparcel)	87.2%	Yes [See Part II of this Schedule for additional information.]

Wyoming Valley Mall	PR Wyoming Valley Limited Partnership (Leased to PR WL Limited Partnership)	92.0%	Yes [See Part II of this Schedule for additional information.]

Schedule 6.1(f) – Title to Properties

PREIT Associates, L.P.

Status of Projects Under

Development2

As of 6/30/2008

(‘000’s)

	PREIT’s Share of Value of Construction in Progress ($)	PREIT’s Share of Total Budgeted Costs Remaining ($)	Total Projects Under Development ($)
Land in Predevelopment
New Garden / White Clay Point	40,513	—	40,513
Springhills	30,119	—	30,119

Sub-total Land in Predevelopment	70,633	—	70,633
Other Projects in Predevelopment
Wholly Owned
Monroe Phase II	9,765	—	9,765
Sunrise Phase III	3,192	—	3,192
Valley View Mall	2	—	2
Voorhees Town Center Phase III	1,972	—	1,972
Joint Venture1
Court at Oxford Valley	2		2
Pavilion East	1,538	—	1,538

Sub-total Other Predevelopment	16,472	—	16,472
Construction in Progress
Wholly Owned
Beaver Valley Mall	38	442	480
Burlington Coat - Chambersburg/Lycoming/Uniontown	999	4,069	5,068
Capital City Mall	1	24	25
Cherry Hill Mall	70,096	106,158	176,254
Cumberland Mall	6,623	5,163	11,786
Francis Scott Key Mall	4,807	4,097	8,904
Gadsden Mall	1,888	3,263	5,151
Gallery at Market East	36,502	35,280	71,782
Jacksonville Mall II	524	6,984	7,508
Lycoming Mall	176	6,452	6,628
Magnolia Mall	—	1,275	1,275
Mall at Prince Georges	106	625	731
Monroe Marketplace Phase I	28,017	23,122	51,139
Moorestown Mall	3,374	8,157	11,532
New River Retail Center	3	742	745
New River Valley Mall	17	419	436

North Hanover Mall	15,780	12,586	28,366
Orlando Fashion Square	128	172	300
Patrick Henry Mall	8	1,164	1,173
Paxton	1,342	1,579	2,921
Phillipsburg Mall	64	18,958	19,022
Plaza at Magnolia	1,353	397	1,750
Plymouth Meeting Mall	62,039	28,880	90,919
Sunrise Plaza Phase II	11,998	4,722	16,720
Valley Mall	121	870	991
Viewmont Mall	0	143	143
Voorhees Town Center Phases I & II	20,401	35,456	55,857
Willow Grove Park	27,793	5,385	33,179
Wiregrass Commons	7,565	4,539	12,103
Woodland Mall	271	10,068	10,339
Wyoming Valley Mall	360	307	668
Joint Venture1
Lehigh Valley Mall	374	2,974	3,347
Springfield Mall	799	19,188	19,987

Sub-total Construction in Progress	303,567	353,660	657,227

Total Projects Under Development	390,671	353,660	744,331

1	PREIT’s share represents the greater of the ownership interest or PREIT’s recourse amount.

2	Includes the cost of land

Schedule 6.1(g) – Indebtedness

Part I

Indebtedness

Loan Party	Indebtedness	Description of property subject to Lien

PREIT, PREIT Associates, L.P., PREIT-RUBIN, Inc.	$500,000,000 Credit Agreement by and among PREIT Associates, L.P. and PREIT-RUBIN, Inc., as Borrowers and PREIT, as Parent, the Financial Institutions party thereto and Wells Fargo Bank, National Association as Administrative Agent (as amended, “Existing Credit Facility”)

PREIT, PREIT-RUBIN, Inc.	Guaranty of Existing Credit Facility (“Existing Guaranty”)

PREIT	Mortgage in favor of Northwestern Mutual Life Insurance Company with a balance of $6,224,000 as of 6/30/08	Whitehall Mall

PREIT	Guaranty of Nonrecourse Carveouts by PREIT (50%) and Kravco, Inc. (50%) in favor of The Northwestern Mutual Life Insurance Company (Whitehall Mall)

PREIT	Guaranty of Non-Recourse Carveouts from Kenneth N. Goldenberg and PREIT in favor of GMAC Commercial Mortgage Corporation. PREIT’s liability is limited to 50% of losses. (Red Rose Commons)

PREIT	Guaranty of Nonrecourse Carveouts in favor of General Electric Capital Corporation ($465 Million GECC Loan)

PREIT	Guaranty of Nonrecourse Carveouts in favor of Morgan Stanley Bank (Capital City)

PREIT	Guaranty of Nonrecourse Carveouts in favor of Morgan Stanley Bank (Valley View)

PREIT	Guaranty of loan in the amount of $20,000,000 from Wilmington Trust of Pennsylvania to PR Warrington Limited Partnership and PR Titus Limited Partnership (guaranty limited to $5,000,000 of principal amount)

PREIT	Guaranty of $287,500,000 4.00% Exchangeable Senior Notes due 2012 issued pursuant to an Indenture among PREIT Associates, L.P., Pennsylvania Real Estate Investment Trust and U.S. Bank National Association

Loan Party	Indebtedness	Description of property subject to Lien

PREIT	Guaranty of Non-Recourse Carveouts in favor of Sun Life Assurance Company of Canada (Springfield East)

Borrower

PREIT Associates, L.P.	Guaranty of loan in the amount of $55,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company to PR Cherry Hill STW LLC and Cherry Hill Center LLC (Cherry Hill Mall)

PREIT Associates, L.P.	Guaranty of loan in the amount of $45,000,000 from Citizens Bank of Pennsylvania to PR Christiana LLC (guaranty of principal limited to 25% of outstanding principal) (Christiana)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts by PREIT Associates, L.P. and Kenneth N. Goldenberg in favor of Column Financial, Inc. (Note: So long as PREIT Associates, L.P. maintains its line of credit with Wells Fargo Bank, PREIT Associates, L.P. has no liability under the Guaranty – See Section 5.7(a) of Guaranty) (Metroplex West)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts by PREIT Associates, L.P. in favor of Dime CRE, Inc. (Palmer Park Mall) (liability of PREIT Associates, L.P. limited to $10,000,000)

PREIT Associates, L.P.	Guaranty of loan in the amount of $66,000,000 mortgage loan from LaSalle Bank National Association as Trustee for the registered holder of LB-UBS 2005-C5, Commercial Pass Through Certificates, Series 2005-C5 (Wachovia as servicer) to PR Magnolia LLC (Magnolia Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts executed by PREIT Associates, L.P. in favor of Column Financial, Inc. (Beaver Valley Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts in favor of General Electric Capital Corporation ($465 Million GECC Loan)

PREIT Associates, L.P.	Guaranty of loan in the amount of $20,000,000 from Wilmington Trust of Pennsylvania to PR Warrington Limited Partnership and PR Titus Limited Partnership (guaranty limited to $5,000,000 of principal amount) (Creekview)

PREIT Associates, L.P.	Guaranty of loan in the amount of $45,000,000 from Greenwich Capital Commercial Funding Corp. to Cumberland Mall Associates (Cumberland Mall)

PREIT Associates, L.P.	Guaranty of mortgage loan in favor of Lehman Capital (Dartmouth Mall)

PREIT Associates, L.P.	Guaranty of loan in the amount of $156,500,000 from Prudential Mortgage Capital Company, LLC to PR Woodland Limited Partnership. (Woodland Mall)

PREIT Associates, L.P.	Guaranty of loan in the amount of $90,000,000 from Wells Fargo to PR Hagerstown Limited Partnership and PR Valley Limited Partnership (Valley Mall).

PREIT Associates, L.P.	Guaranty of loan in the amount of $160,000,000 from Prudential Insurance Company of America and Teachers Insurance & Annuity Association of America to W.G. Park, L.P. (Willow Grove Mall)

PREIT Associates, L.P.	$287,500,000 4.00% Exchangeable Senior Notes due 2012 issued pursuant to an Indenture among PREIT Associates, L.P., Pennsylvania Real Estate Investment Trust and U.S. Bank National Association

PREIT Associates, L.P.	Guaranty of loan in the amount of $54,000,000 from US Bank NA & Aareal Capital Corporation (guaranty limited to $10,800,000) (Paxton Town Centre)

PREIT Associates, L.P.	Guaranty of loan in the amount of $64,250,000 from LaSalle Bank National Association as Trustee for the registered holder of LB-UBS 2003-C7, Commercial Pass Through Certificates, Series 2003-C7 (Wachovia as servicer) to Moorestown Mall LLC (Moorestown Mall)

PREIT Associates, L.P.	Guaranty of Nonrecourse Carveouts of loan in the amount of $150,000,000 from LaSalle Bank National Association as Trustee for the registered holder of BSCMS 2007-PWR16, Commercial Pass Through Certificates, Series 2007-PWR16 (Wells Fargo as servicer) to PR Hyattsville LLC (Mall at Prince Georges)

PREIT Associates, L.P.	Loan in the amount of $8,000,000 from Citizens Bank of Pennsylvania to Bala Cynwyd Associates, L.P.with a balance of $8,000,000 as of 6/30/08 (guaranty limited to 20% of the outstanding principal amount of the Note) (One Cherry Hill Plaza)

PREIT Associates, L.P.	Guaranty of loan in the amount of $200,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Co. to Cherry Hill Center, LLC (Cherry Hill Strawbridge Parcel and Cherry Hill Mall)
Loan Parties

1150 Plymouth Associates, Inc.	Existing Guaranty

Echelon Beverage LLC	Existing Guaranty

Echelon Title LLC	Existing Guaranty

Exton License, Inc.	Existing Guaranty

Exton Square 1, LLC	Existing Guaranty

Exton Square 2, LLC	Existing Guaranty

Exton Square 3, LLC	Existing Guaranty

Exton Square 4, LLC	Existing Guaranty

Exton Square 5, LLC	Existing Guaranty

Exton Square 6, LLC	Existing Guaranty

Exton Square 7, LLC	Existing Guaranty

Exton Square 8, LLC	Existing Guaranty

Exton Square 9, LLC	Existing Guaranty

Exton Square 10, LLC	Existing Guaranty

Exton Square 11, LLC	Existing Guaranty

Exton Square Property LLC	Existing Guaranty

Exton Square Property, LLC	$102,000,000 mortgage loan from Prudential Insurance Company of America and New York Life Insurance Company to Exton Square Property, LLC with a balance of $93,704,000 as of 6/30/08	Exton Square Mall

Keystone Philadelphia Properties, L.P.	Existing Guaranty

Keystone Philadelphia Properties, LLC	Existing Guaranty

Plymouth Ground Associates LLC	Existing Guaranty

Plymouth Ground Associates LP	Existing Guaranty

PR AEKI Plymouth, L.P.	Existing Guaranty

PR AEKI Plymouth LLC	Existing Guaranty

PR BVM, LLC	Existing Guaranty

PR Crossroads I, LLC	Existing Guaranty

PR Crossroads II, LLC	Existing Guaranty

PR Cumberland Outparcel LLC	Existing Guaranty

PR Echelon Limited Partnership	Existing Guaranty

PR Echelon LLC	Existing Guaranty

PR Exton Limited Partnership	Existing Guaranty

PR Exton LLC	Existing Guaranty

PR Florence LLC	Existing Guaranty

PR Gallery I Limited Partnership	Existing Guaranty

PR Gallery I LLC	Existing Guaranty

PR Gallery II LLC	Existing Guaranty

PR Gallery II Limited Partnership	Existing Guaranty

PR GC Inc.	Existing Guaranty

PR Holding Sub Limited Partnership	Existing Guaranty

PR Holding Sub LLC	Existing Guaranty

PR JK LLC	Existing Guaranty

PR Lacey LLC	Existing Guaranty

PR Lycoming Service Associates	Existing Guaranty

PR New Garden LLC	Existing Guaranty

PR New Garden L.P.	Existing Guaranty

PR Northeast Limited Partnership	Existing Guaranty

PR Northeast LLC	Existing Guaranty

PR Northeast Whitaker Avenue, L.P.	Existing Guaranty

PR Northeast Whitaker Avenue LLC	Existing Guaranty

PR Orlando Fashion Square LLC	Existing Guaranty

PR Plymouth Meeting Limited Partnership	Existing Guaranty

PR Plymouth Meeting LLC	Existing Guaranty

PR Radio Drive LLC	Existing Guaranty

PR Services Corporation	Existing Guaranty

PR Springfield Associates, L.P.	Existing Guaranty

PR Springfield Associates, L.P.	Loan in the amount of $4,100,000 from Sun Life Assurance Company of Canada to PR Springfield Associates, L.P. with a balance of $1,543,000 as of 6/30/08	Springfield East

PR Springfield Trust	Existing Guaranty

PR Swedes Square LLC	Existing Guaranty

PR Valley View Downs Limited Partnership	Existing Guaranty

PR Valley View Downs LLC	Existing Guaranty

PR Ventures, Inc.	Existing Guaranty

PR Westgate Limited Partnership	Existing Guaranty

PR Westgate LLC	Existing Guaranty

PR Wiregrass Commons LLC	Existing Guaranty

PREIT Gadsden Mall LLC	Existing Guaranty

PREIT Gadsden Office LLC	Existing Guaranty

PREIT Protective Trust 1	Existing Guaranty

PREIT Services, LLC	Existing Guaranty

PREIT TRS, Inc.	Existing Guaranty

PREIT – RUBIN OP, Inc.	Existing Guaranty

PREIT – RUBIN, Inc.	Existing Guaranty

R8267 Plymouth Enterprises, Inc.	Existing Guaranty

Roosevelt Associates, L.P.	Existing Guaranty

Roosevelt II Associates, L.P.	Existing Guaranty

Rubin II, Inc.	Existing Guaranty

XGP LLC	Existing Guaranty

X-I Holding LP	Existing Guaranty

X-II Holding LP	Existing Guaranty

Other Subsidiaries

PR Palmer Park Mall Limited Partnership	Mortgage and Security Agreement from Palmer Park Mall Venture to Dime CRE, Inc. with a balance of $15,969,000 as of 6/30/08	Palmer Park Mall

PR North Dartmouth LLC	Mortgage in favor of Lehman Capital with a balance of $64,519,000 as of 6/30/08.	Dartmouth Mall

PR Beaver Valley Limited Partnership	Open-End Mortgage and Security Agreement from PR Beaver Valley Limited Partnership in favor of Column Financial, Inc. with a balance of $44,980,000 as of 6/30/08	Beaver Valley Mall

PR Capital City Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $50,658,000 as of 6/30/08	Capital City Mall (Improvements)

PR CC Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $50,658,000 as of 6/30/08	Capital City Mall (Land)

PR Valley View Limited Partnership	Fee and Leasehold Mortgage and Security Agreement in favor of Morgan Stanley Bank with a balance of $35,038,000 as of 6/30/08	Valley View Mall

PR WL Associates Limited Partnership	$465 million loan with General Electric Capital Corporation (“$465 GECC Credit Loan”)*

PR Financing Limited Partnership	$465 GECC Loan*

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	South Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	North Hanover Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	Chambersburg Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	Nittany Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	Lycoming Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	Viewmont Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	Phillipsburg Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	Francis Scott Key Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	New River Valley Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan**	Patrick Henry Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan*	Uniontown Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan**	Jacksonville Mall

PR Jacksonville Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan**	Jacksonville Mall

PR Financing Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan	Northeast Tower Center

PR Northeast Limited Partnership	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing securing $465 Million GECC Loan	Northeast Tower Center

PR WL Limited Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Loan**	Logan Valley Mall (Land)

PR Logan Valley Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Loan**	Logan Valley Mall (Improvements)

PR WL Limited Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Loan**	Wyoming Valley Mall (Improvements)

PR Wyoming Valley Limited Partnership	Fee and Leasehold Mortgage in favor of General Electric Capital Corporation securing $465 Million GECC Loan**	Wyoming Valley Mall

PR Valley Limited Partnership	Loan in the amount of $90,000,000 from Wells Fargo to PR Hagerstown Limited Partnership and PR Valley Limited Partnership with a balance of $89,631,000 as of 6/30/08	Valley Mall

PR Hagerstown LLC	Loan in the amount of $90,000,000 from Wells Fargo to PR Hagerstown Limited Partnership and PR Valley Limited Partnership with a balance of $89,631,000 as of 6/30/08	Valley Mall

PR Titus Limited Partnership	Loan in the amount of $20,000,000 from Wilmington Trust of Pennsylvania to PR Warrington Limited Partnership and PR Titus Limited Partnership with a balance of $20,000,000 as of 6/30/08	Creekview Center

PR Warrington Limited Partnership	Loan in the amount of $20,000,000 from Wilmington Trust of Pennsylvania to PR Warrington Limited Partnership and PR Titus Limited Partnership with a balance of $20,000,000 as of 6/30/08	Creekview Center

W.G. Park, L.P.	Loan in the amount of $160,000,000 from Prudential Insurance Company of America and Teachers Insurance & Annuity Association of America to W.G. Park, L.P. with a balance of $154,529,000 as of 6/30/08	Willow Grove Mall

PR Cherry Hill STW LLC	Loan in the amount of $55,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company to PR Cherry Hill STW LLC and Cherry Hill Center LLC with a balance of $55,000,000 as of 6/30/08	Cherry Hill Strawbridge Parcel and Cherry Hill Mall

PR Christiana LLC	Loan in the amount of $45,000,000 from Citizens bank of Pennsylvania to PR Christiana LLC	Christiana Center

Cherry Hill Center, LLC	Loan in the amount of $55,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Company to PR Cherry Hill STW LLC and Cherry Hill Center LLC with a balance of $55,000,000 as of 6/30/08	Cherry Hill Strawbridge Parcel and Cherry Hill Mall

Cherry Hill Center, LLC	Loan in the amount of $200,000,000 from Prudential Insurance Company of America and Northwestern Mutual Life Insurance Co. to Cherry Hill Center, LLC with a balance of $192,370,000 as of 6/30/08	Cherry Hill Strawbridge parcel and Cherry Hill Mall

PR Woodland Limited Partnership	Loan in the amount of $156,500,000 from Prudential Mortgage Capital Company, LLC to PR Woodland Limited Partnership.	Woodland Mall

PRGL Paxton Limited Partnership	Loan in the amount of $54,000,000 from US Bank NA & Aareal Capital Corporation	Paxton Town Centre

PR Hyattsville LLC	Loan in the amount of $150,000,000 from LaSalle Bank National Association as Trustee for the registered holder of BSCMS 2007-PWR16, Commercial Pass Through Certificates, Series 2007-PWR16 (Wells Fargo as servicer) to PR Hyattsville LLC with a balance of $150,000,000 as of 6/30/08	Mall at Prince George

PR Magnolia Mall LLC	Loan in the amount of $66,000,000 from LaSalle Bank National Association as Trustee for the registered holder of LB-UBS 2005-C5, Commercial Pass Through Certificates, Series 2005-C5 (Wachovia as servicer) to PR Magnolia LLC with a balance of $63,348,000 as of 6/30/08	Magnolia Mall

PR Prince George LLC	Guaranty of loan in the amount of $150,000,000 from LaSalle Bank National Association as Trustee for the registered holder of BSCMS 2007-PWR16, Commercial Pass Through Certificates, Series 2007-PWR16 (Wells Fargo as servicer) to PR Hyattsville LLC with a balance of $150,000,000 as of 6/30/08	Mall at Prince George

Cumberland Mall Associates	Loan in the amount of $45,000,000 from Greenwich Capital Commercial Funding Corp. to Cumberland Mall Associates with a balance of $41,998,000 at 6/30/2008	Cumberland Mall

Cumberland Mall Associates	Loan in the amount of $4,000,000 from Enterprise Zone Development Corporation of Vineland and Millville to Cumberland Mall Associates with a balance of $3,131,000 at 6/30/2008	Cumberland Mall

Moorestown Mall LLC	Existing Guaranty

Moorestown Mall LLC	$64,250,000 mortgage loan from LaSalle Bank National Association as Trustee for the registered holder of LB-UBS 2003-C7, Commercial Pass Through Certificates, Series 2003-C7 (Wachovia as servicer) to Moorestown Mall LLC with a balance of $59,219,000 as of 6/30/08	Moorestown Mall

Unconsolidated Affiliates

Bala Cynwyd Associates, L.P.	Loan in the amount of $8,000,000 from Citizens Bank of Pennsylvania to Bala Cynwyd Associates, L.P.with a balance of $8,000,000 as of 6/30/08	One Cherry Hill

Metroplex West Associates, L.P.	Open-End Mortgage and Security Agreement from Metroplex West Associates, L.P. in favor of Column Financial, Inc. with a balance of $30,449,000 as of 6/30/08	Metroplex West

Red Rose Commons Associates, L.P.	Open-End Mortgage and Security Agreement from Red Rose Commons Associates, L.P. in favor of GMAC Commercial Mortgage Corporation with a balance of $12,678,000 as of 6/30/08	Red Rose Commons

Mall at Lehigh Valley, L.P.	Loan in the amount of $150,000,000 from JP Morgan Chase Bank, NA to Mall at Lehigh Valley, L.P.	Lehigh Valley Mall

Oxford Valley Road Associates	Mortgage, Assignment of Rents and Leases and Security Agreement from Oxford Valley Associates in favor of New York Life Insurance Company with a balance of $18,757,000 as of 6/30/08	Court at Oxford Valley

Pavilion East Associates, L.P.	Loan in the amount of $10,830,333 from Wilmington Trust of Pennsylvania to Pavilion East Associates, L.P. with a balance of $4,218,000 as of 6/30/08	Pavilion East

PR Springfield/Delco Limited Partnership	Loan in the amount of $76,500,000 from Commerzbank AG, New York Branch to PR Springfield/Delco Limited Partnership and KS Springfield Limited Partnership	Springfield Mall

* = To be paid off.

** = To be paid off and refinanced.

PART II

Total Liabilities Excluding Indebtedness

Set Forth in Part I

Total Liabilities (Excluding Indebtedness set forth in Part I)
Construction Costs Payable	—
Deferred Rent & Escrow Deposits	20,599
Accrued Pensions et al.	3,693
Accrued Expenses & Other Liabilities	116,813
Contingent Liabilities	5,650

Total Liabilities	146,755

Schedule 6.1(h)

Material Contracts

$465 Million Amended and Restated Permanent Loan Agreement dated as of August 28, 1998 by and among PR Financing Limited Partnership, L.P. (formerly known as Crown American Financing Partnership, L.P.) and PR WL Limited Partnership (formerly known as Crown American WL Associates, L.P.) and General Electric Capital Corporation.

$500,000,000 Credit Agreement dated November 20, 2003 by and among PREIT Associates, L.P. and PREIT-RUBIN, Inc., as Borrowers and PREIT, as Parent, the Financial Institutions party thereto and Wells Fargo Bank, National Association as Administrative Agent, as amended.

Indenture dated May 8, 2007 among PREIT Associates, L.P., PREIT and US Bank National Association with respect to $287,500,000 aggregate principal amount of 4.00% Exchangeable Senior Notes due 2012.

Schedule 6.1(i)

Litigation

1. Litigation disclosed in Part I, Item 3, Legal Proceedings, of Form 10-K for the fiscal year ended December 31, 2007 filed with the United States Securities and Exchange Commission on February 29, 2008; provided, however, that the Parent and the Borrowers do not believe that such litigation can reasonably be expected to have a Material Adverse Effect.

Schedule 6.1(x)

Part I – Non-Guarantor Entities

Legal Name of Non-Guarantor Entities	Type of Legal Entity	Equity Interest Held by Parent	Reason for Exclusion

Limited Partnerships

PR Beaver Valley Limited Partnership	PA Limited Partnership	• PALP – 99% LP • PR Beaver Valley LLC – 1% GP	3 – Special Purpose Entity (“SPE”)

Lehigh Valley Associates	PA Limited Partnership	• PALP – 49.5% LP • PR Lehigh Valley LLC – 0.5% GP	1

Mall Corner II, Ltd.	GA Limited Partnership	• PALP – 11% LP	1

Mall Corners Ltd.	GA Limited Partnership	• PALP – 19% LP	1

Metroplex West Associates, L.P.	PA Limited Partnership	• Metroplex General Inc. – 1% GP • PALP – 49.5% LP	1

PR New Castle Associates	PA Limited Partnership	• PALP – 99.9% LP • PR New Castle LLC – .1% GP	1

Oxford Valley Road Associates	PA Limited Partnership	• PR Oxford Valley Trust – 1% GP • PALP – 49% LP	1

Pavilion East Associates, L.P.	PA Limited Partnership	• PALP – 50% GP	1

PR Palmer Park, L.P.	PA Limited Partnership	• PR Palmer Park Trust – 1% GP • PALP – 99% LP	2 – See PR Palmer Park Mall Limited Partnership

Red Rose Commons Associates, L.P.	PA Limited Partnership	• PR Red Rose LLC – 1% GP • PALP – 49% LP	1

PR Jacksonville Limited Partnership	PA Limited Partnership	• PR Jacksonville LLC 0.5 % GP • PALP 99.5% LP	3 – SPE

PR Capital City Limited Partnership	PA Limited Partnership	• PR Capital City LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR CC Limited Partnership	PA Limited Partnership	• PR CC I LLC 0.01% GP • PALP 99.99% LP	3- SPE

PR Financing Limited Partnership	DE Limited Partnership	• PR Financing I LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR Washington Crown Limited Partnership	PA Limited Partnership	• PR Washington Crown LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR Valley View Limited Partnership	PA Limited Partnership	• PR Valley View LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR Palmer Park Mall Limited Partnership	PA Limited Partnership	• PR Palmer Park, L.P. 50.1% GP • PALP 49.9% LP	3 – SPE

PR Logan Valley Limited Partnership	PA Limited Partnership	• PR Logan Valley LLC 0.01% GP • PALP 99.99% LP	3 – SPE

PR Wyoming Valley Limited Partnership	PA Limited Partnership	• PR Wyoming Valley LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR WL Limited Partnership	PA Limited Partnership	• PR WL LLC 0.5% GP • PALP 99.5% LP	3 – SPE

PR Titus Limited Partnership	PA Limited Partnership	• PR Titus LLC – 0.1% GP • PALP – 19.9% LP • PREIT – Rubin, Inc. – 80% LP	3 – SPE

PR Valley Limited Partnership	PA Limited Partnership	• PR Valley LLC – 0.5% GP • PALP – 99.5% LP	3 – SPE

PR Warrington Limited Partnership	PA Limited Partnership	• PR Warrington LLC – 0.1% GP • PALP 19.9% LP • PREIT-RUBIN, Inc. – 80%LP	3 – SPE

PRGL Paxton Limited Partnership	PA Limited Partnership	• PR Paxton LLC – 1% GP • PALP 99% LP	3 – SPE

WG Holdings, L.P.	PA Limited Partnership	• PRWGP General LLC – 0.02% GP	2 – See WG Park L.P.

WG Park General L.P.	PA Limited Partnership	• WG Holdings of Pennsylvania L.L.C. – 0.1% GP • WG Holdings L.P. – 99.9% LP	2 – See WG Park L.P.

WG Park Limited L.P.	PA Limited Partnership	• WG Holdings of Pennsylvania L.L.C. -0.1% GP • WG Holdings L.P. -99.9% LP	2 – See WG Park L.P.

WG Park L.P.	PA Limited Partnership	• WG Park General L.P. – 20% GP • WG Park Limited L.P. – 80% LP	3 – SPE

Bala Cynwyd Associates	PA Limited Partnership	• PR Cherry Hill Office GP, LLC -0.1% GP • PALP – 49.8% LP • City Line Associates – 50.1% LP	3 – SPE

PR Woodland L.P.	DE Limited Partnership	• PR Woodland General, LLC – 0.1% GP	3 – SPE

Mall at Lehigh Valley L.P.	DE Limited Partnership	• Lehigh Valley Mall GP, LLC – 0.5% GP • Lehigh Valley Associates 99.5% LP	3 – SPE

PRDB Springfield Limited Partnership	PA Limited Partnership	• PRDB Springfield LLC – 1% GP • Paul deBotton – 49.5% LP • PALP – 49.5% LP	3 – SPE

PR Monroe Holdings, L.P.	PA	• PR Monroe Holdings, LLC – 0.1% GP • PALP – 99.9% LP	2 – See PR Monroe Limited Partnership

PR Monroe Limited Partnership	PA	• PR Monroe, LLC – 0.1% GP • PR Monroe Holdings, L.P. – 99.9% LP	3 – SPE

PR Monroe Old Trail Limited Partnership	PA	• PR Monroe Old Trail, LLC – 0.1% GP • PR Monroe Old Trail Holdings, L.P. – 99.9% LP	3 – SPE

PR Monroe Old Trail Holdings, L.P.	PA	• PR Monroe Old Trail Holdings, LLC – 0.1% GP • PALP – 99.9% LP	2 – See PR Monroe Old Trail Limited Partnership

Cumberland Mall Associates	NJ Limited Partnership	• PR Cumberland GP, LLC – 1% GP • PR Cumberland LP, LLC – 99% LP	3 – SPE

PR Moorestown Limited Partnership	PA Limited Partnership	• PALP – 99.9% LP • PR Moorestown LLC – 0.1% GP	2 – See Moorestown Mall LLC

Limited Liability Companies

Cherry Hill Center, LLC	PA Limited Liability Company	New Castle Associates – 100% Sole Member	1

PR Beaver Valley LLC	PA Limited Liability Company	PALP – 100% Sole Member	2 – See PR Beaver Valley Limited Partnership

CD Development LLC	DE Limited Liability Company	PALP – 100% Sole Member	2 – See ALRO Associates, L.P.

PR Metroplex West LLC	PA Limited Liability Company	PALP – 100% Sole Member	2 – See Metroplex General, Inc.

PR North Dartmouth LLC	DE Limited Liability Company	PALP – 100% Sole Member	3 – SPE

PR PGPlaza LLC	DE Limited Liability Company	PALP – 100% Sole Member	2 – See PR Prince Georges Plaza LLC

PR Prince Georges Plaza LLC	DE Limited Liability Company	PR PGPlaza LLC – 1% Managing Member PALP – 99% Member	2 – See Trust #7000

PR Red Rose LLC	PA Limited Liability Company	PALP – 100% Sole Member	2 – See Red Rose Commons Associates, L.P.

PR Capital City LLC	DE Limited Liability Company	PR CC II LLC 99.99% Member PALP .01% Member	2 – See PR Capital City Limited Partnership

PR CC I LLC	DE Limited Liability Company	• PR CC II LLC 99.99% Member • PALP ..01% Member	2 – See PR CC Limited Partnership

PR CC II LLC	DE Limited Liability Company	• PALP 100% Sole Member	2 – See PR CC Limited Partnership

PR Washington Crown LLC	DE Limited Liability Company	• PR WC LLC 99.99% Member • PALP ..01% Member	2 – See PR Washington Crown Limited Partnership

PR Valley View LLC	DE Limited Liability Company	• PR VV LLC 99.99% Member • PALP ..01% Member	2 – See PR Valley View Limited Partnership

PR VV LLC	DE Limited Liability Company	• PALP 100% Sole Member	2 – See PR Valley View Limited Partnership

PR Jacksonville LLC	DE Limited Liability Company	• PR JK LLC 99.99% Member • PALP ..01% Member	2 – See PR Jacksonville Limited Partnership

PR JK LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Jacksonville Limited Partnership

PR Logan Valley LLC	DE Limited Liability Company	PR LV LLC 99.99% Member PALP - .01%	2 – See PR Logan Valley Limited Partnership

PR Wyoming Valley LLC	DE Limited Liability Company	PR WV LLC 99.99% Member PALP - .01%	2 – See PR Wyoming Valley Limited Partnership

PR LV LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Logan Valley Limited Partnership

PR WL LLC	DE Limited Liability Company	PR LV LLC 99.99% Member PALP - .01%	2 – See PR WL Limited Partnership

PR WV LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR WL Limited Partnership

PR Financing I LLC	DE Limited Liability Company	PR Financing II LLC 99.99% Member PALP .01% Member	2 – See PR Financing Limited Partnership

PR Financing II LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Financing Limited Partnership

PR WC LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Washington Crown Limited Partnership

PR Christiana LLC	DE Limited Liability Company	PALP 100% Sole Member	3 – SPE

PR Magnolia LLC	DE Limited Liability Company	PALP 100% Sole Member	3 – SPE

PR New Castle LLC	PA Limited Liability Company	PALP 100% Sole Member	2 – See PR New Castle Associates

PR Paxton LLC	PA Limited Liability Company	PALP 100% Sole Member	2 – See PRGL Paxton Limited Partnership

PR Titus LLC	PA Limited Liability Company	PALP 100% Sole Member	2 – See PR Titus Limited Partnership

PR Valley LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Valley Limited Partnership

PR Warrington LLC	PA Limited Liability Company	PALP 100% Sole Member	2 – See PR Warrington Limited Partnership

PRWGP General LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See WG Park, L.P.

WG Holdings of Pennsylvania L.L.C.	PA Limited Liability Company	WG Holdings L.P. 100% Sole Member	2 – See WG Park, L.P.

PR Cherry Hill Office GP, LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See Bala Cynwyd Associates

PR Woodland General LLC	DE Limited Liability Company	PALP 100% Sole Member	2 – See PR Woodland L.P.

PR Hagerstown LLC	DE Limited Liability Company	PR Valley Mall Limited Partnership 100% Sole Member	3 – SPE

PR Hyattsville LLC	DE Limited Liability Company	PR Prince George’s Plaza LLC – 100% Sole Member	3 – SPE

PR Lehigh Valley LLC	PA Limited Liability Company	PALP 100% Sole Member	2 – See Lehigh Valley Associates

PR Walnut Street Abstract LLC	DE Limited Liability Company	PREIT-RUBIN, Inc. – Sole Member	2 – See Walnut Street Abstract L.P.

Lehigh Valley Mall GP, LLC	DE Limited Liability Company	Lehigh Valley Associates – 100% Sole Member	2 – See Lehigh Valley Associates

PRDB Springfield LLC	PA Limited Liability Company	• Paul deBotton – 50% • PALP – 50%	2 – See PRDB Springfield Limited Partnership

PR Monroe Holdings, LLC	DE Limited Liability Company	• PALP – Sole Member	2 – See PR Monroe Limited Partnership

PR Monroe, LLC	DE Limited Liability Company	• PALP – Sole Member	3 – SPE

PR Monroe Old Trail, LLC	DE Limited Liability Company	• PALP – Sole Member	3 – SPE

PR Monroe Old Trail Holdings, LLC	DE Limited Liability Company	• PALP – Sole Member	2 – See PR Monroe Old Trail Limited Partnership

PR Monroe Beverage LLC	PA Limited Liability Company	• PREIT-RUBIN, Inc. – Sole Member	TBD.

PR Patrick Henry LLC	DE Limited Liability Company	• PALP – Sole Member	3 – SPE

PR Woodland Outparcel LLC	DE Limited Liability Company	• PALP – Sole Member	3 – SPE

Cumberland Mall Retail Condominium Association, LLC	NJ Limited Liability Company	• PALP and other unit owners	1

Exton License II, LLC	PA Limited Liability Company	• PREIT – RUBIN, Inc. – sole member	TBD.

Plymouth License III, LLC	PA Limited Liability Company	• PREIT – RUBIN, Inc. – sole member	TBD.

Plymouth License IV, LLC	PA Limited Liability Company	• PREIT – RUBIN, Inc. – sole member	TBD

PR Cherry Hill STW, LLC	DE Limited Liability Company	• PALP – 100% Sole Member	3 – SPE

PR Cumberland GP, LLC	DE Limited Liability Company	PALP – 100% Sole Member	2 – See Cumberland Mall Associates

PR Cumberland LP, LLC	DE Limited Liability Company	PALP – 100% Sole Member	2 – See Cumberland Mall Associates

Moorestown Mall LLC	DE Limited Liability Company	PR Moorestown Limited Partnership – 100% Sole Member	3 – SPE

PR Moorestown LLC	PA Limited Liability Company	PALP – 100% Sole Member	2 – See Moorestown Mall LLC

Corporations

Metroplex General, Inc.	PA Corporation	• PR Metroplex West, LLC – 50%	2 – See Metroplex West Associates, L.P.

Mall Maintenance Corporation (I)	PA	PALP holds an indirect minority membership interest in Mall Maintenance Corporation (I) Other members: City of Philadelphia Redevelopment Authority of City of Philadelphia Philadelphia Authority for Industrial Development Philadelphia VF LP The May Department Stores Company Market Street East Development Corporation	1

Mall Maintenance Corporation II	PA	PALP holds an indirect minority membership interest in Mall Maintenance Corporation II Other members: Redevelopment Authority of City of Philadelphia Philadelphia Authority for Industrial Development One Reading Center Associates	1

Paxton Town Centre Unit Owners Association	PA	PALP and other Unit Owners	1

Springhills NE Quadrant Drainage Association No. One, Inc.	FL	PALP and other owners.	1

Springhill Owners Association, Inc.	FL	PALP and other owners.	1

Warrington Retail Center Condominium Owner’s Association	PA	Dayton Hudson Corporation – Unit T PR Warrington Limited Partnership – Unit PR Lowe’s Home Centers, Inc. – Unit L	1

Trusts

Trust #7000	IL Business Trust	PR Prince Georges Plaza LLC – Sole beneficiary	3 - Guarantees of 3rd Party debt prohibited by mortgage

PR Palmer Park Trust	PA Business Trust	PALP – Sole Beneficiary	2 – See PR Palmer Park Mall Limited Partnership.

PR Oxford Valley Trust	PA Business Trust	PALP Sole Beneficiary	2 – See Oxford Valley Road Associates

General Partnerships

White Hall Mall Venture	PA General Partnership	• PALP – 50%	1

1 = Subsidiary (x) does not Guarantee any Indebtedness of any other Person (other than Indebtedness under Guarantees which are solely Guarantees of performance and not of payment and other Guarantees of such Person for liabilities arising from Nonrecourse Exceptions); and (y) such Subsidiary is not a Wholly Owned Subsidiary.

2 = Subsidiary only owns (x) Equity Interests in another Subsidiary and (y) cash and other assets of nominal value incidental to such Subsidiary’s ownership of the other Subsidiary and such other Subsidiary is not required to become a Guarantor under the terms of the Credit Agreement.

3 = Subsidiary is an Excluded Subsidiary.